Exhibit 2.1

STOCK PURCHASE AGREEMENT

by and among

ACTIVISION BLIZZARD, INC.,

ASAC II LP,

and

VIVENDI, S.A.

Dated as of July 25, 2013

i

(Continued)

ii

(Continued)

iii

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of July 25, 2013 (this “Agreement”),  by and among Activision Blizzard, Inc., a Delaware corporation (the “Company”), ASAC II LP, an exempted limited partnership established under the laws of the Cayman Islands and acting by ASAC II LLC, its general partner (“ASAC”), and Vivendi, S.A., a société anonyme organized under the laws of France (the “Seller” and, together with ASAC and the Company, the “Parties” and each a “Party”).

RECITALS

WHEREAS, the Seller and the Company desire to enter into a transaction (the “Purchase Transaction”) pursuant to which the Company will acquire all of the capital stock of Amber Holding Subsidiary Co., a Delaware corporation and wholly-owned subsidiary of the Seller (“New VH”), which at the time of the Purchase Transaction will be the direct owner of 428,676,471 shares (the “Transferred Company Shares”) of the Company’s common stock, par value, $0.000001 per share (“Company Common Stock”);

WHEREAS, the Seller and ASAC desire to enter into a transaction (the “Private Sale”) pursuant to which ASAC will purchase from the Seller up to 171,968,042 shares of Company Common Stock (the “Maximum Private Sale Shares”);

WHEREAS, the Parties contemplate that, subject to the terms and conditions of this Agreement and the Amended and Restated Investor Agreement (as defined below), after the consummation of the Purchase Transaction and the Private Sale, the Seller may commence one or more registered public offerings (the “Market Offerings”) for the sale of up to all of the shares of Company Common Stock that will be owned by the Seller and its subsidiaries after giving effect to the Purchase Transaction and the Private Sale (the “Remaining Shares”);

WHEREAS, in order to facilitate the Purchase Transaction, the Private Sale and the Market Offerings, prior to the transfer of the New VH Shares (as defined below) to the Company, the Seller and its subsidiaries shall consummate the restructuring transactions described in Article II below (the “Restructuring Transactions”);

WHEREAS, the Board of Directors of the Company (the “Board”), upon the unanimous recommendation of a special committee of the Board comprised solely of independent and disinterested directors (the “Special Committee”), has approved this Agreement, the Purchase Transaction, the Private Sale and the other transactions contemplated hereby (collectively, the “Transactions”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, Robert A. Kotick (“Kotick”) and Brian G. Kelly (“Kelly”) are each executing a waiver and acknowledgement letter in the forms attached hereto as Exhibit A and Exhibit B, respectively.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Certain Defined Terms.  For purposes of this Agreement:

“Adjusted Private Sale Shares” means, in the event of a Permitted ASAC Equity Commitment Failure, a number of shares of Common Stock equal to (a) the sum of (i) the aggregate amount of all the ASAC Equity Commitments, less the aggregate amount of the equity commitments set forth in the ASAC Equity Commitments of the Designated Investor Group giving rise to a Permitted ASAC Equity Commitment Failure (to the extent not funded or replaced at the Closing) and (ii) the aggregate amount of the ASAC Debt Financing as reduced in accordance with the ASAC Debt Financing Commitments, less an amount of $27,639,345 representing prefunded interest and expenses, divided by (b) $13.60, rounded down to the nearest whole share.

“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act; provided, however, that, for purposes of this Agreement, the Seller shall not be deemed to control, be controlled by, or be under common control with, or be an Affiliate of, the Company or any of its subsidiaries, or vice versa, and none of the Company or its subsidiaries shall be deemed to control, be controlled by, or be under common control with, or be an Affiliate of, ASAC, or vice versa.

“Amended and Restated Investor Agreement” means the Amended and Restated Investor Agreement, in the form attached hereto as Exhibit C, among the Seller, VGAC LLC and the Company.

“Ancillary Agreements” means the Amended and Restated Investor Agreement, the ASAC Stockholders Agreement and the Cash Services Termination Agreement.

“ASAC GP” means ASAC II LLC, a Delaware limited liability company, and the general partner of ASAC.

“ASAC Material Adverse Effect” means a fact, effect, change, event or circumstance which is materially adverse to the ability of ASAC to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

“ASAC Stockholders Agreement” means the Stockholders Agreement, in the form of Exhibit D attached hereto, between the Company, ASAC and for the limited purposes set forth therein, Kotick and Kelly.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

“Cash Services Termination Agreement” means the cash management services termination agreement, in the form attached hereto as Exhibit E, pursuant to which the Cash Management Services Agreement, dated June 19, 2008, by and among the Seller, the Company and Activision Blizzard Treasury SAS, formerly known as Vivendi Games Treasury SAS (“ABT”), and the Vivendi IP License Agreement, dated as of July 1, 2008, by and among the Seller, the Company and ABT, both of which were assigned by ABT to Coöperatie Activision Blizzard International U.A. (“Coop”) pursuant to that Assignment, Assumption and Amendment, dated as of June 9, 2011, by and among the Seller, the Company, Coop and ABT, shall be modified and terminated on the terms set forth therein.

“CHL” means CHL (U.S.) Inc., a Delaware corporation and wholly-owned subsidiary of VHI.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means a fact, effect, change, event or circumstance which is materially adverse to the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

“Contract” means any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation.

“control” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

“Controlled Affiliate” of a Person means an Affiliate controlled, directly or indirectly, by such Person.

“Covered Taxable Year” means, with respect to New VH Consolidated Group, the 2013, 2014, 2015 and 2016 U.S. federal income tax years.

“Designated Investor Groups” means each of the three groups of equity investors listed on Schedule A hereto, other than Kotick and Kelly.

“Encumbrance” means any charge, claim, mortgage, lien, option, pledge, title defect, security interest or other restriction or limitation of any kind (other than those created under applicable United States securities laws).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means without duplication any liability for (i) Taxes of New VH or any of its subsidiaries for any taxable period (or portion thereof) ending on or prior to the Closing Date (other than any franchise Taxes or similar fees and expenses in an amount not to exceed $50,000), (ii) any Taxes of any Person for which New VH may be liable (A) as a result of having been a member of an affiliated, consolidated, combined or unitary group on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous provision of state, local, or non-U.S. law or regulation, or (B) as a transferee or successor, by contract (including any Tax sharing, allocation, indemnity or similar agreement or arrangement) or otherwise for any taxable period (or portion thereof) ending on or prior to the Closing Date, (iii) any Taxes arising out of or resulting from any breach or nonperformance by the Seller of any of their covenants contained in this Agreement, (iv) any Taxes imposed solely as the result of the

Restructuring Transactions, (v) Taxes attributable to any Covered Taxable Year resulting from (A) any breach of or inaccuracy in the representations and warranties of the Seller Entities contained in Section 4.7(b), or (B) the matter set forth on Schedule B hereto; provided, however, that notwithstanding any provision to the contrary in this Agreement, Excluded Taxes under this clause (v), and the amount Seller may be required to indemnify the Company Indemnified Parties pursuant to Section 10.2(a)(iv) based on such clause, shall in no event exceed $200,000,000 in the aggregate, and (vi) any Taxes of the Seller.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

“Independent Directors” shall have the meaning set forth in the Amended and Restated Investor Agreement.

“Law” means any statute, law (including common law), ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority.

“Liability” means any liability, indebtedness, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet in accordance with generally accepted accounting principles, as applied in the United States).

“Maximum Private Sale” means the Private Sale consummated for the Maximum Private Sale Shares at the Maximum Private Sale Price.

“Maximum Private Sale Price” means an amount equal to $2,338,765,371.20.

“New VH Consolidated Group” means the consolidated group of which New VH is a member immediately following the Closing Date.

“New VH Shares” means all of the issued and outstanding shares of common stock of New VH.

“Order” means any judgment, order, writ, preliminary or permanent injunction or decree of any Governmental Authority or any arbitration award.

“Permitted ASAC Equity Commitment Failure” means the event in which one (and only one) of the Designated Investor Groups fails to fund (in whole or in part), or to confirm to ASAC its intention to fund, on the Scheduled Closing Date, the aggregate amount of the equity commitments set forth in such Designated Investor Group’s ASAC Equity Commitments.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, estate, association, organization or other entity, including any Governmental Authority.

“Pre-Closing Tax Periods” means all Tax periods ending on or before the Closing Date and the portion of any Straddle Period ending on or before the Closing Date.

“Private Sale Shares” means the Maximum Private Sale Shares; provided that, in the event of a Permitted ASAC Equity Commitment Failure, “Private Sale Shares” shall mean the Adjusted Private Sale Shares.

“Representatives” means, with respect to any Person, such Person’s officers, directors, principals, trustees, executors, personal representatives, employees, legal counsel, advisors, auditors, agents, bankers and other representatives.

“Seller Material Adverse Effect” means a fact, effect, change, event or circumstance which is materially adverse to the ability of the Seller and its subsidiaries to perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby.

“Straddle Periods” means all Tax periods beginning before the Closing Date and ending after the Closing Date.

“Tax” (including “Taxes”) means any and all taxes of any kind (together with any and all interest, penalties, and additions to tax imposed with respect thereto) imposed by any Taxing Authority, and any Liability for such amounts, whether as a result of transferee or successor liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law.

“Tax Proceeding” means any audit, examination, dispute or other inquiry, or any judicial or administrative proceeding relating to Liability for, or refunds or adjustments with respect to, Taxes.

“Tax Returns” means all returns, declarations, reports, information statements, elections and forms required to be filed with any Taxing Authority with respect to Taxes and any schedules, attachments or amendments of any of the foregoing.

“Taxing Authority” means any Governmental Authority responsible for the administration or imposition of any Tax.

“UMG” means Universal Music Group, Inc., a Delaware corporation and wholly-owned subsidiary of VHI.

“VGAC Co.” means Vivendi Games Acquisition Company, a Delaware corporation and wholly-owned subsidiary of VHI.

“VGAC LLC” means VGAC, LLC, a Delaware limited liability company corporation and wholly-owned subsidiary of VGAC Co.

“VHI” means Vivendi Holding I Corp., a Delaware corporation and wholly-owned subsidiary of the Seller, which pursuant to the Restructuring Transactions will be converted into a limited liability company named “Vivendi Holding I LLC.”

Section 1.2                                    Table of Definitions.  The following terms have the meanings set forth in the Sections referenced below:

Definition	Location

Aggregate Private Sale Price	3.2
Aggregate Purchase Price	3.1
Agreement	Preamble
ASAC	Preamble
ASAC Debt Financing	6.4(a)
ASAC Debt Financing Commitments	6.4(a)
ASAC Equity Commitments	6.4(a)
ASAC Financing	6.4(a)
ASAC Financing Commitments	6.4(a)
ASAC Financing Sources	6.4(a)
ASAC Indemnified Parties	10.2(b)
Bankruptcy and Equity Exception	4.2
Board	Recitals
Bylaws	3.3(b)(i)
Centerview	5.5
Charter	Section 3.5
CHL Shares	2.1(b)
Closing	3.3(a)
Closing Date	3.3(a)
Company	Preamble
Company Common Stock	Recitals
Company Debt Financing	5.1(a)
Company Debt Financing Commitment	5.1(a)
Company Debt Financing Sources	5.4(a)
Company Indemnified Parties	10.2(a)
DGCL	2.1(h)
Direct Claim	10.4(d)
Disclosure Schedules	Article IV
DOJ	7.1
Financing Source Related Parties	6.4(a)
Financing Sources	6.4(a)
First Lockup Period	7.4(a)
First Market Offering Registration Statement	7.4(b)
FTC	7.1
HSR Act	4.3(a)
Indemnified Party	10.4(a)
Indemnifying Party	10.4(a)
Kelly	Recitals

Kotick	Recitals
Losses	10.2(a)
Market Offerings	Recitals
Maximum Private Sale Shares	Recitals
New VH	Recitals
New VH Common Stock	4.4
New VH NOLs	4.7(b)
New VH Note	2.1(i)
Parties	Preamble
Party	Preamble
Permitted Sale Period	7.4(a)
Potential Contributor	10.6
Private Sale	Recitals
Prohibited Transactions	7.4(a)
Purchase Transaction	Recitals
Remaining Shares	Recitals
Restructuring Transactions	Recitals
Scheduled Closing Date	3.3(c)
Second Lockup Period	7.4(a)
Second Market Offering Registration Statement	7.4(b)
Securities Act	6.7
Seller	Preamble
Seller Entities	4.1
Seller Indemnified Parties	10.3(a)
Special Committee	Recitals
Tax Representations	10.1
Termination Date	9.1(b)
Third Party Claim	10.4(a)
Transactions	Recitals
Transferred Company Shares	Recitals
VHI Debt	2.1(j)
WKSI	7.4(b)

ARTICLE II
RESTRUCTURING TRANSACTIONS

Section 2.1                                    Restructuring Transactions.  Upon the terms and subject to the conditions of this Agreement (other than those conditions that can only be satisfied on the Closing Date), on or prior to the Closing Date (but in any event prior to the Closing), the following actions shall be taken in the order set forth below:

(a)                                 VGAC LLC shall transfer certain shares of Company Common Stock to VHI in repayment of certain outstanding indebtedness owed by VGAC LLC to VHI;

(b)                                 VGAC LLC shall transfer certain shares of Company Common Stock (the “CHL Shares”) to CHL in repayment of certain outstanding indebtedness owed by VGAC LLC to CHL;

(c)                                  CHL shall distribute the CHL Shares to VHI;

(d)                                 VGAC Co. shall be merged with and into VHI;

(e)                                  VGAC LLC shall be merged with and into VHI, as a result of which, together with the actions set forth in clauses (a) and (c), VHI shall become the direct owner of 683,643,890 shares of Company Common Stock;

(f)                                   VHI shall distribute 254,967,419 shares of Company Common Stock to the Seller;

(g)                                  the Seller shall contribute all of the issued and outstanding capital stock of VHI to New VH in exchange for 999 shares of common stock of New VH;

(h)                                 VHI shall be converted, pursuant to a statutory conversion as permitted under the Delaware General Corporation Law (the “DGCL”), into a limited liability company;

(i)                                     New VH shall redeem 500 shares of common stock of New VH from the Seller in exchange for a note issued by New VH to the Seller (the “New VH Note”);

(j)                                    New VH shall assume from VHI LLC certain indebtedness owed by VHI to the Seller (the “VHI Debt”) in exchange for the transfer from VHI to New VH of (i) all of the issued and outstanding capital stock of UMG and (ii) 428,676,471 shares of Company Common Stock;

(k)                                 New VH shall contribute all of the issued and outstanding limited liability company interests of VHI to UMG; and

(l)                                     New VH shall transfer all the issued and outstanding capital stock of UMG to the Seller in repayment of the New VH Note and the VHI Debt owed by New VH to the Seller.

Section 2.2                                    Modifications to the Restructuring Transactions.  The Seller shall be permitted to take such ancillary actions as may be necessary or advisable to effectuate the purpose of the Restructuring Transactions without the consent of the other Parties.  Notwithstanding the foregoing, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), the Seller shall not make any modifications to the Restructuring Transactions that would adversely affect the assets or liabilities of New VH as of or following the Closing or otherwise be economically adverse to the Company (after giving effect to the Transactions), in each case in a more than de minimis respect.

ARTICLE III
PURCHASE AND SALE

Section 3.1                                    Purchase and Sale of the New VH Shares.  Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver the New VH Shares to the Company, free and clear of all Encumbrances, and the Company shall purchase the New VH Shares from the Seller.  In consideration for the New VH Shares, the Company shall pay the Seller $5,830,000,005.60 in cash (the “Aggregate Purchase Price”).

Section 3.2                                    Purchase and Sale of the Private Sale Shares.  Upon the terms and subject to the conditions of this Agreement, at the Closing, immediately following the consummation of the Purchase Transaction, the Seller shall sell, assign, transfer, convey and deliver the Private Sale Shares to ASAC, free and clear of all Encumbrances, and ASAC shall purchase the Private Sale Shares from the Seller.  In consideration for the Private Sale Shares, ASAC shall pay the Seller, in cash, $13.60 per share of Company Common Stock for an aggregate cash payment of $2,338,765,371.20 or, in the event of a Permitted ASAC Equity Commitment Failure, an amount equal to the product of (a) the number of Adjusted Private Sale Shares multiplied by (b) $13.60 (the “Aggregate Private Sale Price”).

Section 3.3                                    Closing.

(a)                                 The sale and purchase of the New VH Shares under Section 3.1 and the sale and purchase of the Private Sale Shares under Section 3.2 shall each take place at a closing (the “Closing”) to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, at 11:00 a.m., Los Angeles, California time, on the fourth (4th) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the Parties set forth in Article VIII (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date, but subject to the satisfaction or waiver of such conditions), or at such other place or at such other time or on such other date as the Parties mutually may agree in writing; provided, however, that, unless mutually agreed to by the Parties, in no event shall the consummation of the Purchase Transaction occur unless the Parties are prepared to consummate the Private Sale immediately following the consummation of the Purchase Transaction.  The day on which the Closing takes place is referred to as the “Closing Date.”  The Parties shall use their respective reasonable best efforts to consummate the Closing as promptly as reasonably practicable and prior to the Termination Date.

(b)                                 At the Closing:

(i)                                     the Seller shall (A) deliver to the Company (1) executed counterparts of each of the Ancillary Agreements to which it or any of the Seller Entities is a party, (2) certificates evidencing the New VH Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed, and (3) executed resignation letters from each of the Vivendi Designees (as defined in the Company’s bylaws (the “Bylaws”)), and (B) deliver to ASAC the Private Sale Shares, by electronic transfer or by certificates evidencing the Private Sale Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed;

(ii)                                  the Company shall (A) deliver to the Seller and ASAC, as applicable, executed counterparts of each of the Ancillary Agreements to which it is a party, and (B) deliver to the Seller, by wire transfer to a bank account designated in writing by the Seller to the Company at least three (3) Business Days prior to the scheduled Closing Date, an amount equal to the Aggregate Purchase Price in immediately available funds in United States dollars; and

(iii)                               ASAC shall (A) deliver to the Company executed counterparts of each of the Ancillary Agreements to which any of the Company, Kotick or Kelly are a party and (B) deliver to the Seller, by wire transfer to a bank account designated in writing by the Seller to ASAC at least three (3) Business Days prior to the scheduled Closing Date, an amount equal to the Aggregate Private Sale Price in immediately available funds in United States dollars.

(c)                                  Without in any way limiting ASAC’s obligations under Section 7.5(c) or the Seller’s or the Company’s rights under the ASAC Equity Commitments, if, on the date the Closing was required to occur in accordance with Section 3.3(a) (the “Scheduled Closing Date”), ASAC fails to pay the Aggregate Private Sale Price as a result of a Permitted ASAC Equity Commitment Failure, ASAC shall be entitled to postpone the Closing pursuant to this Section 3.3(c), by written notice to the other Parties on the Scheduled Closing Date, for up to the period commencing on the Scheduled Closing Date and ending on the last Business Day before the Termination Date; provided that ASAC shall not be entitled to postpone the Closing after the date on which the Company has notified ASAC that the bonds to be issued pursuant to the Company Debt Financing will be priced within four (4) Business Days after such notice date.  In the event of any such postponement, ASAC shall use reasonable best efforts to specifically enforce the ASAC Equity Commitments of the defaulting Designated Investor Group until such time as ASAC otherwise obtains funds sufficient to consummate the Maximum Private Sale, and shall use reasonable best efforts to (i) replace the defaulting Designated Investor Group with another equity investor or investors, and (ii) otherwise place ASAC in a position to consummate the Maximum Private Sale on the same terms contemplated hereby.  If ASAC shall have postponed the Closing pursuant to this Section 3.3(c), ASAC shall immediately notify the other Parties if it shall have received funds or commitments sufficient to consummate the Maximum Private Sale, and in any event (whether ASAC shall have received such funds or commitments), the Closing shall occur on the earlier of (i) the date that is five (5) Business Days following such receipt of funds or commitments (or, earlier if reasonably practicable) and (ii) the last Business Day before the Termination Date; provided that ASAC shall consummate the Private Sale (comprised of the Adjusted Private Sale Shares) as promptly as possible, and in any event within five (5) Business Days after delivery of notice to the other Parties from the Company or the Seller that either the Company or the Seller, as the case may be, reasonably determines that such a postponement materially impairs, or would be reasonably likely to materially impair, the ability of the Parties to consummate the transactions contemplated hereby.

Section 3.4                                    Withholding.  The Company and ASAC shall be entitled to deduct and withhold from the Aggregate Purchase Price and Aggregate Private Sale Price, respectively, and any other consideration otherwise payable to the Seller pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law.  Any amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the Seller.  Prior to the Closing, the Company shall provide to ASAC a certification that complies with the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) to the effect that the Private Sale Shares are not U.S. real property interests within the meaning of Section 897 of the Code (a “FIRPTA Certificate”).  The Parties acknowledge that under applicable Law as of the date hereof, neither the Company nor ASAC is aware of any obligation to withhold any Taxes from the foregoing payments.  If either Party becomes aware of a change in applicable Law that would require any withholding Tax with respect to the foregoing payments, such Party shall promptly inform the other Party of such change, and the Parties shall cooperate in good faith and use reasonable best efforts to minimize such withholding Tax to the extent permitted by applicable Law (which efforts, for the avoidance of doubt, will not require either Party to agree to any substantive changes to the transactions contemplated by this Agreement or the Ancillary Agreements).

Section 3.5                                    Resignation of Vivendi Designees.  Prior to or concurrently with the Closing, the Seller, on behalf of itself and its Controlled Affiliates, will cause (a) each of the Vivendi Designees to resign his or her position as a director of the Company on the Board and all committees of the Board, effective as of the Closing; (b) the Vivendi Nominating Committee (as defined in the Bylaws and for so long as such committee may exist) to be composed solely of Independent Directors, or such other members of the Board who may be designated by the Independent Directors prior to Closing, and such individuals to be designated as Vivendi Designees; (c) the two Vivendi Designees on the Executive Nominating Committee (as defined in the Bylaws and for so long as such committee may exist) to be Independent Directors, or such other members of the Board who may be designated by the Independent Directors prior to Closing; (d) following the resignations referred to in clause (a), each of the Independent Directors or such other members of the Board who may be designated by the Independent Directors prior to Closing to be designated as a Vivendi Designee and (e) unless otherwise requested by the Independent Directors, the Board to resolve to reduce the size of the Board to five members as of the Closing.  Following the Closing until the occurrence of a Termination Event (as defined in the Bylaws), the Seller and its Controlled Affiliates hereby covenant and agree not to (i) designate any new Vivendi Designees (except as specified in the foregoing sentence), (ii) fill any vacancies on the Board or on the Vivendi Nominating Committee (except (A) by voting as a holder of Company Common Stock to the extent permitted by Section 3.1 of the Amended and Restated Investor Agreement with respect to nominees not proposed by the Seller or any of its Controlled Affiliates to fill vacancies on the Board, (B) as reasonably requested by the Independent Directors, or (C) as specified in the foregoing sentence), (iii) exercise any rights under the certificate of incorporation of the Company (the “Charter”) or the Bylaws that are capable of being exercised only by the Seller and/or its Controlled Affiliates, including any exercise that would otherwise be permitted because a Triggering Event or Termination Event has not yet occurred due to insufficient passage of time or (iv) remove any of the Vivendi Designees who were designated as such in accordance with this sentence (who are, for the avoidance of doubt, Independent Directors).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE SELLER

Except as set forth in the Disclosure Schedules attached hereto (collectively, the “Disclosure Schedules”), the Seller hereby makes the representations and warranties set forth in this Article IV (other than the representations and warranties set forth in Section 4.6, which are made solely to ASAC) to the Company and hereby makes the representations and warranties set forth in this Article IV (other than the representations and warranties set forth in Sections 4.4, 4.5, 4.7 and 4.8, which are made solely to the Company) to ASAC.

Section 4.1                                    Organization.  Each of the Seller, New VH, VHI, VGAC Co. and VGAC LLC (collectively, the “Seller Entities”) (i) is duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all necessary power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and (iii) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had, and would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.  The Seller has made available to the Company complete and correct copies of New VH’s certificate of incorporation and bylaws and all the amendments thereto, as currently in effect and as will be in effect as of the Closing.

Section 4.2                                    Authority.  Each of the Seller Entities has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the Transactions and the other transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Seller Entities of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Seller Entities of the Transactions and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action on the part of the Seller Entities and no other proceedings on the part of the Seller Entities or their respective equity owners are necessary to authorize this Agreement or any Ancillary Agreement or to consummate such transactions.  This Agreement has been, and each Ancillary Agreement to which it is a party will be, duly executed and delivered by each of the Seller Entities and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of each of the Seller Entities, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

Section 4.3                                    No Conflict; Required Filings and Consents.

(a)                                 The execution and delivery by each of the Seller Entities of this Agreement does not, the execution and delivery by each of the Seller Entities of the Ancillary Agreements to which it is a party and any other instrument required hereby or thereby to be executed and delivered at the Closing will not, and the performance by the Seller Entities of their respective agreements and obligations under this Agreement and the Ancillary Agreements will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Entity, except (i) any filings required to be made or clearances required to be obtained under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), (ii) such filings and notifications as may be required under applicable U.S. federal and state or foreign securities Laws, (iii) such filings as may be required to be made with the Secretary of State of the State of Delaware in connection with the Restructuring Transactions, and (iv) such other consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings or notifications which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

(b)                                 The execution and delivery by each of the Seller Entities of this Agreement does not, the execution and delivery by each of the Seller Entities of the Ancillary Agreements to which it is a party or any other instrument required hereby or thereby to be executed and delivered by any of them at the Closing will not, and the performance by the Seller Entities of their respective agreements and obligations under this Agreement and the Ancillary Agreements will not, (i) conflict with or result in any breach of any provision of the articles of incorporation or by-laws (or any similar organizational documents) of any of the Seller Entities, (ii) violate, conflict with, require consent pursuant to, result in a breach of, constitute a default (with or without due notice or lapse of time or both) under, or give rise to a right of, or result in, the termination, cancellation, modification, acceleration or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the New VH Shares, the Transferred Company Shares or the Private Sale Shares under, any of the terms, conditions or provisions of any Contract to which any of the Seller Entities is a party or by which any of the Seller Entities is bound or to which any of the Transferred Company Shares, the Private Sale Shares or the New VH Shares is subject or (iii) violate any Order or Law applicable to any of the Seller Entities or any of their properties or assets, except, in the case of clauses (ii) and (iii) above, for any violation, conflict, consent, breach, default, termination, cancellation, modification, acceleration, loss or creation that would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 4.4                                    Capitalization of New VH.  The authorized capital stock of New VH consists of 2,000 shares of common stock, par value $0.01 per share (the “New VH Common Stock”).  As of the date hereof, one (1) share of New VH Common Stock is issued and outstanding, which share is owned by the Seller.  On the Closing Date, and immediately prior to the Closing, after giving effect to the Restructuring Transactions, (a) the New VH Shares will constitute all of the issued and outstanding capital stock of New VH and (b) all of the outstanding shares of capital stock of New VH will have been duly authorized and validly issued and will be fully paid and nonassessable and free of preemptive and similar rights. Except as set forth above, there are no outstanding (i) shares of capital stock, debt securities or other voting securities of or ownership interests in New VH, (ii) securities of New VH convertible into or exchangeable for shares of capital stock, debt securities or voting securities of or ownership interests in New VH, (iii) subscriptions, calls, Contracts, commitments, understandings, restrictions, arrangements, rights, warrants, options or other rights to acquire from the Seller or any of its subsidiaries (including New VH), or obligations of the Seller or any of its subsidiaries to issue, any capital stock, debt securities, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities, debt securities or ownership interests in, New VH, or obligations of the Seller or any of its subsidiaries to grant, extend or enter into any such agreement or commitment, (iv) obligations of the Seller or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of New VH, or to vote or to dispose of any shares of capital stock of New VH or (v) other rights, interests or obligations with respect to the capital stock of New VH that will survive Closing.

Section 4.5                                    Title to New VH Shares.  All of the issued and outstanding shares of capital stock of New VH, as of the date hereof are, and as of the Closing Date will be, owned, beneficially and of record, solely by the Seller, free and clear of any Encumbrance.  On the Closing Date, the Seller will have the right, authority and power to sell, assign and transfer the New VH Shares to the Company.  Upon delivery to the Company of certificates evidencing the New VH Shares at the Closing and the Company’s payment of the Aggregate Purchase Price, the Company shall acquire good, valid and marketable title to the New VH Shares, free and clear of any Encumbrance other than Encumbrances created by the Company.

Section 4.6                                    Title to Private Sale Shares.  Immediately prior to the consummation of the Private Sale, (a) the Seller will beneficially own all of the Private Sale Shares, free and clear of any Encumbrance and (b) the Seller will have the right, authority and power to sell, assign and transfer the Private Sale Shares to ASAC.  Upon delivery to ASAC of the Private Sale Shares by electronic transfer or by certificates evidencing the Private Sale Shares at the Closing, and ASAC’s payment of the Aggregate Private Sale Price, ASAC shall acquire good, valid and marketable title to the Private Sale Shares, free and clear of any Encumbrance other than Encumbrances created by ASAC.

Section 4.7                                    Taxes.

(a)                                 (i) Each of New VH, VHI and each of VHI’s subsidiaries (x) has duly and timely filed (taking into account any extension of time to file granted or obtained) with the appropriate Taxing Authority all material Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects, and (y) has timely paid all material Taxes required to be paid by it (other than Taxes not yet due or delinquent), (ii) none of New VH, VHI or any of VHI’s subsidiaries has received any written notice of deficiency, assessment or request for information from any Taxing Authority with respect to material liabilities for Taxes of any of them that has not been paid or finally settled, (iii) no material claim has been made in writing by a Taxing Authority in a jurisdiction where New VH, VHI or any of VHI’s subsidiaries does not file Tax Returns that such Person is or may be subject to Taxation by that jurisdiction, (iv) none of New VH, VHI or any of VHI’s subsidiaries has been a party to, engaged in, or participated in any “reportable transaction,” as defined in Treasury Regulation Section 1.6011-4(b) (or any similar provision of state or local law), and (vi) during the last three (3) years, none of New VH, VHI or any of VHI’s subsidiaries has been a party to a transaction intended to qualify as tax free, in whole or in part, under Section 355 of the Code.

(b)                                 New VH’s net operating loss carryforward as of the Closing (for the avoidance of doubt, after giving effect to the Restructuring Transactions) will be at least $676 million (the “New VH NOLs”).  Schedule 4.7(b) sets forth the tax years in which the New VH NOLs were incurred.  Other than solely as a result of the transaction contemplated by this Agreement, the utilization of the New VH NOLs is not (and as of the Closing Date will not be), subject to any limitations pursuant to Sections 382 or 383 of the Code.

Section 4.8                                    Interim Operations of New VH.  New VH was formed on May 17, 2013 and since that date has not conducted any activities other than the execution of this Agreement and the consummation of Restructuring Transactions and the Transactions. At Closing, New VH will not have any Liabilities other than (a) for Taxes pursuant to applicable rules and regulations including the Treasury Regulations under Section 1502 of the Code and (b) certain de minimis Liabilities for franchise Taxes and similar fees and expenses that will not exceed $50,000 in the aggregate.  As of the date hereof, the Seller is, and as of the Closing Date, immediately prior to the consummation of the Purchase Transaction, will be, the direct or indirect owner of all of the equity interests of each of the Seller Entities (other than the Seller).  As of the date hereof VGAC LLC has, and as of the Closing Date, immediately prior to the Restructuring Transactions will have good, valid and marketable title to 683,643,890 shares of Company Common Stock, free of any

Encumbrances.  As of the Closing Date, New VH will have, good, valid and marketable title to 428,676,471 shares of Company Common Stock, free of any Encumbrances, and will own no assets other than the Transferred Company Shares.

Section 4.9                                    Brokers.  Except for Barclays Bank PLC and Goldman, Sachs & Co., the fees of each of which will be paid by the Seller, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Seller Entity.

Section 4.10                             No Other Representations or Warranties.  Neither the Seller nor any of its Affiliates or Representatives is making any representation or warranty on behalf of the Seller or any of the Seller Entities of any kind or nature whatsoever, oral or written, express or implied, except as expressly set forth in this Agreement, and the Seller hereby disclaims any other such representations or warranties.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the representations and warranties set forth in this Article V to each of the Seller Entities and hereby makes the representations and warranties set forth in this Article V (other than the representations and warranties set forth in Sections 5.4 and 5.5, which are made solely to the Seller) to ASAC.

Section 5.1                                    Organization.  The Company (i) is a corporation duly incorporated and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has all necessary power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and (iii) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 5.2                                    Authority.  The Company has all corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the Purchase Transaction and the other transactions to which it is a party contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Company of the Purchase Transaction and the other transactions to which it is a party contemplated hereby and thereby have been duly authorized by all necessary corporate or other action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement or any Ancillary Agreement or to consummate such transactions.  This Agreement has been and each Ancillary Agreement to which it is a party will have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.  The board of directors of the Company has taken all action so that ASAC will not be an “interested stockholder” or prohibited from entering into or consummating a “business combination” with the Company (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby.

Section 5.3                                    No Conflict; Required Filings and Consents.

(a)                                 The execution and delivery by the Company of this Agreement does not, the execution and delivery of each Ancillary Agreement to which it is a party or any other instrument required hereby or thereby to be executed and delivered at the Closing will not, and the performance by the Company of its agreements and obligations under this Agreement and the Ancillary Agreements will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Entity, except (i) any filings required to be made or clearances required to be obtained under the HSR Act, (ii) such registrations, filings and notifications as may be required under applicable U.S. federal and state or foreign securities Laws and are contemplated by this Agreement or any Ancillary Agreement, and (iii) such other consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings or notifications which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)                                 The execution and delivery by the Company of this Agreement does not, the execution and delivery by the Company of each Ancillary Agreement to which it is a party or any other instrument required hereby or thereby to be executed and delivered by it at the Closing will not, and the performance by the Company of its agreements and obligations under this Agreement and the Ancillary Agreements will not, (i) conflict with or result in any breach of any provision of the Charter or the Bylaws, (ii) violate, conflict with, require consent pursuant to, result in a breach of, constitute a default (with or without due notice or lapse of time or both) under, or give rise to a right of, or result in, the termination, cancellation, modification, acceleration or the loss of a benefit under any of the terms, conditions or provisions of any Contract to which the Company or any of its subsidiaries is a party or is otherwise bound or to which any of its properties or assets is subject or (ii) violate any Order or Law applicable to any of the Company or any of its properties or assets, except, in the case of clauses (i) and (ii) above, for any violation, conflict, consent, breach, default, termination, cancellation, modification, acceleration, loss or creation that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 5.4                                    Financing.

(a)                                 The Company has delivered to the Seller a true, complete and correct copy of an executed commitment letter, dated as of the date hereof (the “Company Debt Financing Commitment”), among the Company and Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC (together with each other financial institution providing or arranging the Company Debt Financing, the “Company Debt Financing Sources”), pursuant to which, among other things, the Company Debt Financing Sources have agreed, subject to the terms and conditions of the Company Debt Financing Commitment, to provide or cause to be provided debt financing to the Company, the proceeds of which are to be used to fund the Aggregate Purchase Price and to pay transaction fees and expenses.  The financing contemplated under the Company Debt Financing Commitment is referred to herein as the “Company Debt Financing”.

(b)                                 The Company Debt Financing Commitment is, as of the date hereof, in full force and effect and is a legal, valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, subject to the Bankruptcy and Equity Exception.  As of the date hereof, the Company Debt Financing Commitment has not been withdrawn or rescinded in any respect.  As of the date hereof, to the knowledge of the Company, (i) no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Company under the Company Debt Financing Commitment, and (ii) subject to the accuracy of the representations and warranties of the Seller, the Company and ASAC set forth in Articles IV, V and VI, respectively, and the satisfaction of the conditions set forth in Section 8.1 and Section 8.3 (other than Section 8.3(c)), the Company has no reason to believe that it will be unable to satisfy on a timely basis any material term or condition of closing to be satisfied by the Company pursuant to the Company Debt Financing Commitment on or prior to the Closing Date.  As of the date hereof, there are no conditions precedent related to the funding of the full amount of the Company Debt Financing other than as expressly set forth in or expressly contemplated by the Company Debt Financing Commitment and the fee letter related thereto (a true, correct and complete version of which, redacted solely to exclude the fee amounts, pricing caps, thresholds, baskets and other terms customary to be redacted (none of which would adversely affect the availability of the Company Debt Financing) has been provided to the Seller on or before the date hereof).  As of the date hereof, subject to (w) the terms and conditions of the Company Debt Financing Commitment, (x) the terms and conditions of this Agreement (including compliance by the Seller therewith), (y) the accuracy of the representations and warranties of the Seller,  the Company and ASAC set forth in Articles IV, V, and VI respectively, and (z) the satisfaction of the conditions set forth in Section 8.1 and Section 8.3 (other than Section 8.3(c)), the aggregate proceeds contemplated by the Company Debt Financing Commitment, together with the available cash of the Company on the Closing Date, will be sufficient for the Company to consummate the Purchase Transaction upon the terms contemplated by this Agreement.

Section 5.5                                    Fairness Opinion.  The Special Committee has received an opinion from Centerview Partners LLC (“Centerview”) to the effect that, as of the date of such opinion and based upon and subject to the assumptions and limitations set forth therein, the Aggregate Purchase Price to be paid by the Company in the Purchase Transaction is fair, from a financial point of view, to the Company.

Section 5.6                                    Brokers.  Except for Centerview, the fees of which will be paid by the Company, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

Section 5.7                                    No Other Representations or Warranties.  Neither the Company nor any of its Affiliates or Representatives is making any representation or warranty on behalf of the Company of any kind or nature whatsoever, oral or written, express or implied, except as expressly set forth in this Agreement, and the Company hereby disclaims any other such representations or warranties.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF ASAC

ASAC hereby makes the representations and warranties set forth in this Article VI to the Seller and hereby makes the representations and warranties set forth in this Article VI (other than the representations and warranties set forth in Sections 6.4, 6.7 and 6.8, which are made solely to the Seller) to the Company.

Section 6.1                                    Organization.  ASAC (i) is an exempted limited partnership duly established and is validly existing and in good standing under the Laws of the Cayman Islands, (ii) has all necessary power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and (iii) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had, and would not, individually or in the aggregate, reasonably be expected to have an ASAC Material Adverse Effect.

Section 6.2                                    Authority.  ASAC GP has all requisite power and authority to execute and deliver, on behalf of ASAC, this Agreement and the Ancillary Agreements to which ASAC is a party and to consummate the Private Sale and the other transactions to which ASAC is a party contemplated hereby and thereby. The execution, delivery and performance by or on behalf of ASAC of this Agreement and the Ancillary Agreements to which ASAC is a party and the consummation by ASAC of the Private Sale and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action on the part of ASAC and no other proceedings on the part of ASAC and ASAC GP are necessary to authorize this Agreement or any Ancillary Agreement or to consummate such transactions.  This Agreement has been and the Ancillary Agreement to which ASAC is a party will have been duly executed and delivered by or on behalf of ASAC and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of ASAC, enforceable against ASAC in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 6.3                                    No Conflict; Required Filings and Consents.

(a)                                 The execution and delivery by or on behalf of ASAC of this Agreement and the Ancillary Agreements to which it is a party do not, the execution and delivery by or on behalf of ASAC of any instrument required hereby or thereby to be executed and delivered at the Closing will not, and the performance by ASAC of its agreements and obligations under this Agreement and the Ancillary Agreements will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Entity, except (i) any filings required to be made or clearances required to be obtained under the HSR Act, (ii) such filings and notifications as may be required under applicable U.S. federal and state or foreign securities Laws, and (iii) such other consents, licenses, authorizations, approvals, orders, registrations, declarations, permits, filings or notifications which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, an ASAC Material Adverse Effect.

(b)                                 The execution and delivery by or on behalf of ASAC of this Agreement and the Ancillary Agreements to which it is a party do not, the execution and delivery by or on behalf of ASAC of any instrument required hereby or thereby to be executed and delivered by it at the Closing will not, and the performance by ASAC of its agreements and obligations under this Agreement and the Ancillary Agreements will not, (i) conflict with or result in any breach of any provision of the certificate of registration or limited partnership agreement of ASAC, (ii) violate, conflict with, require consent pursuant to, result in a breach of, constitute a default (with or without due notice or lapse of time or both) under, or give rise to a right of, or result in, the termination, cancellation, modification, acceleration or the loss of a benefit under any of the terms, conditions or provisions of any Contract to which ASAC or any of its subsidiaries is a party or otherwise bound or to which any of its properties or assets is subject or (iii) violate any Order or Law applicable to any of ASAC or any of its properties or assets, except, in the case of clauses (ii) and (iii) above, for any violation, conflict, consent, breach, default, termination, cancellation, modification, acceleration, loss or creation that would not, individually or in the aggregate, reasonably be expected to have an ASAC Material Adverse Effect.

Section 6.4                                    Financing.

(a)                                 ASAC has delivered to the Seller and the Company true, complete and correct copies of (i) executed equity commitment letters and subscription agreements, dated the date hereof, from the investors set forth on Schedule C hereto (the “ASAC Equity Commitments”), pursuant to which the parties thereto have agreed, subject to the terms and conditions of the ASAC Equity Commitments, severally and not jointly, to provide equity financing to ASAC and (ii) executed commitment letters, dated as of the date hereof (the “ASAC Debt Financing Commitments”), from Merrill Lynch International and JPMorgan Chase Bank, N.A., London Branch (the “ASAC Financing Sources” and, together with the Company Debt Financing Sources, the “Financing Sources,” and the Financing Sources, together with any former, current and future Affiliates, officers, directors, managers, employees, equityholders, members, managers, partners, agents, representatives, successors or assigns of any of the foregoing or any of their Affiliates, the “Financing Source Related Parties”), pursuant to which, among other things, the ASAC Financing Sources have agreed, subject to the terms and conditions of the ASAC Debt Financing Commitments, severally and not jointly, to provide or cause to be provided debt financing to ASAC, the proceeds of which are to be used, together with the equity financing contemplated by the ASAC Equity Commitments to fund the Maximum Private Sale Price and to pay ASAC’s transaction fees and expenses.  The ASAC Equity Commitments and the ASAC Debt Financing Commitments are referred to herein as the

“ASAC Financing Commitments,” the financing contemplated by the ASAC Financing Commitments is referred to herein as the “ASAC Financing” and the financing contemplated by the ASAC Debt Financing Commitments is referred to herein as the “ASAC Debt Financing.”

(b)                                 The ASAC Financing Commitments are, as of the date hereof, in full force and effect and are legal, valid and binding obligations of ASAC and, to the knowledge of ASAC, the other parties thereto, in each case subject to the Bankruptcy and Equity Exception.  As of the date hereof, the ASAC Financing Commitments have not been withdrawn or rescinded in any respect.  As of the date hereof, to the knowledge of ASAC, (i) no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of ASAC under the ASAC Financing Commitments, and (ii) subject to the accuracy of the representations and warranties of the Seller, the Company and ASAC set forth in Articles IV, V and VI, respectively, and the satisfaction of the conditions set forth in Section 8.1 and Section 8.4 (other than Section 8.4(c)), ASAC has no reason to believe that it will be unable to satisfy on a timely basis any material term or condition of closing to be satisfied by the ASAC Financing Commitments on or prior to the Closing Date.  As of the date hereof, are no conditions precedent related to the funding of the full amount of the ASAC Financing Commitments other than as expressly set forth in or expressly contemplated by the ASAC Financing Commitments and the fee letter related thereto (a true, correct and complete version of which, redacted solely to exclude the fee amounts, pricing caps, thresholds, baskets and other terms customary to be redacted (none of which would adversely affect the availability of the ASAC Financing), has been provided to the Seller on or before the date hereof).  As of the date hereof, subject to (w) the terms and conditions of the ASAC Financing Commitments, (x) the terms and conditions of this Agreement (including compliance by the Seller therewith), (y) the accuracy of the representations and warranties of the Seller, the Company and ASAC set forth in Articles IV, V and VI, respectively, and (z) the satisfaction of the conditions set forth in Section 8.1 and Section 8.4 (other than Section 8.4(c)), the aggregate proceeds contemplated by the ASAC Financing Commitments will be sufficient for ASAC to consummate the Maximum Private Sale upon the terms contemplated by this Agreement.

Section 6.5                                    Brokers.  Except for Allen & Company LLC, the fees of which will be paid by ASAC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of ASAC.

Section 6.6                                    No Other Representations or Warranties.  Neither ASAC nor any of its Affiliates or Representatives is making any representation or warranty on behalf of ASAC of any kind or nature whatsoever, oral or written, express or implied, except as expressly set forth in this Agreement, and ASAC hereby disclaims any other such representations or warranties.

Section 6.7                                    Investment Intent.  ASAC is acquiring the Private Sale Shares for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  ASAC acknowledges and agrees that the Private Sale Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws.  ASAC is able to bear the economic risk of holding the Private Sale Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 6.8                                    ASAC’s Investigation and Reliance.  ASAC is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and its subsidiaries and the transactions contemplated hereby, which investigation, review and analysis were conducted by ASAC with its advisors, including legal counsel, that it has engaged for such purpose. ASAC and its Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and its subsidiaries and other information that they have requested in connection with their investigation of the Company and its subsidiaries and the transactions contemplated hereby.  ASAC has not relied and is not relying on any statement, representation or warranty, oral or written, express or implied, made by the Seller, the Company, or any their respective Affiliates or Representatives, except as expressly set forth in this Agreement.  Neither the Seller nor the Company nor any of their Affiliates or Representatives shall have any Liability to ASAC or any of its Affiliates or Representatives resulting from the use of any information, documents or materials made available to ASAC, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the transactions contemplated by this Agreement.  Neither the Seller nor the Company nor any of their Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company and its subsidiaries.  ASAC acknowledges that there are inherent uncertainties in attempting to make such estimates, projections and forecasts and that it takes full responsibility for making its own evaluation of the adequacy and accuracy of any such estimates, projections or forecasts (including the reasonableness of the assumptions underlying any such estimates, projections and forecasts).

ARTICLE VII
COVENANTS

Section 7.1                                    Consents and Filings; Further Assurances.    The Parties shall use their reasonable best efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including to (i) obtain from Governmental Authorities and other Persons all consents, clearances, approvals, authorizations, qualifications and orders and give all notices as are necessary for the consummation of the transactions contemplated by this Agreement, (ii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under applicable Law, including, in the case of ASAC and the Company, make the necessary filings under the HSR Act within three (3) Business Days after the date hereof,  (iii) to the extent named as a defendant, defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, and (iv) have vacated, lifted, reversed or overturned any order, decree, ruling, judgment, injunction or other action (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise restricts or prohibits the consummation of the transactions contemplated by this Agreement.  In furtherance and not in limitation of the foregoing, ASAC shall (A) use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable to cause the expiration or termination of the waiting period applicable to the Private Sale under the HSR Act as promptly as reasonably practicable and in any event no later than the Termination Date, (B) promptly notify the other Parties of any communication concerning this Agreement and any of the transactions contemplated hereby from any Governmental Authority and consider in good faith the views of the other Parties and keep the other Parties reasonably informed of the status of matters related to the transactions contemplated by this Agreement, including furnishing the other Parties with any written notices or other communications received by ASAC from, or given by ASAC to, the Federal Trade Commission (the “FTC”) or the Antitrust Division of the Department of Justice (the “DOJ”); and (C) permit the other Parties to review in draft form any proposed communication to be submitted by it to the FTC or the DOJ, with reasonable time and opportunity to comment, give reasonable consideration to the other Party’s comments thereon, and consult with each other Party in advance of any in-person or telephonic meeting or conference with, the FTC or the DOJ, and, to the extent permitted by the FTC or the DOJ, not agree to participate in any meeting or substantive discussion (including any discussion relating to the antitrust merits, any potential remedies, commitments or undertakings, the timing of any waivers, consents, approvals, permits, orders or authorizations, and any agreement regarding the timing of consummation of the Private Sale) with the FTC or the DOJ unless it consults with the other Parties and their Representatives in advance and invites the other Parties’ Representatives to attend such meetings and/or discussions; provided, however, that nothing in this Agreement shall prevent ASAC from responding to or complying with a subpoena or other legal process required by Law or submitting factual information in response to a request therefor.

Section 7.2                                    Tax Matters.

(a)                                 Tax Returns.

(i)                                     The Seller shall prepare or cause to be prepared all Tax Returns of New VH and its subsidiaries for all taxable periods ending on or before the Closing Date (including all Tax Returns of New VH and its subsidiaries for taxable periods ending on or before the Closing Date that are prepared on a consolidated, unitary, affiliated or combined basis), in each case, in accordance with applicable Law and consistent with past practice.  The Seller shall file or cause to be filed all such Tax Returns that are due prior to or on the Closing Date. The Seller shall provide a final copy of each such Tax Return that is due after the Closing Date to the Company together with payment for the amount of Taxes payable therewith no less than ten (10) calendar days prior to the due date for filing such Tax Return (taking into account any valid extension of such due date) and the Company shall file or cause to be filed all such Tax Returns.  In connection with the federal income consolidated Tax Return of New VH and its subsidiaries for the tax year ending on the Closing Date, the Seller shall prepare or cause to be prepared, and the Company shall cause New VH to timely file an election under Treasury Regulation Section 1.1502-36(d)(6) and (d)(4)(ii) in any manner permitted by such election, as deemed appropriate by Seller, provided that such election will not be made in a manner that reduces any New VH NOLs.  The Company shall, and shall cause New VH to, cooperate fully, as and to the extent requested by the Seller, in connection with the filing of any Tax Return referred to in this Section 7.2(a)(i) (including the elections referred to in the preceding sentence).

(ii)                                  The Company shall prepare and file or cause to be prepared and filed all Tax Returns of New VH for all Straddle Periods and all taxable periods beginning on or after the Closing Date, which Tax Returns shall be consistent with the representations set forth in Section 4.7(b) except as may be required by a final “determination” within the meaning of Section 1313(a) of the Code (a “Final Determination”) or as otherwise required by applicable Law, provided, that, for the avoidance of doubt, to the extent necessary to avoid penalties, the Company may adequately disclose the relevant facts affecting the tax treatment of the items set forth in such representations.  To the extent Seller is or could reasonably expected to be liable for any Taxes shown on any such Tax Return, the Company shall submit to Seller such Tax Return in a form ready for filing no less than fifteen (15) Business Days prior to the due date thereof  (taking into account any valid extension of such due date).  The Seller shall have the right to review and provide comments on such Tax Return during the fifteen (15) day period following the receipt of such Tax Return.  The Company and the Seller shall consult with each other and attempt in good faith to resolve any issues arising as a result of such Tax Return and, if they are unable to do so, the disputed items shall be resolved prior to the deadline for filing such Tax Return by an internationally recognized independent accounting firm chosen by both the Company and the Seller.  Upon resolution of all such items, the relevant Tax Return shall be timely filed on that basis.  The costs, fees and expenses of such accounting firm shall be borne equally by the Company and the Seller.

(iii)                               For purposes of this Agreement, whenever it is necessary to determine the Liability for Taxes of New VH for a Straddle Period, the determination of the Taxes of New VH for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two (2) taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit, and state and local apportionment factors of New VH for the Straddle Period shall be allocated between such two (2) taxable years or periods on a “closing of the books basis” by assuming that the books of New VH were closed at the close of the Closing Date.  However, (i) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation and (ii) periodic Taxes such as real and personal property taxes shall be apportioned ratably between such periods on a daily basis.

(b)                                 Certain Tax Proceedings.

(i)                                     The Company shall promptly notify the Seller following receipt of any notice of (A) any Tax Proceeding relating to any Tax Return referred to in Section 7.2(a)(i) or any Tax period of New VH ending on or before the Closing Date or (B) any Tax Proceeding relating to the New VH NOLs that could reasonably be expected to result in a liability of the Seller under Section 10.2(a)(iv); provided, however, that the failure to so notify shall not relieve the Seller of any Liability hereunder except to the extent the Seller is prejudiced thereby.

(ii)                                  Notwithstanding anything to the contrary (including Article X), the Seller shall have the right to administer and control and to employ counsel of its choice in any Tax Proceeding referred to in Section 7.2(b)(i)(A); provided that the Seller shall keep the Company informed of all material developments in any such Tax Proceedings on a timely basis and consult with the Company with respect to any issue relating to such Tax Proceeding.  The Company shall cause New VH (or any successor or Affiliate, as applicable) to execute a power of attorney in connection with the Seller’s administration and control of any Tax Proceeding referred to in this Section 7.2(b).  The Seller shall bear all expenses relating to any Tax Proceeding referred to in this Section 7.2(b) (except to the extent the Seller is indemnified for such expenses pursuant to Article X).

(iii)                               The Seller shall have the right to actively participate and to employ counsel of its choice in any Tax Proceeding referred to in Section 7.2(b)(i)(B) and the Company shall (i) keep the Seller informed of all developments in any such Tax Proceeding on a timely basis, and (ii) consult with Seller in respect of the settlement of any such Tax Proceeding, in each case to the extent affecting Seller’s liability under Section 10.2(a)(iv), provided that, the Company shall have the right to settle any such Tax Proceedings following such consultation only with the consent of the Seller, which consent shall not be unreasonably denied, delayed or withheld.  To the extent that any Tax Proceeding affects Seller’s liability under Section 10.2(a)(iv), and does not have an adverse material impact on the Tax liability of the Company or its subsidiaries (as reasonably determined by the Company), Seller shall have the sole right to determine whether and to what extent to pursue administrative appeals, litigation, Tax Court petitions, claims or suits for refund, appeals to higher courts, the venues thereof and the like.  The Company shall cooperate in full and in good faith to enable the Seller to effect the foregoing, including the grant of a power of attorney to the Seller, upon the Seller’s request.  Each Party shall bear its own costs incurred in any such Tax Proceeding.

(c)                                  Cooperation.  The parties shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any Tax Proceeding with respect to Taxes of New VH.  Such cooperation shall include, but is not limited to, the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, the amendment of any Tax Return, the execution of any Tax Return

(including the execution by New VH of any Tax Return referred to in Section 7.2(a)(i)), claim, power of attorney or similar document.  The Company and the Seller agree (i) to retain all books and records with respect to Tax matters pertinent to New VH relating to any Tax period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by the Seller, any extensions thereof), and to abide by all record retention agreements entered into with any Governmental Authority and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Seller, as the case may be, shall allow the other party to take possession of such books and records at such other party’s expense.  The Company and the Seller further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).  The Company shall cooperate with Seller in all matters that affect the determination of Tax liability for the VH1 and its subsidiaries for taxable years ending on or before the Closing Date and for which information from the Company is required to effect the foregoing.  Such matters shall include, but not be limited to, calculations under Section 199 of the Code and state and local Tax liabilities.

(d)                                 Other.

(i)                                     The Company shall cause New VH (x) to join the Company’s “consolidated group” (within the meaning of Treasury Regulation Section 1.1502-1(h)) effective as of the beginning of the date following the Closing Date and (y) to the extent permitted by Law, treat the Closing Date as the last date of a Taxable period.

(ii)                                  Neither the Company nor any Affiliate of the Company shall (or shall cause or permit New VH to), without the prior written consent of the Seller (i) file, amend, refile or otherwise modify any Tax Return relating in whole or in part to New VH, VHI or any of their subsidiaries with respect to any taxable year or period ending on or before the Closing Date, or which includes the Closing Date, or (ii) take any action relating to the Taxes of the consolidated, combined, affiliated or unitary group of which New VH or VHI was the parent prior to the Closing Date, except in each case as may be required by a Final Determination.  The Seller shall be permitted to cause New VH, VHI or any of their subsidiaries to amend, refile or otherwise modify any Tax Return relating to any such company for any taxable year or period ending on or prior to the Closing Date.  The Company shall, and shall cause New VH to, cooperate fully, as and to the extent requested by the Seller, in connection with any amended Tax Return referred to in this Section 7.2(e).

(iii)                               Any Taxes of New VH with respect to any Pre-Closing Tax Period that are (i) refunded to New VH or any Affiliate of New VH or (ii) credited against a Tax Liability of New VH or its Affiliates for any taxable periods beginning on or after the Closing Date (or any portion thereof) shall promptly be paid over to the Seller.

(e)                                  FIRPTA Certificate.  If in connection with a subsequent sale of the Private Sale Shares by ASAC, ASAC is requested by a transferee in respect of such shares to provide a FIRPTA Certificate, the Company shall provide such certificate to ASAC (to the extent such shares are not U.S. real property interests within the meaning of Section 897 of the Code).  Notwithstanding anything to the contrary herein, this Section 7.2(e) shall survive until ASAC has disposed of the Private Sale Shares.

Section 7.3                                    Public Announcements. The Parties shall mutually agree to the form of the initial press releases announcing the execution of this Agreement.  Prior to the Closing, the Parties shall not issue any other press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby that disparages or criticizes this Agreement, the transactions contemplated hereby, the negotiation of this Agreement, or any of the other Parties with respect to this Agreement prior to obtaining the other Parties’ written approval, which approval shall not be unreasonably withheld, conditioned or delayed, except that no such approval shall be necessary to the extent disclosure may be required by applicable Law or any listing agreement or rule of any stock exchange applicable to any Party. For the avoidance of doubt, nothing in this Section 7.3 shall prohibit any Party from disclosing this Agreement or a description of the transactions contemplated hereby to any Governmental Authority if and to the extent requested or required by such Governmental Authority.

Section 7.4                                    Market Offerings and Sale Restrictions.

(a)                                 Notwithstanding the Seller’s rights under the Amended and Restated Investor Agreement (or anything else therein to the contrary), (i) during the 180 day period following the Closing Date (the “First Lockup Period”), neither the Seller nor any of its Controlled Affiliates shall, directly or indirectly, engage in or agree to any sale (including sales under Rule 144 of the Securities Act), transfer, short sale, hedge, option, swap or similar transactions in respect of Company Common Stock (other than a transfer solely among any of the Seller and its Controlled Affiliates) (“Prohibited Transactions”), (ii) during the 90 day period immediately following the expiry of the First Lockup Period (the “Permitted Sale Period”), the Seller may engage in and consummate Prohibited Transactions, but shall not engage in or otherwise agree to any Prohibited Transactions with respect to Remaining Shares in an amount that, together with all other Remaining Shares subject to Prohibited Transactions during the Permitted Sale Period, constitute more than the lesser of (A) 50% of the Remaining Shares and (B) nine percent (9%) of the issued and outstanding shares of Company Common Stock as of the date of such sale, and (iii) during the 180 day period immediately following the expiry of the Permitted Sale Period (the “Second Lockup Period”), neither the Seller nor any of its Controlled Affiliates shall, directly or indirectly, engage in or otherwise agree to any Prohibited Transactions (other than a transfer solely among any of the Seller and its Controlled Affiliates).  It is acknowledged and agreed by the Company and ASAC that, in the event the Company postpones the filing of a First Market Offering Registration Statement (as defined below) or withdraws such registration statement or delays the effectiveness of the same pursuant to the Company’s rights under Section 5.1(b) of the Amended and Restated Investor Agreement, then (A) if such postponement or withdrawal commenced on or prior to the commencement of the Permitted Sale Period, (1) the commencement of the Permitted Sale Period will be delayed to the first (1st) day upon which the First Market Offering Registration Statement is declared effective and terminate 90 days after such commencement, and (2) the duration of the Second Standstill Period will be reduced by the number of days elapsed between the end of the First Lockup Period and the date the First Market Offering Registration Statement is declared effective and (y) if the Company withdraws or suspends the effectiveness of the First Market Offering Registration Statement after the commencement of the Permitted Sale Period, then (I) the expiration of the Permitted Sale Period will be extended by a number of days equal to the number of days elapsed between such withdrawal or suspension and the new (or renewed) effectiveness of the First Market Offering Registration Statement and (II) the duration of the Second Standstill Period will be reduced by the number of days that elapsed between such withdrawal or suspension and the date of the new (or renewed) effectiveness of the First Market Offering Registration Statement.

(b)                                 (i) If the Company qualifies as a “Well-Known Seasoned Issuer” (“WKSI”) under the Securities Act, then, on or prior to the date that is three (3) days prior to the expiration of the First Lockup Period, the Company shall file and have declared effective or (ii) if the Company does not qualify as a WKSI, then, the Company shall have used reasonable best efforts to file and have declared effective on or prior to the date that is three (3) days prior to the expiration of the First Lockup Period, a shelf registration statement on Form S-3 under the Securities Act providing for the offer and sale by the Seller of up to the maximum number of Remaining Shares as may be sold during the Permitted Sale Period (or such lesser amount as the Seller may designate in writing to the Company), which registration statement shall permit the Seller to sell such shares of Company Common Stock on a delayed or continuous basis, in one or more transactions, as determined by the Seller (the “First Market Offering Registration Statement”).  The Company shall use reasonable best efforts to have the First Market Offering Registration Statement remain effective until the earlier of (i) the first (1st) day of the Second Lockup Period and (ii) such time as all of the Remaining Shares that are permitted to be sold during the Permitted Sale Period have been disposed of by the Seller. (I) If the Company qualifies as a WKSI, then, on or prior to the date that is three (3) days prior to the expiration of the Second Lockup Period, the Company shall file and have declared effective or (II) if the Company does not qualify as a WKSI, then, the Company shall have used reasonable best efforts to file and have declared effective on or prior to the date that is three (3) days prior to the expiration of the First Lockup Period, a shelf registration statement on Form S-3 under the Securities Act providing for the offer and sale by the Seller of up to all of the Remaining Shares then owned by the Seller (or such lesser amount as the Seller may designate in writing to the Company), which registration statement shall permit the Seller to sell such shares of Company Common Stock on a delayed or continuous basis, in one or more transactions, as determined by the Seller (the “Second Market Offering Registration Statement”).  The Company shall use reasonable best efforts to have the Second Market Offering Registration Statement remain effective until the earlier of (i) one (1) year after the expiration of the Second Lockup Period and (ii) such time as all of the Remaining Shares have been disposed of by the Seller.  With respect to any underwritten Market Offering, pursuant to and in accordance with its obligations under the Amended and Restated Investor Agreement, the Company shall, if so requested, enter into customary standstill, clear market or similar agreement with the underwriter(s) with respect to such Market Offering.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, to exercise its rights to postpone or withdraw the filing, or to delay the effectiveness, of any such registration statement or to suspend the use of any prospectus included in any such registration statement, in each case, pursuant to the Amended and Restated Investor Agreement.

(d)                                 Prior to any sale of Remaining Shares pursuant to a Market Offering that occurs prior to the second (2nd) anniversary of the Closing Date, the Seller shall give the Company written notice, at least five (5) trading days prior to such sale, of its intention to dispose of Remaining Shares and the number thereof that will be included in such Market Offering.  Following receipt of such notice, the Company may, at its election, offer to purchase some or all of the Remaining Shares the Seller intends to sell in such Market Offering.  If the Company makes such an offer and the Seller accepts such offer, the Company and the Seller shall consummate the sale of such Remaining Shares within four (4) trading days of the Company’s receipt of the notice from the Seller.

(e)                                  ASAC agrees that prior to the earlier of (i) 90 days after the expiration of the Second Lockup Period and (ii) the date upon which the Seller Entities no longer own 20% or more of the Remaining Shares, neither ASAC nor any of its Controlled Affiliates shall, directly or indirectly, engage in any Prohibited Transactions; provided, however, that ASAC may sell Private Sale Shares notwithstanding the foregoing prohibition so long as the net proceeds from such sales are used solely to pay amounts under or to voluntarily prepay any term loan entered into pursuant to the ASAC Debt Financing Commitments.  Nothing in this Section 7.4(e) shall be interpreted to limit ASAC’s obligations under the ASAC Stockholders Agreement.

(f)                                   Except as otherwise expressly set forth herein, the terms and provisions of Section 5 of the Amended and Restated Investor Agreement shall govern the rights and obligations of the Company and the Seller Entities with respect to the registration and sale of the Remaining Shares pursuant to the Market Offerings.

(g)                                  Other than as expressly provided herein or in the Amended and Restated Investor Agreement, the Seller shall have the sole right to determine the timing, pricing and number of Remaining Shares sold in any offering; provided that, notwithstanding anything herein or in the Amended and Restated Investor Agreement to the contrary, the Seller shall direct the underwriter(s) for any Market Offering to place the Remaining Shares sold in any such Market Offering so that, to the knowledge of the underwriter(s), in no event shall Remaining Shares representing more than five percent (5%) of the aggregate number of issued and outstanding Company Shares, after giving effect to the Transactions, be placed with any single Person or group of related Persons in any such Market Offering.

Section 7.5                                    Financing.

(a)                                 The Company shall use its reasonable best efforts to consummate the Company Debt Financing on or before the Closing on the terms and conditions described in the Company Debt Financing Commitment; provided that, notwithstanding the foregoing or anything to the contrary provided herein, in the event that any portion of the Company Debt Financing structured as high yield financing is unavailable, regardless of the reason therefor, then even if all closing conditions contained in Sections 8.1 and 8.3 shall be satisfied or waived (other than (i) Section 8.3(c) and (ii) those conditions that by their nature are to be satisfied or waived at the Closing, provided that such conditions are capable of being satisfied as of such day assuming the Closing was to occur on such day) and the bridge facilities contemplated by the Company Debt Financing Commitment (or alternative bridge facilities obtained in accordance with this Section 7.5(a)) are available on the terms and conditions described in the Company Debt Financing Commitment (or replacements thereof), then the Company shall not be required to draw such bridge facilities until the day immediately prior to the Termination Date (provided that, as of such date, all closing conditions contained in Sections 8.1 and 8.3 shall be satisfied or waived (other than (i) Section 8.3(c) and (ii) those conditions that by their nature are to be satisfied or waived at the Closing, provided that such conditions are capable of being satisfied as of such day assuming the Closing was to occur on such day) and such bridge facilities are so available).  The Company shall not, without the prior written consent of the Seller, (i) terminate the Company Debt Financing Commitment, unless such Company Debt Financing Commitment is replaced in a manner consistent with the following clause (ii), or (ii) permit any amendment or modification to, or any waiver of any provision or remedy under, or replace, the Company Debt Financing Commitment if such amendment, modification, waiver, or replacement (w) would (1) add any new condition to the Company Debt Financing Commitment or modify any existing condition in a manner materially adverse to the Company or otherwise that would be reasonably expected to materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or the likelihood of the Company doing so, or (2) be reasonably expected to make the timely funding of any of the Company Debt Financing or satisfaction of the conditions to obtaining any of the Company Debt Financing less likely to occur in any material respect, (x) reduces the aggregate amount of the Company Debt Financing to an amount less than that which would, together with the available cash of the Company, be sufficient for the Company to consummate the Purchase Transaction upon the terms contemplated by this Agreement, (y) adversely affects the ability of the Company to enforce its rights against other parties to the Company Debt Financing Commitment as so amended, replaced, supplemented or otherwise modified, or (z) would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement; provided, that the Company may amend the Company Debt Financing Commitment to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Company Debt Financing Commitment as of the date hereof.  Upon any such amendment, supplement, modification or replacement of the Company Debt Financing Commitment, the term “Company Debt Financing Commitment” shall mean the Company Debt Financing Commitment as so amended, supplemented, modified or replaced.

(b)                                 ASAC shall use its reasonable best efforts to consummate the ASAC Financing on or before the Closing on the terms and conditions described in the ASAC Financing Commitments. ASAC shall not, without the prior written consent of the Seller and the Company, (i) terminate either ASAC Debt Financing Commitment, unless such ASAC Debt Financing Commitment is replaced in a manner consistent with the following clause (ii), or (ii) permit any amendment or modification to, or any waiver of any provision or remedy under, or replace, either ASAC Debt Financing Commitment if such amendment, modification, waiver, or replacement (w) would (1) add any new condition to either ASAC Debt Financing Commitment or modify any existing condition in a manner materially adverse to ASAC or otherwise that would be reasonably expected to materially adversely affect the ability of ASAC to consummate the transactions contemplated by this Agreement or the likelihood of ASAC doing so, or (2) be reasonably expected to make the timely funding of any of the ASAC Debt Financing or satisfaction of the conditions to funding any of the ASAC Debt Financing less likely to occur in any material respect, (x) reduces the aggregate amount of the ASAC Debt Financing to an amount less than that which would, together with the available cash of ASAC and any other sources of funding, be sufficient for ASAC to consummate the Maximum Private Sale upon the terms contemplated by this Agreement, (y) adversely affects the ability of ASAC to enforce its rights against other parties to the ASAC Debt Financing Commitments as so amended, replaced, supplemented or otherwise modified, or (z) would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement; provided, that ASAC may amend either ASAC Debt Financing Commitment to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed such ASAC Debt Financing Commitment  as of the date hereof.  Upon any such amendment, supplement, modification or replacement of the ASAC Debt Financing Commitments, the term “ASAC Debt Financing Commitments” shall mean the ASAC Debt Financing Commitments as so amended, supplemented, modified or replaced.

(c)                                  In the event that any portion of the Company Debt Financing or the ASAC Financing becomes unavailable, regardless of the reason therefor, the Company or ASAC, as the case may be, shall (i) promptly notify the other parties hereto of such unavailability and the reason therefor and (ii) use its reasonable best efforts to obtain, as promptly as practicable following the occurrence of such event and in any event no later than the Termination Date, alternative debt financing and/or in the case of ASAC, alternative equity financing (in each case, in an amount sufficient, together with the available cash of the Company or ASAC, as applicable, to permit the Company to consummate the Purchase Transaction upon the terms contemplated by this Agreement or to permit ASAC to consummate the Maximum Private Sale upon the terms contemplated by this Agreement, as applicable) from the same or other sources and on terms and conditions no less favorable to the Company or ASAC, as the case may be, than such unavailable financing (including any “flex” provisions); provided that, for the avoidance of doubt, in no event shall the reasonable best efforts of the Company or ASAC be construed to require the Company or ASAC to (x) pay any fees in excess of those contemplated by the Company Debt Financing Commitment or ASAC Debt Financing Commitments, in each case as in effect on the date hereof, respectively, or (y) agree to conditionality or economic terms that are less favorable than those contemplated by the Company Debt Financing Commitment or ASAC Debt Financing Commitments, in each case as in effect on the date hereof, respectively. For the purposes of this Agreement, the terms “Company Debt Financing,” “Company Debt Financing Commitment,” “ASAC Financing,” “ASAC Debt Financing,” “ASAC Equity Commitments” and “ASAC Debt Financing Commitments” shall be deemed to include any such financing and the related commitment letter (or similar agreement) with respect to any alternative financing arranged in compliance with this Section 7.5(c).

(d)                                 The Company or ASAC, as the case may be, shall provide (1) prompt written notice to the other Parties (i) of any material breach, default, repudiation or termination by any party to the Company Debt Financing Commitment or any ASAC Financing Commitment or any definitive document entered into in connection therewith as to which the Company or ASAC has knowledge, (2) to the other Parties, promptly upon the execution thereof, true, correct and complete copies of any replacement commitment letters (including any fee letters redacted only in respect of any fee amounts, pricing caps and other economic terms) entered into in connection with the transactions contemplated hereby and in replacement of the Company Debt Financing Commitment or the ASAC Debt Financing Commitments, respectively (and irrespective of whether the entry into any such replacement commitment letter (or fee letter) would violate the terms of Section 7.5(a), 7.5(b) or 7.5(c)) and (3) promptly upon the reasonable request therefor, such information as the Seller may reasonably request with respect to the status of the Company Debt Financing and any ASAC Financing.  ASAC acknowledges and agrees that the occurrence of a Permitted ASAC Equity Commitment Failure shall not alter (i) ASAC’s obligations to consummate the Private Sale in accordance with the terms of this Agreement or (ii) any of its equity investors’ obligations under their respective ASAC Equity Commitments.

(e)                                  Prior to the Closing, each of the Parties shall, and shall cause each of its subsidiaries to, and shall use its reasonable best efforts to cause its Representatives to, use reasonable best efforts to provide all cooperation reasonably requested by the Company and ASAC in connection with the arrangement of the Company Debt Financing and the ASAC Debt Financing, respectively.  Notwithstanding anything in this Agreement to the contrary, the Seller shall not be required to pay any commitment or other similar fee or incur any other cost or expense that is not reimbursed by the Company or ASAC, as applicable, promptly after written request therefor, in connection with the Company Debt Financing or the ASAC Financing.  The Company shall, promptly upon request by the Seller or ASAC, reimburse the Seller or ASAC, as applicable, for all reasonable out-of-pocket costs incurred by the Seller or its Representatives or ASAC and its Representatives in connection with any actions taken, or cooperation provided, by the Seller or ASAC, respectively, at the request of the Company pursuant to this Section 7.5(e) and shall indemnify and hold harmless the Seller and its Representatives and ASAC and its Representatives for and against any and all fees, costs and other liabilities suffered or incurred by them in connection with any action taken, or cooperation provided, by the Seller, ASAC or any respective Representative thereof at the request of the Company pursuant to this Section 7.5(e) and any information (other than information provided by the Seller or any of its Representatives or ASAC or any of its Representatives, respectively) utilized in connection therewith, except to the extent that any such fees, costs or other liabilities are suffered or incurred as a result of the Seller’s or any of its Representatives’ or ASAC’s or any of its Representatives’ gross negligence, bad faith, willful misconduct or material breach of this Agreement, as applicable. ASAC shall, promptly upon request by the Seller or the Company, reimburse the Seller or the Company, as applicable, for all reasonable out-of-pocket costs incurred by the Seller or its Representatives or the

Company and its Representatives in connection with any actions taken, or cooperation provided, by the Seller or the Company, respectively, at the request of ASAC pursuant to this Section 7.5(e) and shall indemnify and hold harmless the Seller and its Representatives and the Company and its Representatives for and against any and all fees, costs and other liabilities suffered or incurred by them in connection with any action taken, or cooperation provided, by the Seller, the Company or any respective Representative thereof at the request of ASAC pursuant to this Section 7.5(e) and any information (other than information provided by the Seller or any of its Representatives or the Company or any of its Representatives, respectively) utilized in connection therewith, except to the extent that any such fees, costs or other liabilities are suffered or incurred as a result of the Seller’s or any of its Representatives’ or the Company’s or any of its Representatives’ gross negligence, bad faith, willful misconduct or material breach of this Agreement, as applicable.

Section 7.6                                    Section 16 Matters.  Prior to the Closing Date, the Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any acquisitions of Company Common Stock resulting from the transactions contemplated hereby by the members of ASAC GP who are directors or officers of the Company and subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.7                                    Continuation of New VH.  The Company represents and warrants to the Seller that it has no present plans or intent to liquidate, merge, convert, dissolve or transfer any assets out of New VH, and the Company covenants and agrees not to take any of the foregoing actions during the two (2) year period following the Closing Date without the prior written consent of the Seller, which consent shall not be unreasonably denied, withheld or delayed.

Section 7.8                                    No Changes to Indemnification Provisions.  The Company covenants and agrees between the date hereof and the sixth (6th) anniversary of the Closing Date, the Company shall not amend the Charter or the Bylaws in a manner that would adversely affect the rights of any Person who is a Vivendi Designee as a director or officer of the Company, in his or her capacity as such, to indemnification by, and/or advancement of expenses from, the Company.

Section 7.9                                    Waiver.  The Company hereby waives with respect to each of Kotick, Kelly and ASAC, subject to their compliance with applicable law, the provisions of the Policy on Trading Requirements for Finance Person, Pre-Clearance Persons and Section 16 Individuals, adopted by the Company Board on October 28, 2010 and the Policy on Insider Trading and Tipping, adopted by the Company Board on October 28, 2010, in each case as they may be amended from time to time, in connection with the acquisition, holding and pledge of the Maximum Private Shares to be acquired in the Private Sale.

ARTICLE VIII
CONDITIONS TO CLOSING

Section 8.1                                    General Conditions.  The respective obligations of the Company, ASAC and the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following conditions, which may, to the extent permitted by applicable Law, be waived in writing by all Parties in their sole discretion:

(a)                                 No Injunction or Prohibition.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

(b)                                 Antitrust Approvals.  Any waiting period (and any extension thereof) under the HSR Act or any similar foreign antitrust, competition or similar Laws applicable to the Purchase Transaction and the Private Sale shall have expired or shall have been terminated.

Section 8.2                                    Conditions to Obligations of the Seller.  The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable Law, may be waived in writing by the Seller in its sole discretion:

(a)                                 Representations, Warranties and Covenants.  The representations and warranties of each of the Company and ASAC contained in this Agreement shall be true and correct in all respects both when made and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date).  Each of the Company and ASAC shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.  The Seller shall have received from each of the Company and ASAC a certificate to the effect set forth in the preceding sentences with respect to the representations, warranties and covenants made by the Company or ASAC, respectively, signed by a duly authorized officer thereof.

(b)                                 Ancillary Agreements.  The Company shall have delivered to the Seller duly executed copies of each of the Ancillary Agreements to which the Company is a party.

Section 8.3                                    Conditions to Obligations of the Company.  The obligations of the Company to consummate the Purchase Transaction shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable Law, may be waived in writing by the Company in its sole discretion:

(a)                                 Representations, Warranties and Covenants.  The representations and warranties of the Seller contained in this Agreement (other than those that, pursuant to Article IV, are only made to ASAC) shall be true and correct in all respects both when made and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date).  The representations and warranties of ASAC contained in this Agreement (other than those that, pursuant to Article VI, are only made to the Seller) shall be true and correct in all respects both when made and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date).  Each of the Seller and ASAC shall have performed in all material respects all obligations and agreements and complied with in all material respects all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.  The Company shall have received from each of the Seller and ASAC a certificate to the effect set forth in the preceding sentences with respect to the representations, warranties and covenants made by the Seller or ASAC, respectively, signed by a duly authorized officer thereof.

(b)                                 Ancillary Agreements.  Each of the Seller Entities, ASAC, Kotick and Kelly shall have delivered to the Company duly executed copies of each of the Ancillary Agreements to which a Seller Entity, ASAC, Kotick or Kelly as applicable, is a party.

(c)                                  Company Debt Financing.  The Company shall have received the proceeds of the Company Debt Financing pursuant to the Company Debt Financing Commitment.

(d)                                 Tax Opinion.  Seller shall have received a written opinion from Covington & Burling LLP, tax advisor to the Seller, or another firm of national reputation, dated as of the Closing Date and substantially in the form attached hereto as Exhibit F, based on the facts, representations, assumptions and exclusions set forth or described in such opinion, to the effect that steps in Sections 2.1(g) and 2.1(h) of the Restructuring Transactions, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 8.4                                    Conditions to Obligations of ASAC.  The obligations of ASAC to consummate the Private Sale shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable Law, may be waived in writing by ASAC in its sole discretion:

(a)                                 Representations, Warranties and Covenants.  The representations and warranties of the Seller and the Company contained in this Agreement (other than those that, pursuant to Article IV or V, respectively, are not made to ASAC) shall be true and correct in all respects both when made and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date).  The Seller and the Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them, in each case for the benefit of ASAC, prior to or at the Closing.  ASAC shall have received from each of the Seller and the Company a certificate to the effect set forth in the preceding sentences with respect to the representations and warranties made by Seller and covenants made by the Seller or the Company, respectively, signed by a duly authorized officer thereof.

(b)           Ancillary Agreements.  The Company shall have delivered to ASAC duly executed copies of each of the Ancillary Agreements to which it is a party.

(c)           ASAC Debt Financing.  ASAC shall have received the proceeds of the ASAC Debt Financing, as such amount may be reduced in accordance with the ASAC Debt Financing Commitments in the event of a Permitted ASAC Equity Commitment Failure, pursuant to the ASAC Debt Financing Commitments.

ARTICLE IX
TERMINATION

Section 9.1            Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written consent of the Company, ASAC and the Seller;

(b)           by any of the Parties if the Closing shall not have occurred by October 15, 2013 (the “Termination Date”); provided that the right to terminate this Agreement under this subsection (b) shall not be available to any Party whose action, or failure to fulfill any obligation under this Agreement (including the breach by any such Party of any of its representations, warranties or covenants contained in this Agreement) has been the primary cause of, or resulted in, the failure of the Closing to occur on or before such date; or

(c)           by any Party in the event that any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided that the Party so requesting termination shall have used its reasonable best efforts, in accordance with Article VII, to have such order, decree, ruling or other action vacated.

The Party seeking to terminate this Agreement pursuant to this Section 9.1 (other than Section 9.1(a)) shall give prompt written notice of such termination to each other Party.

Section 9.2            Effect of Termination.  In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no Liability on the part of any Party except (a) for the provisions of Section 7.3 relating to public announcements, Section 11.1 relating to fees and expenses, Section 11.4 relating to notices, Section 11.7 relating to third-party beneficiaries, Section 11.8 relating to governing law, Section 11.9 relating to submission to jurisdiction and this Section 9.2 and (b) that nothing herein shall relieve either Party from Liability for any breach of this Agreement.

ARTICLE X
INDEMNIFICATION

Section 10.1          Survival of Representations and Warranties.  The representations, warranties and covenants of the Seller Entities (other than those set forth in Section 4.7(a) which shall terminate at Closing (the “Tax Representations”)), the Company and ASAC contained in this Agreement or any Ancillary Agreement shall survive the Closing indefinitely.  Notwithstanding any other provision of this Agreement, the obligation of the Seller to indemnify the Company pursuant to Section 10.2(a)(iv) shall survive until the expiration of the applicable statute of limitations.

Section 10.2          Indemnification by the Seller.

(a)           The Seller shall save, defend, indemnify and hold harmless the Company and its Affiliates (including New VH) and their respective officers, directors, employees, agents, successors and assigns (collectively, the “Company Indemnified Parties”) from and against any and all losses, damages, Liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (hereinafter collectively, “Losses”) to the extent arising out of or resulting from (i) any breach of or inaccuracy in the representations and warranties of the Seller Entities contained in this Agreement (other than the Tax Representations, the representations in Section 4.7(b) and any representations and warranties that are made solely to ASAC), (ii) any breach of the covenants or agreements of any of the Seller Entities contained in this Agreement, (iii) any Liability of New VH relating to or arising out of any period on or prior to the Closing Date (other than Liabilities for franchise Taxes and similar fees and expenses in an amount not to exceed $50,000), including any such Liability (x) relating to or arising out of the Restructuring Transactions, (y) under the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder related to the Restructuring Transactions or any of the other transactions contemplated hereby, or (z) relating to or arising out of the Seller’s ownership of New VH prior to the Closing, or (iv) any Excluded Taxes.

(b)           The Seller shall save, defend, indemnify and hold harmless ASAC and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (collectively, the “ASAC Indemnified Parties”), in each case, from and against any and all Losses to the extent arising out of or resulting from (i) any breach of or inaccuracy in the representations and warranties of the Seller Entities contained in this Agreement  (other than those representations and warranties that are made solely to the Company) and (ii) any breach of the covenants or agreements of any of the Seller Entities contained in this Agreement; provided, however, in no event shall ASAC be entitled to indemnification for any Losses as to which the Company has been indemnified by the Seller.

Section 10.3          Indemnification by the Company and ASAC.

(a)           The Company shall save, defend, indemnify and hold harmless the Seller and its Affiliates (including the other Seller Entities) and their respective officers, directors, employees, agents, successors and assigns (collectively, the “Seller Indemnified Parties”) from and against any and all Losses to the extent arising out of or resulting from (i) any breach of or inaccuracy in the representations and warranties of the Company contained in this Agreement that are made to the Seller (except Direct Claims arising out of or resulting from any breach or inaccuracy of (x) the second sentence of Section 5.2 or (y) Section 5.3(b)(i)) and (ii) any breach of the covenants or agreements of the Company contained in this Agreement to the extent such covenants or agreements are for the benefit of Seller.  The Company shall save, defend, indemnify and hold harmless the ASAC Indemnified Parties from and against any and all Losses to the extent arising out of or resulting from (A) any breach of or inaccuracy in the representations and warranties of the Company contained in this Agreement that are made to ASAC (except Direct Claims arising out of or resulting from any breach or inaccuracy of (1) the second sentence of Section 5.2 or (2) Section 5.3(b)(i)) and (B) any breach of the covenants or agreements of the Company to the extent such covenants or agreements are for the benefit of ASAC (it being understood that the covenants and agreements set forth in Sections 7.2, 7.5, 7.7 and 7.8 are not for the benefit of ASAC).

(b)           ASAC shall save, defend, indemnify and hold harmless the Company Indemnified Parties from and against any and all Losses to the extent arising out of or resulting from (i) any breach of or inaccuracy in the representations and warranties of ASAC contained in this Agreement that are made to the Company and (ii) any breach of the covenants or agreements of ASAC contained in this Agreement to the extent such covenants or agreements are for the benefit of the Company (it being understood that the covenants and agreements set forth in Section 7.5 are not for the benefit of the Company).  ASAC shall save, defend, indemnify and hold harmless the Seller Indemnified Parties from and against any and all Losses to the extent arising out of or resulting from (i) any breach of or inaccuracy in the representations and warranties of ASAC contained in this Agreement that are made to Seller and (ii) any breach of the covenants or agreements of ASAC contained in this Agreement to the extent such covenants or agreements are for the benefit of Seller.

Section 10.4          Procedures.

(a)           In order for a Company Indemnified Party, a Seller Indemnified Party or an ASAC Indemnified Party (each, a “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement as a result of a Loss or a claim or demand made by any Person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to the Seller, the Company or ASAC, as applicable (the “Indemnifying Party”) promptly after receipt by such Indemnified Party of written notice of the Third Party Claim, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and such other information with respect thereto as the Indemnifying Party may reasonably request.  The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article X except to the extent that the Indemnifying Party is prejudiced by such failure.

(b)           An Indemnifying Party shall have the right, upon written notice to the Indemnified Party within thirty (30) days after receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party.  If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party; provided, that if in the reasonable opinion of counsel for the Indemnified Party, there is a conflict of interest between the Indemnified Party and the Indemnifying Party, the Indemnifying Party shall be responsible for the reasonable fees and expenses of one counsel to such Indemnified Party in connection with such defense.  If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party such witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party.  If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall not settle, compromise or discharge such Third Party Claim without the prior written consent of the Indemnified Party, unless such settlement, compromise or discharge of such Third Party Claim by its terms obligates the Indemnifying Party to pay the full amount of the Liability in connection with such Third Party Claim, and releases the Indemnified Party completely in connection with such Third Party Claim.  Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any Liability with respect to, or settle, compromise or discharge, or offer to settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent.

(c)           To the extent the provisions of this Article X conflict with the provisions of Section 7.2, the provisions of Section 7.2 shall prevail.

(d)           In the event any Indemnified Party should have a claim against an Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party (a “Direct Claim”), the Indemnified Party shall deliver notice of such claim promptly to the Indemnifying Party, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and such other information with respect thereto as the Indemnifying Party may reasonably request.  The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article X except to the extent that the Indemnifying Party is prejudiced by such failure.  The Indemnified Party shall reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters.  Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters, in each case, to the extent reasonably required by the Indemnifying Party.

Section 10.5          Limits on Indemnification.

(a)           No claim may be asserted against any Indemnifying Party for breach of any representation or warranty contained herein, unless written notice of such claim is received by such Party, describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim, in each case, to the extent required by Section 10.4(a) or Section 10.4(b), as applicable.  The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article X except to the extent that the Indemnifying Party is prejudiced by such failure.

(b)           The Parties shall cooperate with each other with respect to resolving any claim, liability or Loss for which indemnification may be required hereunder, including by making, or causing the applicable Indemnified Party to make, all reasonable efforts to mitigate any such claim, liability or Loss.  In the event that the Company, the Seller or ASAC, as the case may be, shall fail to make such reasonable efforts, then notwithstanding anything else to the contrary contained herein, the Indemnifying Party shall not be required to indemnify any Person for any claim, liability or Loss that could reasonably be expected to have been avoided if such efforts had been made.  Without limiting the generality of the foregoing, the Company, the Seller and ASAC shall, or shall cause the applicable Indemnified Party to, use reasonable efforts to seek full recovery under all insurance policies covering any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder.

(c)           To the extent that the Company receives indemnification from the Seller with respect to any Losses, in no event shall ASAC have any right to indemnification from the Seller with respect to the subject matter of the claim that was the source of such indemnification of the Company by the Seller, except to the extent that ASAC’s Losses do not result from or are not derivative from the Company’s Losses, and no Party shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including business interruption, diminution of value, loss of future revenue, profits or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

(d)           Notwithstanding anything to the contrary in this Agreement, in no event shall the Seller be required to indemnify the Company Indemnified Parties pursuant to Section 10.2(a)(iv) based on clause (v) of the definition of “Excluded Taxes” in excess of $200,000,000.00 in the aggregate.  For the avoidance of doubt, in no event shall the Seller be obligated to indemnify the Company Indemnified Parties pursuant to this Article X with respect to any Direct Claims or Third Party Claims relating to the New VH NOLs in excess of $200,000,000.00 in the aggregate.

Section 10.6          Assignment of Claims.  If any Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses pursuant to Section 10.2 or 10.3, as the case may be, and the Indemnified Party could reasonably have recovered all or a part of such Losses from a third party (a “Potential Contributor”) based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall, to the fullest extent not prohibited by applicable Law or contract, assign, on a non-recourse basis and without any representation or warranty, such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to seek to recover from the Potential Contributor the amount of such payment.  If any such assignment would afford the Potential Contributor any defense to the payment of the same, such assignment shall not take place and the Indemnified Party will, at the Indemnifying Party’s direction and expense, take all reasonable actions to seek to recover such claim from such Potential Contributor.  Any payment received in respect of such claim against the Potential Contributor (whether by the Indemnifying Party or the relevant Indemnified Party as provided in the immediately preceding sentence) shall be distributed, (a) first, to the Indemnified Party in the amount of any deductible or similar amount required to be paid by the Indemnified Party prior to the Indemnifying Party being required to make any payment to the Indemnified Party plus, in the case of any claim by a Indemnified Party as provided in the immediately preceding sentence, the costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim, (b) second, to the Indemnifying Party in an amount equal to the aggregate payments made by the Indemnifying Party to the Indemnified Party in respect of such claim, plus the costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim and (c) the balance, if any, to the Indemnified Party.

Section 10.7          Exclusivity.  Except as set forth in Article X, subject to and effective as of the Closing, the Company, on behalf of itself and the other Company Indemnified Parties, the Seller, on behalf of itself and the other Seller Indemnified Parties, and ASAC on behalf of itself and the other ASAC Indemnified Parties waives any rights and claims any Indemnified Party may have against the Indemnifying Party, regardless of the Law or legal theory under which such Liability or obligation may be sought to be imposed, whether at law, in equity, contract, tort or otherwise, to the extent relating to this Agreement and the rights and obligations of the Parties hereunder (other than the rights set forth in Section 11.11 with respect to any covenants to be performed after the Closing).  The rights and claims waived pursuant to the foregoing sentence by the Company, the Seller and ASAC, on behalf of themselves and the other Company Indemnified Parties, Seller Indemnified Parties and ASAC Indemnified Parties, as applicable, include, to the fullest extent permitted under applicable Law, claims for contribution or other rights of recovery arising out of or relating to any Law, claims for breach of contract, for breach (negligent or otherwise) of representation or warranty, and claims for breach of duty in each case to the extent relating to this Agreement.  After the Closing, this Article X will provide the exclusive remedy (other than the remedies set forth in Section 11.11 with respect to any covenants to be performed after the Closing) for any Party against any of the other Parties for any breach of any representation, warranty or covenant contained in this Agreement or any other claim to the extent arising out of or relating to this Agreement and/or the transactions contemplated hereby (except, for the avoidance of doubt, with respect to claims arising under any Ancillary Agreement, which claims shall be governed by the terms of the applicable Ancillary Agreement).

ARTICLE XI
GENERAL PROVISIONS

Section 11.1          Fees and Expenses.  Except as otherwise provided herein or as provided in the Ancillary Agreements, all fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not such transactions are consummated.  For the avoidance of doubt, ASAC shall be solely responsible for all fees and expenses payable with respect to this Agreement pursuant to the HSR Act.

Section 11.2          Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by or on behalf of each Party.

Section 11.3          Waiver.  No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any Party may waive compliance by any other Party with any term or provision of this Agreement; provided that such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer or other authorized Representative on behalf of such Party.

Section 11.4          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of the receipt thereof by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)	if to the Seller, to:

Vivendi
42 avenue de Friedland
75008 Paris, France
	Attention:	Frédéric Crépin
Philippe Capron
	Fax:	+33 1 71 71 3150 (Crépin)
+33 1 71 71 3166 (Capron)
	Email:	frederic.crepin@vivendi.com
philippe.capron@vivendi.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067
Attention:	Ruth Fisher
Mark Lahive
Fax:	(310) 551-8741
Email:	Rfisher@gibsondunn.com
Mlahive@gibsondunn.com

(ii)	if to the Company, to:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, California 90405
	Attention:	Chief Legal Officer
	Fax:	(310) 255-2152
	Email:	chris.walther@activision.com

with copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Adam O. Emmerich
DongJu Song
Fax:	(212) 403-2000
Email:	AOEmmerich@wlrk.com
DSong@wlrk.com

and:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attention:	Peter A. Atkins
Neil P. Stronski
Facsimile:	(212) 735-2000
Email:	peter.atkins@skadden.com
neil.stronski@skadden.com

(iii)	if to ASAC, to:

ASAC II LP
c/o Chadwick and Company
225 Highway 35, Suite 102C

Red Bank, New Jersey 07701
Fax:	(732) 345-8332
Email:	bob@chadwickcpa.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
1888 Century Park East, 21st Floor
Los Angeles, California 90067
Attention:	Alison Ressler
Fax:	(310) 712-8800
Email:	resslera@sullcrom.com

Section 11.5          Interpretation.  When a reference is made in this Agreement to a Section, Article, Exhibit, Schedule or Annex such reference shall be to a Section, Article, Exhibit, Schedule or Annex of or to this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement.

Section 11.6          Entire Agreement.  This Agreement and the Ancillary Agreements constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous written or oral agreements, arrangements, communications and understandings, between the Parties with respect to the subject matter hereof and thereof.

Section 11.7          No Third-Party Beneficiaries.  Other than with respect to Section 7.8, Article X or as set forth in Section 11.10 or, as they relate to the Financing Source Related Parties (in their capacities as such), Section 11.11(b) or Section 11.14, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 11.8          Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 11.9          Submission to Jurisdiction.  Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by a Party or its successors or assigns shall be brought and determined in the Delaware Court of

Chancery (or, if such court lacks subject matter jurisdiction, in any appropriate federal court sitting in the State of Delaware), and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient.  Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 11.10       Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any Party without the prior written consent of each other Party, and any such assignment without such prior written consent shall be null and void; provided, however, that the Seller may assign its rights hereunder to any wholly-owned subsidiary of the Seller in connection with the Restructuring Transactions; provided that no such assignment shall release the Seller of any obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 11.11       Enforcement.

(a)           The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware state or federal court sitting in the State of Delaware), this being in addition to any other remedy to which such Party is entitled at law or in equity.  Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(b)           Each of the Parties agrees that it will not bring or support any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Financing Source Related Parties in any way relating to this Agreement, the Company Debt Financing, the ASAC Debt Financing or any of the transactions contemplated hereby or thereby, including but not limited to any dispute arising out of or relating in any way to the Company Debt Financing Commitment, the ASAC Debt Financing Commitments or any other letter or agreement related to the Company Debt Financing, the ASAC Debt Financing or the performance thereof, in any forum other than any State or Federal court sitting in the Borough of Manhattan in the City of New York.

Section 11.12       Currency.  All references to “dollars” or “$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 11.13       Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 11.14       Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT SUCH WAIVERS SHALL EXTEND TO THE FINANCING SOURCE RELATED PARTIES (IN THEIR CAPACITIES AS SUCH).

Section 11.15       Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

Section 11.16       Facsimile or Electronic Signature.  This Agreement may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers or other authorized representatives thereunto duly authorized.

VIVENDI, S.A.

By:
/s/ Jean-François Dubos

Name: Jean-François Dubos
Title: Chairman of the Management Board

ACTIVISION BLIZZARD, INC.

By:
/s/ Chris B. Walther

Name: Chris B. Walther
Title: CLO

ASAC II LP

By: ASAC II LLC, its general partner

By:	/s/ Brian G. Kelly
Name: Brian G. Kelly
Title: Manager

EXHIBIT A

FORM OF KOTICK WAIVER AND ACKNOWLEDGMENT LETTER

The Waiver and Acknowledgment Letter, dated July 25, 2013, by and between Robert A. Kotick and Activision Blizzard, Inc., is attached as Exhibit 10.1 to this Form 8-K, dated as of July 26, 2013

EXHIBIT B

FORM OF KELLY WAIVER AND ACKNOWLEDGMENT LETTER

The Waiver and Acknowledgment Letter, dated July 25, 2013, by and between Brian G. Kelly and Activision Blizzard, Inc., is attached as Exhibit 10.1 to this Form 8-K, dated as of July 26, 2013

EXHIBIT C

FORM OF AMENDED AND RESTATED INVESTOR AGREEMENT

THIS AMENDED AND RESTATED INVESTOR AGREEMENT, dated as of [    ], 2013 (this “Agreement”), is between VIVENDI, S.A., a societe anonyme organized under the laws of France (“Vivendi”), VGAC LLC, a Delaware limited liability company (“VGAC LLC,” and together with Vivendi, the “Vivendi Parties”), VIVENDI GAMES, INC., a Delaware corporation (“Games”), and ACTIVISION BLIZZARD, INC., a Delaware corporation (the “Company”), and amends and restates in its entirety that certain Investor Agreement, dated as of July 9, 2008 (the “Original Agreement”), between Vivendi, VGAC LLC, Games and the Company.

RECITALS

WHEREAS, Vivendi, VGAC LLC, Games, the Company and Sego Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Company, entered into a Business Combination Agreement (the “Combination Agreement”), dated as of December 1, 2007, which provided for, among other things, the combination of the respective businesses of the Company and Games upon the terms and subject to the conditions set forth therein;

WHEREAS, Vivendi, ASAC II LLP, an exempted limited partnership organized under the laws of the Cayman Islands and acting by ASAC II LLC, its general partner(“ASAC”), and the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”), dated as of July 25, 2013, pursuant to which, among other things, (a) the Company agreed to purchase from Vivendi (the “Purchase Transaction”) all of the capital stock of Amber Holding Subsidiary Co., a Delaware corporation and wholly-owned subsidiary of Vivendi (“New VH”), which at the time of the Purchase Transaction would be the direct owner of 428,676,471 shares of the Company’s common stock, par value $0.000001 per share (“Common Stock”), in exchange for $5,830,000,005.60 in cash and (b) ASAC agreed to purchase from Vivendi [            ](1) shares of Common Stock (the “Private Sale”), in each case, upon the terms and subject to the conditions set forth therein;

WHEREAS, following the consummation of the Purchase Transaction and the Private Sale, Vivendi and its Controlled Affiliates will own [            ](2) shares of Common Stock (the “Remaining Shares”);

(1)         To be filled in with the number of Private Sale Shares acquired at the Closing pursuant to the Purchase Agreement.

(2)         To be filled in with the number of Remaining Shares at the Closing pursuant to the Purchase Agreement.

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Purchase Transaction; and

WHEREAS, parties desire to set forth in this Agreement certain terms and conditions upon which Vivendi will hold shares of Common Stock.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1. Definitions.

(a)                                 For purposes of this Agreement, the following terms shall have the meanings set forth elsewhere in this Agreement or set forth below:

“Affiliate” shall have the meaning set forth in rule 12b-2 under the Exchange Act; provided, however, that, for purposes of this Agreement, the Vivendi Parties shall not be deemed to control, be controlled by, or be under common control with, or be an Affiliate of, the Company or any of its subsidiaries, or vice versa.

“Applicable Securities” means, with respect to any Registration Statement, the Registrable Securities identified in the Demand Notice or Piggyback Notice (or, in the case of the Market Offering Registration Statements, the Remaining Shares that are required to be registered thereunder pursuant to the terms of the Purchase Agreement) relating to such Registration Statement and any Registrable Securities which any other Holder is entitled to, and requests, be included in such registration statement within 20 days after receiving such notice.

“beneficial owner” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a “person” shall not be deemed to have “beneficial ownership” of any shares that any such person has the right to acquire, whether or not such right is exercisable immediately or within sixty (60) days after the date as of which such determination is being made (the term “beneficial ownership” shall have a correlative meaning to the term “beneficial owner”).

“BMC” means the tax scheme recognized and authorized by the French Ministry of the Economy and Finance known as “corporate taxation on global profits” (or, bénéfice mondial consolidé).

“Board” means the board of directors of the Company.

“Bylaws” means the Amended and Restated By-Laws of the Company, as adopted on February 10, 2010.

“Cash-Settled Equity Awards” means stock appreciation rights and/or restricted stock units, in each case, in respect of the common stock of Vivendi that were awarded to Games Employees prior to the Combination Closing Date under the Vivendi Equity Plans.

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“Charter” means the Amended and Restated Certificate of Incorporation of the Company, dated July 9, 2008, and as amended on August 15, 2008.

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Combination Closing Date” means July 9, 2008.

“Commission” means the United States Securities and Exchange Commission.

“control” shall have the meaning set forth in rule 12b-2 under the Exchange Act.

“Controlled Affiliate” of a person shall mean an Affiliate controlled, directly or indirectly, by such person.

“Demand Notice” means a notice given by a Holder pursuant to Section 5.1(a).

“Demand Registration” means a registration under the Securities Act of an offer and sale of Registrable Securities effected pursuant to Section 5.1 hereof, which, notwithstanding the last sentence of Section 5.1(a), shall include the registration of Registrable Securities under each Market Offering Registration Statement.

“Demand Registration Statement” means a registration statement filed under the Securities Act by the Company pursuant to the provisions of Section 5.1 hereof (including, for the avoidance of doubt, each Market Offering Registration Statement required to be filed pursuant to the Purchase Agreement), including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Effectiveness Period” means, with respect to any Registration Statement, the period during which such Registration Statement is effective.

“Effective Time” means, with respect to any Registration Statement, the date on which the Commission declares such Registration Statement effective or on which such Registration Statement otherwise becomes effective under the Securities Act.

“Electing Holder” means, with respect to any Registration, each Holder that is entitled and elects to sell Registrable Securities pursuant to such Registration and this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Games Employees” means employees of Games or any of its Subsidiaries on or prior to the Combination Closing Date.

“Holder” means (i) Vivendi, (ii) each of its Controlled Affiliates and (iii) each holder of Registrable Securities that acquires from Vivendi or any of its Affiliates a number of shares of

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Common Stock that, as of the time of such acquisition, constitutes 10% or more of the aggregate number of issued and outstanding shares of Common Stock.

“Independent Director” means any individual serving on the Board who is not an Ineligible Nominee.

“Ineligible Nominees” means any individual who (a) is a former director, officer or employee of Vivendi or any of its Controlled Affiliates, (b) is an officer or director of any Person who is a competitor of Vivendi or any of its Controlled Affiliates, (c) is an officer or director of any Person that is or was a party to any material action, suit or proceeding, claim or arbitration in which Vivendi or any of its Controlled Affiliates is or was an adverse party, (d) is a member or partner of ASAC, ASAC GP LLC, or an officer or director of ASAC, ASAC GP LLC, or any member of partner thereof or (e) does not qualify as an “independent director” as such term is defined in Rule 4200(15) of the rules promulgated by The Nasdaq Stock Market, Inc. which apply to issuers whose common stock is listed on the Nasdaq Global Market (or any successor rules as may be promulgated from time to time, or, if the Company’s Common Stock is listed on a different national securities exchange, the comparable “independent director” requirements of such other exchange).

“JFG Employment Agreement” means that certain employment agreement, dated as of January 12, 2004, between Vivendi and Jean-Francois Grollemund, as amended from time to time.

“Market Offering Registration” means any Demand Registration under a Market Offering Registration Statement.

“Market Offering Registration Statements” means the First Market Offering Registration Statement and the Second Market Offering Registration Statement (each as defined in the Purchase Agreement).

“NASD” means the National Association of Securities Dealers, Inc.

“NASD Rules” means the Rules of the NASD, as amended from time to time.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Piggyback Registration” means a registration under the Securities Act of an offer and sale of Registrable Securities effected pursuant to Section 5.2 hereof.

“Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Applicable Securities covered by a Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such

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prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

“Registrable Securities” means (a) the Remaining Shares, (b) any securities issued or distributed with respect to, or in exchange for, any such Remaining Shares or securities (whether directly or indirectly or in one or a series of transactions) pursuant to any reclassification, merger, consolidation, reorganization or other transaction or procedure and (c) any securities issued or distributed with respect to, or in exchange for, any securities described in clause (b) or this clause (c) (whether directly or indirectly or in one or a series of transactions) pursuant to any reclassification, merger, consolidation, reorganization or other transaction or procedure, other than, in the case of each of clauses (a), (b) and (c), any such securities that are Unrestricted Securities.

“Registration” means a Demand Registration or Piggyback Registration.

“Registration Expenses” means all expenses incident to the Company’s performance of its obligations in respect of any Registration of Registrable Securities pursuant to this Agreement, including but not limited to all registration, filing and NASD fees, fees of any stock exchange upon which the Registrable Securities are listed, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the public offering of Registrable Securities being registered; provided, however, that notwithstanding the foregoing Registration Expenses shall not include any fees and disbursements of counsel retained by any Holders, underwriters, selling brokers or similar professionals or any transfer taxes or underwriting discounts, fees or commissions relating to the sale of the Registrable Securities.

“Registration Statement” means a Market Offering Registration Statement and each registration statement filed by the Company with the Commission under the Securities Act pursuant to the provisions of Section 5.1 or 5.2 hereof, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rules and Regulations” means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock-Settled Equity Awards” means stock options and/or restricted stock, in each case, in respect of the common stock of Vivendi that were awarded to Games Employees prior to the Combination Closing Date under the Vivendi Equity Plans.

“Tax Contest” means any audit, assessment of tax, other examination by any Taxing Authority, or any proceeding or appeal of such proceeding.

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“Tax Return” means each tax return required to be filed by the Company or any of its Subsidiaries by applicable Law.

“Taxing Authority” means any Governmental Entity having jurisdiction over the imposition, determination, assessment, or collection of any tax.

“Termination Event” means the disposition by Vivendi and/or its Controlled Affiliates of beneficial ownership of common stock of the Company which disposition has the effect of causing Vivendi’s Voting Interest falling and remaining below 9.9% for ninety (90) consecutive days.

“Unrestricted Security” means any Registrable Security that (a) has been offered and sold pursuant to a registration statement that has become effective under the Securities Act, (b) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) under circumstances after which such Registrable Securities became freely transferable without registration under the Securities Act and any legend relating to transfer restrictions under the Securities Act has been removed or (c) is transferable pursuant to paragraph (k) of Rule 144 (or any successor provision thereto).

“Vivendi Equity Plans” means those stock option and other equity-based plans set forth on Schedule 1 attached hereto.

“Vivendi’s Voting Interest” means the percentage of the issued and outstanding Common Stock beneficially owned by Vivendi and its Controlled Affiliates.

(b)                                 For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement, but if not defined therein or herein, shall have the respective meanings ascribed to them in the Combination Agreement.

2. Vivendi Equity Awards.

2.1. Reimbursement for Stock-Settled Equity Award Expenses.  On or prior to February 15th and August 15th of each year, Vivendi shall provide the Company and Games with a statement (the “Equity Expense Statement”) setting forth, in reasonable detail, the amount of the equity-based compensation expense recorded by Vivendi and/or its Controlled Affiliates (other than the Company and its Subsidiaries) during the preceding six month periods ended December 30th and June 30th, respectively, in respect of grants of Stock-Settled Equity Awards to Games Employees that were made after January 1, 2004 and prior to the Combination Closing Date (such amount, a “Periodic Grant Expense”), which shall be calculated in a manner consistent with Vivendi’s consolidated financial statements. Within ten (10) business days after the Company’s receipt of an Equity Expense Statement, the Company or Games shall pay to Vivendi an amount in cash equal to the amount of the Periodic Grant Expense set forth therein.

2.2. Payment of Cash-Settled Equity Awards.

(a)                                 Promptly following the exercise of any Cash-Settled Equity Award, (i) Vivendi shall provide the Company and Games with a statement (an “Exercise Statement”) setting forth,

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in reasonable detail, (A) the name of the exercising party, (B) the number, type and exercise price (if any) of the Cash-Settled Equity Award(s) exercised by such person and (C) the aggregate amount payable to such person with respect to such exercised Cash-Settled Equity Award (the “Aggregate Exercise Payment”).

(b)                                 Games shall be responsible for all payments in respect of the exercise of Cash-Settled Equity awards and, promptly following receipt of each Exercise Statement, the Company or Games shall pay to the applicable exercising party the amount of the Aggregate Exercise Payment set forth in such Exercise Statement, less any applicable tax withholdings required to be made by the Company or Games with respect to such payment.

2.3. Reimbursement for Certain Social Security Contributions.  To the extent still applicable, Games shall be responsible for all salary, bonus and other compensation and benefits required to be paid or provided under the JFG Employment Agreement.  In addition, within thirty (30) days after the end of each quarterly period, Vivendi shall provide the Company and Games with a statement (a “JFG Retirement Statement”) setting forth, in reasonable detail, the amount of the contributions made by Vivendi or any of its Controlled Affiliates (other than the Company and its Subsidiaries) in such quarterly period to the French social security system in respect of the employment of Jean-Francois Grollemund. Within ten (10) business days after the Company’s receipt of a JFG Retirement Statement, the Company or Games shall pay to Vivendi an amount in cash equal to the amount of the social security contributions set forth therein (but in no event in excess of the maximum amount of the social security contributions required under applicable law).

3. Voting and Related Matters.

3.1. Voting of Company Shares.   Until the 6-month anniversary of the first time at which Vivendi and its Controlled Affiliates, in the aggregate, no longer beneficially own 5% of the issued and outstanding Common Stock, Vivendi agrees to vote, and to cause to be voted, all shares of Common Stock owned by it and its Controlled Affiliates that represent shares of Common Stock in excess of 9.9% of the issued and outstanding Common Stock (such 9.9%, the “Minority Interest”) (a) in a manner proportionally consistent with the vote of the shares of Common Stock not owned by Vivendi and its Controlled Affiliates or (b) in accordance with the recommendation, if any, of a majority of the Independent Directors then serving on the Board.  Shares of Common Stock owned by Vivendi and its Controlled Affiliates up to the Minority Interest may be voted by Vivendi and its Controlled Affiliates in their sole discretion.

3.2 Agreement to Vote in Favor of Amendment to Bylaws.  Vivendi, on behalf of itself and its Controlled Affiliates, hereby agrees to vote in favor of any proposed amendments by the Company to the Charter or Bylaws that amend the Charter and/or Bylaws (as applicable) to (a) remove all references to the “Vivendi Nominating Committee,” the “Executive Nominating Committee” and the “Special Nominating Committees” (each as defined in the Bylaws) and all references to any of the definitions listed in Section 3.3(b) of the Bylaws (other than the definition of “Blizzard”) or Article X of the Charter, (b) amend all sections of the Charter or Bylaws (as applicable) that reference or to the extent that they are otherwise implicated, directly or indirectly, by the terms “Vivendi Nominating Committee,” “Executive Nominating Committee” and “Special Nominating Committees” or any of the definitions listed in Section

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3.3(b) of the Bylaws or Article X of the Charter, including, for the avoidance of doubt, Sections 3.2, 3.3, 3.4(b), 3.6, 3.10(c), 3.10(d), 3.10(f), 3.12 and 8.4 of the Bylaws or Sections 5.1(b), 5.3, 5.4, 6.1, 8.1, 8.2, 8.3, 8.5, 8.6, 9.1 and 10.1 of the Charter and (c) otherwise eliminate any express rights of Vivendi to representation on the Board or any other express rights of Vivendi with respect to the Company, the Common Stock or otherwise that is not equally available to every other stockholder of the Company (other than pursuant to this Agreement); provided, that no such amendment shall terminate, amend, limit or modify any rights to indemnification or exculpation provided by the Charter or the Bylaws in any manner adverse to the beneficiaries thereof.

3.3 Standstill.  Each of the Vivendi Parties, on behalf of itself and its Controlled Affiliates, hereby agrees, that for the period commencing on the date hereof and ending six months after the first date on which Vivendi and its Controlled Affiliates, in the aggregate, beneficially own less than 5% of the issued and outstanding Common Stock, none of the Vivendi Parties nor any of their Controlled Affiliates will, in any manner, directly or indirectly:  (a) acquire, offer or propose to acquire, or agree or seek to acquire, or solicit the acquisition of, by purchase or otherwise, any Common Stock (or beneficial ownership thereof) or rights or options to acquire any Common Stock (or beneficial ownership thereof) or commence any tender or exchange offer for any Common Stock (or beneficial ownership thereof); provided, however, that this clause (a) shall not (i) apply to Common Stock or rights to acquire Common Stock issued by the Company to Vivendi or any of its Controlled Affiliates as a dividend, distribution or otherwise in respect of any Common Stock owned by Vivendi and its Controlled Affiliates immediately after giving effect to the Purchase Transaction or (ii) prohibit Vivendi or any of its Controlled Affiliates from purchasing shares of Common Stock issued by the Company pursuant to any public offering of Common Stock conducted by the Company; (b) call or seek to call a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company or engage in the “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company, including soliciting consents or taking other action with respect to the calling of a special meeting of the Company’s stockholders; (c) form, join or in any way participate in a “group” (as defined under the Exchange Act and the rules and regulations thereunder) with respect to the Company or Common Stock (other than to the extent that Vivendi and its Controlled Affiliates constitute a “group” as of the date hereof);  (d) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, board of directors or policies of the Company or to obtain representation on the board of directors of the Company; (e) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination or similar transaction relating to all or part of the Company or any of its subsidiaries or any acquisition transaction for all or part of the assets of the Company or any of its subsidiaries or any of their respective businesses or any recapitalization, restructuring, change in control or similar transaction involving the Company or any of its subsidiaries; (f) request that the Company or the Board amend, waive or otherwise consent to any action inconsistent with any provision of this Section 3.3, (g) enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing activities; (h) advise, assist, encourage, act as a financing source for or other otherwise invest in any other person in connection with any of the foregoing; (i) publicly disclose through its authorized representatives any intention, plan or arrangement inconsistent

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with any of the foregoing; or (j) expressly take any initiative with respect to the Company which could require the Company to make a public announcement regarding (A) such initiative or (B) any of the foregoing activities. For purposes of this Section 3.3, the term “Common Stock” shall be deemed to include any other equity securities of the Company.  The Company and Games acknowledge and agree that no transfer, sale or other transaction with respect to the Remaining Shares between Vivendi or any of its Controlled Affiliates, on the one hand, and Vivendi or any of its Controlled Affiliates, on the other hand, that is not prohibited under Section 7.4 of the Purchase Agreement shall be prohibited by this Section 3.3.

4. Financial Statements; Access to Information, Audit and Inspection.

4.1. Financial Statements.

(a)                                 In order to facilitate Vivendi’s consolidation of the Company for financial reporting purposes, the Company will provide to Vivendi the Company’s quarterly consolidated financial statements through, and use its reasonable best efforts to comply with, Vivendi’s consolidation and financial reporting process for all periods prior to and including December 31, 2013.

(b)                                 The Company shall provide to Vivendi such financial and tax-related information with respect to the Company and its Subsidiaries for all periods prior to and including December 31, 2013 as is reasonably necessary in order for Vivendi to comply with its reporting obligations with respect to any “controlled foreign corporation” legislation, including providing to Vivendi:

(i)                                     within 120 days following the end of each calendar year:

(A)                               separate statutory accounts for the Company and each of its Subsidiaries, each prepared on a standalone basis, in compliance with French generally accepted accounting principles and consistent with Vivendi’s instructions;

(B)                               reports of independent auditors on the statutory accounts for each of the Company’s Subsidiaries that is located in a jurisdiction where such reports is required; and

(C)                               a letter, in a form to be provided by Vivendi, signed by the Company and each of its Subsidiaries, that authorizes Vivendi to consolidate such statutory accounts.

(ii)                                  promptly following the payment by the Company or any of its Subsidiaries of any corporate income tax paid by in any jurisdiction, proof of such payments.

(c)                                  To the extent required to enable Vivendi to comply with applicable French tax or regulatory requirements, including those with respect to the BMC, the Company shall provide Vivendi with a draft copy of each tax return required to be filed by the Company or any of its Subsidiaries by applicable Law (each, a “Designated Tax Return”) at least 40 Business Days

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prior to the due date (including any extensions of such due date) of the filing of such Designated Tax Return. From time to time, as may be necessary, Vivendi shall provide written notice to the Company indicating which category of tax return (e.g. Federal income tax return on Form 1120) shall constitute a Designated Tax Return for purposes of French tax or regulatory compliance.

(d)                                 In the event any material Tax Contest is initiated by any Taxing Authority pertaining to any Designated Tax Return, the Company shall (i) promptly notify Vivendi in writing of the existence of such Tax Contest and (ii) to the extent required to enable Vivendi to comply with applicable French tax or regulatory requirements as indicated in a written request from Vivendi, (x) keep Vivendi reasonably informed of the material issues arising during the course of such Tax Contest and (y) furnish to Vivendi a copy of all written communications, documents, and other material writings as specified in such request.

(e)                                  Vivendi agrees that it shall reimburse the Company for the actual and reasonably documented out-of-pocket expenses (including reasonable fees of attorneys, accountants and consultants) incurred by the Company and its Subsidiaries in connection with providing to Vivendi the materials described in Section 4.1(b) above; provided that such expenses are previously approved by Vivendi (which approval shall not be unreasonably withheld, conditioned or delayed).

(f)                                   The provisions of this Section 4.1 shall remain operative until the Company has provided Vivendi with all of the information required by this Section 4.1 for the fiscal quarter in which a Termination Event first occurs; provided, however, that the requirements of Section 4.1(a) shall continue following a Termination Event (i) for all periods prior to the Termination Date and (ii) if the Company is no longer required to file periodic reports pursuant to the Exchange Act.

4.2. Access to Information, Audit and Inspection.  Vivendi and its Representatives shall have (and the Company shall cause its Subsidiaries to provide Vivendi and its Representatives with) access at reasonable times and during normal business hours to all pertinent books and records of the Company and its Subsidiaries and their respective businesses (including those books and records pertaining to periods prior to the Combination Closing Date (but excluding any materials provided by advisors to the Company with respect to the Combination Agreement and the transactions contemplated thereby)), including the right to examine and audit any of such books and records and to make copies and extracts therefrom.  Vivendi shall bear all expenses incurred by it or its Representatives in making any such examination or audit and will reimburse the Company for all reasonable out-of-pocket expenses incurred by it or its Subsidiaries in connection therewith.  The Company shall, and shall cause each of its Subsidiaries to, make arrangements for Vivendi and its Representatives to have prompt access at reasonable times and during normal business hours to its officers, directors and employees to discuss the business and affairs of the Company and its Subsidiaries and the books and records pertaining thereto; provided that Vivendi shall coordinate all requests for access to such officers, directors and other personnel through the Company’s Chief Executive Officer.  The provisions of this Section 4.2 shall continue to apply to the Company and its Subsidiaries and be enforceable by Vivendi after a Termination Event, but only to the extent, in each case, that such books and records and such access to officers, directors and other employees are reasonably requested by Vivendi in connection with any pending or threatened litigation, proceeding or investigation instituted by a

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third party involving Vivendi or any of its Affiliates insofar as such matter relates to the business or affairs of the Company or such Subsidiary (including any matters relating to the business and affairs of any predecessor businesses, and including relating to periods prior to the date of a Termination Event). All non-public information provided to Vivendi or its Affiliates or Representatives by the Company or its Affiliates or Representatives shall be kept confidential by Vivendi and its Affiliates and Representatives and shall not be disclosed by Vivendi and its Affiliates and Representatives unless and to the extent required by applicable law or a governmental agency.

4.3. Additional Information.  In order to facilitate Vivendi’s drafting and submission of its annual report and of its “activity and sustainable development” report required under the French commercial code (or a “Cahier RSE”), the Company will provide Vivendi with all information regarding the Company and its subsidiaries reasonably requested by Vivendi and consistent with past practice to draft the annual report and Cahier RSE for the complete year of 2013.

5. Registration Rights.

5.1.  Demand Registration.

(a)                                 Each Holder shall have the right, subject to the terms of this Agreement and to the Purchase Agreement, to require the Company to register for offer and sale under the Securities Act all or a portion of the Registrable Securities then owned by such Holder subject to the requirements and limitations in this Section 5.1. In order to exercise such right, the Holder (the “Demanding Holder”) must give written notice to the Company (a “Demand Notice”) requesting that the Company register under the Securities Act the offer and sale of Registrable Securities (i) having a market value on the date the Demand Notice is received (the “Demand Date”) of at least $500 million based on the then prevailing market price, or (ii) representing at least 7.5% of the outstanding Common Stock (on a fully diluted basis). Upon receipt of the Demand Notice, the Company shall (i) prepare and file with the Commission as soon as practicable and in no event later than 90 days after the Demand Date a Demand Registration Statement relating to the offer and sale of the Applicable Securities on any available form agreed to by the Demanding Holder and the Company for which the Company then qualifies (which may include a “shelf” Registration Statement under Rule 415 promulgated under the Securities Act solely for use in connection with delayed underwritten offerings under Rule 415 promulgated under the Securities Act) and (ii) use reasonable efforts to cause such Demand Registration Statement to be declared effective under the Securities Act as promptly as practicable. The Company shall use reasonable efforts to have each Demand Registration Statement remain effective until the earlier of (i) one year (in the case of a shelf Demand Registration Statement) or 60 days (in the case of any other Demand Registration Statement) from the Effective Time of such Registration Statement and (ii) such time as all of the Applicable Securities have been disposed of by the Electing Holders.  Notwithstanding the foregoing, it is understood and agreed the provisions of this Section 5.1(a) shall not apply to the Market Offering Registration Statements.

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(b)                                 The Company shall have the right to postpone (or, if necessary or advisable, withdraw) the filing, or to delay the effectiveness, of a Registration Statement or offers and sales of Applicable Securities registered under a shelf Demand Registration Statement or otherwise suspend the use of any Prospectus if a majority of the Independent Directors of the Company determines in good faith that the sale of Registrable Securities covered by such Registration Statement (i) would interfere with any pending financing, acquisition, corporate reorganization or other corporate transaction involving the Company or any of its Subsidiaries, (ii) would require disclosure of any event or condition that such directors determine would be disadvantageous for the Company to disclose and which the Company is not otherwise required to disclose at such time, or (iii) would otherwise be materially detrimental to the Company and its Subsidiaries, taken as a whole, and furnishes to the Electing Holders a copy of a resolution of the Independent Directors setting forth such determination; provided, however, that no single postponement shall exceed 120 days in the aggregate. The Company shall advise the Electing Holders of any such determination as promptly as practicable.

(c)                                  Notwithstanding anything in this Section 5.1, the Company shall not be obligated to take any action under this Section 5.1:

(i)                                     with respect to more than four (4) Demand Registrations (provided that the Market Offering Registration Statements shall not constitute Demand Registrations for purposes of this Section 5.1(c)(i)) relating to underwritten offerings which have become effective (or as otherwise provided in Section 5.1(e)) and which covered all the Registrable Securities requested by the Demanding Holder to be included therein; or

(ii)                                  with respect to more than two (2) Demand Registration Statements which have become and remained effective (or as otherwise provided in Section 5.1(e)) as required by this Agreement in a twenty-four month period.

(d)                                 Other than with respect to the Market Offering Registration Statements, the Company may include in any Registration requested pursuant to Section 5.1(a) hereof other securities for sale for its own account or for the account of another Person, subject to the following sentence.  In connection with an underwritten offering, if the managing underwriter advises the Company and the Electing Holders that in its good faith view the number of securities requested to be registered exceeds the maximum number which can be sold in such offering without materially adversely affecting the pricing, timing or likely success of the offering (with respect to any offering, the “Maximum Number”), the Company shall include such Maximum Number in such Registration Statement as follows: (i) first, the Applicable Securities requested to be registered by the Demanding Holder, (ii) second, the Applicable Securities requested to be included by any other Electing Holders, if any, (iii) third, any securities proposed to be included by the Company and (iv) fourth, any other securities requested to be included in such Registration Statement.  For purposes of this Agreement, an “underwritten offering” shall be an offering pursuant to which securities are sold to a broker-dealer or other financial institution or group thereof for resale by them to investors.

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(e)                                  Other than with respect to any Marketing Offering Registration Statement, the Demanding Holder shall have the right to withdraw its Demand Notice (in which case such Demand Notice shall be deemed never to have been given for purposes of Section 5.1(a) or Section 5.1(c)) (i) at any time prior to the time the Demand Registration Statement has been declared or becomes effective if the Demanding Holder reimburses the Company for the reasonable out-of-pocket expenses incurred by it prior to such withdrawal in effecting such Registration, (ii) upon the issuance by the Commission or any court or other governmental agency or authority of a stop order, injunction or other order which prohibits or interferes with such Registration, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than as a result of default by the Demanding Holder, or (iv) if the Company exercises any of its rights under Section 5.1(b) of this Agreement. If the Holders withdraw a Demand Notice pursuant to this Section 5.1(e) and the Company nevertheless decides to continue with the Registration as to securities other than the Applicable Securities, then the Holders shall be entitled to participate in such Registration pursuant to Section 5.2 hereof, but in such case the Intended Offering Notice must be given to the Holders at least 10 business days prior to the anticipated filing date of the Registration Statement and the Holders shall be required to give the Piggyback Notice no later than five business days after the Company’s delivery of such Intended Offering Notice.

(f)                                   If any Registration pursuant to this Section 5.1 (other than any Market Offering Registration) shall relate to an underwritten offering, each of the Demanding Holder and the Company shall select one or more joint lead managing underwriters reasonably acceptable to the other party, which consent shall not be unreasonably withheld, conditioned or delayed, and the right of any other Holder to participate therein shall be conditioned upon such Holder’s participation in the underwriting agreements and arrangements required by this Agreement.  If any Market Offering Registration pursuant to this Section 5.1 shall relate to an underwritten offering, the Demanding Holder shall select one or more lead managing underwriters reasonably acceptable to the Company, which consent shall not be unreasonably withheld, conditioned or delayed, and no other Holder shall have the right to participate in such offering.

(g)                                  For purposes of this Section 5, with respect to any Registration in connection with a Market Offering Registration Statement, the terms “Demanding Holder” and “Electing Holder” shall be deemed references to Vivendi.  Notwithstanding anything in this Agreement to the contrary, the rights of the Holders under Sections 5.1 and 5.2 shall be suspended, and any sales by the Holders under Registrations shall be prohibited, during the First Lockup Period and the Second Lockup Period (each as defined in the Purchase Agreement), other than with respect to the filing of Market Offering Registration Statements.  The parties hereby agree that the Company may designate an existing effective registration statement of the Company, including any Market Offering Registration Statement, as the Demand Offering Registration Statement in satisfaction of the Company’s obligations under Section 5.1(a).

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5.2.  Piggyback Registrations.

(a)                                 If at any time the Company intends to file on its behalf or on behalf of any holder of its securities a Registration Statement under the Securities Act in connection with a public offering of any securities of the Company (other than a registration statement on Form S-8 or Form S-4 or their successor forms), then the Company shall give written notice of such intention (an “Intended Offering Notice”) to Vivendi and to each other Holder (provided the Company shall not be obligated to provide an Intended Offering Notice to any person (other than Vivendi and its Controlled Affiliates) unless Vivendi or one of its Controlled Affiliates has provided written notice to the Company that such other person qualifies as a “Holder” as provided in this Agreement) at least 10 business days prior to the date such Registration Statement is filed. Such Intended Offering Notice shall offer to include in such Registration Statement for offer to the public the number or amount of Registrable Securities as each such notified Holder may request, subject to the conditions set forth herein, and shall specify, to the extent then known, the number and class of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, and any proposed managing underwriter or underwriters of such securities. Any Holder that elects to have its Registrable Securities offered and sold pursuant to such Registration Statement shall so advise the Company in writing (such written notice from any such Holder being a “Piggyback Notice”) not later than seven business days after the date on which such Holder received the Intended Offering Notice, setting forth the number of Registrable Securities that such Holder desires to have offered and sold pursuant to such Registration Statement. Upon the request of the Company, the Electing Holders shall enter into such underwriting, custody and other agreements as shall be customary in connection with registered secondary offerings or necessary or appropriate in connection with the offering. Each Holder shall be permitted to withdraw all or part of its Applicable Securities from any Registration pursuant to this Section 5.2 at any time prior to the sale thereof (or, if applicable, the entry into a binding agreement for such sale). If any Registration pursuant to this Section 5.2 shall relate to an underwritten offering, the right of any Holder to participate therein shall be conditioned upon such Holder’s participation in the underwriting agreements and arrangements required by this Agreement.

(b)                                 In connection with an underwritten offering initiated by the Company for its own account, if the managing underwriter or underwriters advise the Company that in its or their good faith view the number of securities proposed to be registered exceeds the Maximum Number with respect to such offering, the Company shall include in such Registration such Maximum Number as follows: (i) first, the securities that the Company proposes to sell, and (ii) second, the Applicable Securities requested to be included in such Registration pro rata among the Electing Holders and such other holders of securities of the Company who have requested that their securities be included in such underwritten offering  and who hold contractual registration rights with respect to such securities, based on the respective amount of Applicable Securities owned by them. In connection with an underwritten offering initiated by holders of securities of the Company (other than the Holders) who have requested that their securities be included in such underwritten offering and who hold contractual registration rights with respect to

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such securities, if the managing underwriter or underwriters advise the Company that in its or their good faith view the number of securities proposed to be registered exceeds the Maximum Number with respect to such offering, the Company shall include in such Registration such Maximum Number as follows: (i) first, the securities that holders of securities of the Company (other than the Holders) who have requested that their securities be included in such underwritten offering  and who hold contractual registration rights with respect to such securities propose to sell, (ii) second, the Applicable Securities requested to be included in such Registration pro rata among the Electing Holders, based on the respective amount of Applicable Securities owned by them and (iii) third, the securities that the Company proposes to sell.

(c)                                  The rights of the Holders pursuant to Section 5.1 hereof and this Section 5.2 are cumulative, and the exercise of rights under one such Section shall not exclude the subsequent exercise of rights under the other such Section (except to the extent expressly provided otherwise herein). Notwithstanding anything herein to the contrary, the Company may abandon and/or withdraw any registration as to which rights under Section 5.2 may exist (or have been exercised) at any time and for any reason without liability hereunder. In such event, the Company shall notify each Holder that has delivered a Piggyback Notice to participate therein. No Registration of Registrable Securities effected pursuant to a request under this Section 5.2 shall be deemed to be, or shall relieve the Company of its obligation to effect, a Registration upon request under Section 5.1 hereof. The Company may enter into other registration rights agreements; provided, however, that the rights and benefits of a holder of securities of the Company with respect to registration of such securities as contained in any such other agreement shall not be inconsistent with, or adversely affect, the rights and benefits of holders of Registrable Securities as contained in this Agreement.

5.3.  Registration Procedures.  In connection with a Registration Statement, the following provisions shall apply:

(a)                                 Each Electing Holder shall in a timely manner (i) deliver to the Company and its counsel a duly completed copy of any form of notice and questionnaire reasonably requested by the Company and (ii) provide the Company and its counsel with such other information as to itself as may be reasonably requested by the Company in connection with the Company’s obligations under federal and state securities laws.

(b)                                 The Company shall furnish to each Electing Holder, prior to the Effective Time, a copy of the Registration Statement initially filed with the Commission, and shall furnish to such Electing Holders copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein.

(c)                                  The Company shall promptly take such action as may be reasonably necessary so that (i) each of the Registration Statement and any amendment thereto and the Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case), when it becomes effective, complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the

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Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming part of the Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the period during which the Company is required to keep a Registration Statement continuously effective under Section 5.1(a) (other than any period during which it is entitled and elects to postpone offers and sales under Section 5.1(b) (each, a “Postponement Period”)) include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 The Company shall, promptly upon learning thereof, advise each Electing Holder, and shall confirm such advice in writing if so requested by any such Electing Holder:

(i)                                     when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv)                              of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(v)                                 following the effectiveness of any Registration Statement, of the happening of any event or the existence of any state of facts that requires the making of any changes in the Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Electing Holders to suspend the use of the Prospectus until the requisite changes have been made which instruction such Electing Holders agree to follow); and

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(vi)                              if at any time any of the representations and warranties of the Company contemplated by paragraph (l) below cease to be true and correct or will not be true and correct as of the closing date for the offering.

(e)                                  The Company shall use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

(f)                                   The Company shall furnish to each Electing Holder, without charge, at least one copy of the Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such Electing Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Registration Statement.

(g)                                  The Company shall, (i) during the period during that the Company is required to keep a Registration Statement continuously effective under Section 5.1(a) or, (ii) with respect to the Market Offering Registration Statements, during the period during that the Company is required to keep such Market Offering Registration Statement continuously effective pursuant to the terms of the Purchase Agreement, or (iii) during the period during which the Company elects to keep a Registration Statement continuously effective under Section 5.2(a), deliver to each Electing Holder and any managing underwriter or agent, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement and any amendment or supplement thereto and other documents as they may reasonably request to facilitate the distribution of the Registrable Securities; and the Company consents (except during the continuance of any event described in Section 5.3(d)(v) hereof) to the use of the Prospectus, with any amendment or supplement thereto, by each of the Electing Holders and any managing underwriter or agent in connection with the offering and sale of the Applicable Securities covered by the Prospectus and any amendment or supplement thereto during such period.

(h)                                 Prior to any offering of Applicable Securities pursuant to the Registration Statement, the Company shall (i) use reasonable efforts to cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Applicable Securities for offer and sale under any applicable securities or “blue sky” laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) use reasonable efforts to keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for the period during which the Company is required to keep a Registration Statement continuously effective under Section 5.1(a) or elects to keep effective under Section 5.2(a) and (iii) take any and all other actions reasonably requested by an Electing Holder which are necessary or advisable to enable the disposition in such jurisdictions of such Applicable Securities; provided, however, that nothing contained in this Section 5.3(h) shall require the Company to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.3(h) or (B) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject.

(i)                                     The Company shall, if requested by the Electing Holders, use commercially reasonable efforts to cause all such Applicable Securities to be sold pursuant to the Registration

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Statement to be listed on any securities exchange or automated quotation service on which securities of the Company are listed or quoted.

(j)                                    The Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Applicable Securities to be sold pursuant to the Registration Statement, which certificates shall comply with the requirements of any securities exchange or automated quotation service on which any securities of the Company are listed and quoted, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders or any managing underwriter or agent may request in connection with the sale of Applicable Securities pursuant to the Registration Statement.

(k)                                 Upon the occurrence of any fact or event contemplated by Section 5.3(d)(v) hereof, the Company shall promptly prepare a post-effective amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, after such amendment or supplement, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be required to take any such action during a Postponement Period (but it shall promptly thereafter). In the event that the Company notifies the Electing Holders of the occurrence of any fact or event contemplated by Section 5.3(d)(v) hereof, each Electing Holder agrees, as a condition of the inclusion of any of such Electing Holder’s Applicable Securities in the Registration Statement, to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

(l)                                     The Company shall, together with all Electing Holders, enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering) and take all other reasonable and appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially similar to those set forth in Section 5.5 hereof with respect to all parties to be indemnified pursuant to Section 5.5 hereof. In addition, in such agreements, the Company will make such representations and warranties to the Electing Holder(s) and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in primary equity offerings. The Electing Holder(s) shall be party to such agreements and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Electing Holders to the extent applicable. No Electing Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters or agents, other than representations, warranties or agreements relating to such Electing Holder of its Affiliates, its Registrable Securities (including ownership and title) and its intended method of distribution or any other representations required by law or reasonably requested by the underwriters in light of the Electing Holders then current ownership and representation on the Company’s board of directors.

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(m)                             If requested by the managing underwriter in any underwritten offering (including in connection with any underwritten offering pursuant to either of the Market Offering Registration Statements), the Company and each Holder (whether or not an Electing Holder) will agree to such limitations on sale, transfer, short sale, hedging, option, swap and other transactions relating to any securities of the Company or convertible or exchangeable for securities of the Company (including any sales under Rule 144 of the Securities Act), and public announcements relating to the foregoing as are then customary in underwriting agreements for registered underwritten offerings; provided, however, that such limitations shall not continue beyond the 90th day after the effective date of the Registration Statement in question or, if later, the commencement of the public distribution of securities to the extent timely notified in writing by the managing underwriters.

(n)                                 The Company shall use commercially reasonable efforts to:

(i)                                     (A) make reasonably available for inspection by Electing Holders, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other professional retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company’s officers, directors and employees to participate in road shows or other customary marketing activities and to supply all information reasonably requested by such Electing Holders or any such underwriter, attorney, accountant or professional in connection with the Registration Statement as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated by the Company, in good faith, as confidential shall be kept confidential by such Holders and any such underwriter, attorney, accountant or agent, unless such disclosure is required in connection with a court proceeding after such advance notice to the Company (to the extent practicable in the circumstances) so as to permit the Company to contest the same, or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided, further that, the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Electing Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Electing Holders and such other parties;

(ii)                                  in connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters) addressed to the underwriters, covering the matters customarily covered in opinions requested in secondary underwritten offerings of equity securities, to the extent reasonably required by the applicable underwriting agreement;

(iii)                               in connection with any underwritten offering, obtain “cold comfort” letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each

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Electing Holder participating in such underwritten offering (if such Electing Holder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with secondary underwritten offerings of equity securities;

(iv)                              in connection with any underwritten offering, deliver such documents and certificates as may be reasonably requested by any Electing Holders participating in such underwritten offering and the underwriters, if any, including, without limitation, certificates to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by the Company; and

(v)                                 use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.

(o)                                 Not later than the effective date of the applicable Registration Statement, the Company shall provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company.

(p)                                 The Company shall cooperate with each Electing Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

(q)                                 As promptly as practicable after filing with the Commission of any document which is incorporated by reference into the Registration Statement or the Prospectus, the Company shall provide copies of such document to counsel for each Electing Holder and to the managing underwriters and agents, if any.

(r)                                    The Company shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

(s)                                   With respect to the Registrations in connection with the Market Offering Registration Statements, all uses of the words “commercially reasonable efforts” in this Section 5.3 shall be deemed replaced with the words “reasonable best efforts.”

(t)                                    The Company shall use reasonable best efforts to take all other steps necessary to effect the timely registration, offering and sale of the Applicable Securities covered by the Registration Statements contemplated hereby.

5.4. Registration Expenses.  The Company shall bear all of the Registration Expenses and all other expenses incurred by it in connection with the performance of its obligations under this Agreement. The Electing Holders shall bear all other expenses relating to any Registration or sale in which such Electing Holders participate, including without limitation the fees and

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expenses of counsel to such Electing Holders and any applicable underwriting discounts, fees or commissions.

5.5. Indemnification and Contribution.

(a)                                 Upon the Registration of Applicable Securities, the Company shall indemnify and hold harmless each Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Applicable Securities, and each of their respective officers and directors and each person who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person, an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Applicable Securities are to be registered under the Securities Act, or any Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any reasonable and documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person or its agent expressly for use therein; and provided, further, that the Company shall not be liable to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon the use of any Prospectus after such time as the Company has advised the Electing Holder in writing that a post-effective amendment or supplement thereto is required, except such Prospectus as so amended or supplemented.

(b)                                 Each Electing Holder agrees, as a consequence of the inclusion of any of such Holder’s Applicable Securities in such Registration Statement, and shall cause each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Applicable Securities to agree, as a consequence of facilitating such disposition of Applicable Securities, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or

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alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder, underwriter, selling agent or other securities professional, as applicable, expressly for use therein; provided, however, that notwithstanding anything herein to the contrary the maximum aggregate amount that any Electing Holder shall be required to pay pursuant to this Section 5.5 in respect of any Registration shall be the net proceeds received or to be received by such Electing Holder from sales of Registrable Securities pursuant to such Registration.

(c)                                  Promptly after receipt by any Person entitled to indemnity under Section 5.5(a) or (b) hereof (an “Indemnitee”) of any notice of the commencement of any action or claim, such Indemnitee shall, if a claim in respect thereof is to be made against any other person under this Section 5.5 (an “Indemnitor”), notify such Indemnitor in writing of the commencement thereof, but the omission so to notify the Indemnitor shall not relieve it from any liability which it may have to any Indemnitee except to the extent the Indemnitor is actually prejudiced thereby. In case any such action shall be brought against any Indemnitee and it shall notify an Indemnitor of the commencement thereof, such Indemnitor shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnitor similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee (which shall not be counsel to the Indemnitor without the consent of the Indemnitee, such consent not to be unreasonably withheld, conditioned or delayed). After notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, such Indemnitor shall not be liable to such Indemnitee under this Section 5.5 or otherwise for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee, in connection with the defense thereof (other than reasonable costs of investigation) unless the Indemnitee shall have been advised by counsel that representation of the Indemnitee by counsel provided by the Indemnitor would be inappropriate due to actual or potential conflicting interests between the Indemnitee and the Indemnitor, including situations in which there are one or more legal defenses available to the Indemnitee that are different from or additional to those available to Indemnitor; provided, however, that the Indemnitor shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate counsel at any time for all Indemnitees, except to the extent that local counsel, in addition to their regular counsel, is required in order to effectively defend against such action. No Indemnitor shall, without the written consent of the Indemnitee, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnitee. No indemnification shall be available in respect of any settlement of any action or claim effected by an Indemnitee without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)                                 If the indemnification provided for in this Section 5.5 is unavailable or insufficient to hold harmless an Indemnitee under Section 5.5(a) or Section 5.5(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnitor shall contribute to the amount paid or payable

22

by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnitor and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitor or by such Indemnitee, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5(d) were determined solely by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in this Section 5.5(d). The amount paid or payable by an Indemnitee as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 5.5(d) to contribute shall be several in proportion to the percentage of Applicable Securities registered or underwritten, as the case may be, by them and not joint.

6. Intentionally Omitted.

7. Intentionally Omitted.

8. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damages to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in damages. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

9. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs and devises, as applicable; and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assignable without the written consent of the other party hereto, except that Vivendi may assign, in its sole discretion, all or any of its rights,

23

interests and obligations hereunder (other than under Section 3) to any of its Controlled Affiliates and its rights and obligations under Section 5 to any Holder in connection with the transfer to such Holder of Registrable Securities; provided that such Controlled Affiliates or other Holders, as the case may be, execute a counterpart to this Agreement concurrent with such assignment and, provided, further, that Vivendi shall be responsible if any its Controlled Affiliates do not fulfill their obligations hereunder.

10. Termination. This Agreement will terminate automatically, without any action on the part of any party hereto, upon the occurrence of a Termination Event; provided, however, that the following provisions shall survive the termination of this Agreement in accordance with their terms: Section 3, Section 4, Section 5 (solely to the extent applicable to the Market Offering Registration Statements and with respect to Section 5.5), Section 12, Section 13, Section 14 and Section 18.  The Company acknowledges and agrees that (i) as of the date hereof, after giving effect to the transactions contemplated by the Purchase Agreement, the Company’s insider trading policy does not apply to Vivendi and its Controlled Affiliates and (ii) the Company will not amend its insider trading policy to increase the scope of its applicability to Vivendi and its Controlled Affiliates.

11. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

13. Jurisdiction; Waiver of Venue. Each of the parties hereto, including its successors and permitted assigns, irrevocably agrees that any legal action or proceeding arising out of or related to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts).  Each of the parties agrees further to accept service of process in any manner permitted by such courts.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or related to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (iii) to the fullest extent permitted by law, that (A) the suit, action or proceeding in any such court is

24

brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (iv) any right to a trial by jury.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or made by a party hereto only upon receipt by the receiving party at the following addresses (if mailed) or the following telecopy numbers (if delivered by facsimile), or at such other address or telecopy number for a party as shall be specified by like notice:

(a)	if to Vivendi or VGAC LLC, to

Vivendi, S.A.
42 avenue de Friedland
75008 Paris, France
	Attention:	Frédéric Crépin
Philippe Capron
	Fax:	+33 1 71 71 3150 (Crépin)
+33 1 71 71 3166 (Capron)
	Email:	frederic.crepin@vivendi.com
philippe.capron@vivendi.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067
	Attention:	Ruth Fisher
Mark Lahive
	Fax:	(310) 551-8741
	Email:	Rfisher@gibsondunn.com
Mlahive@gibsondunn.com

(b)	if to the Company, to

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, California 90405
Attention: Chief Legal Officer
Fax: (310) 255-2152
	Email:	chris.walther@activision.com

with copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

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Attention:	Adam O. Emmerich
DongJu Song
Fax:	(212) 403-2000
Email:	AOEmmerich@wlrk.com
DSong@wlrk.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attention:	Peter A. Atkins
Neil P. Stronski
Fax:	(212) 735-2000
Email:	peter.atkins@skadden.com
neil.stronski@skadden.com

15. Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

16. Waiver. The parties hereto may, to the extent permitted by applicable Law, subject to Section 18 hereof, (a) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

17. Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

18. Enforcement of Company Rights.  Each of the Parties hereto acknowledges and agrees that the Independent Directors of the Company shall have the sole and exclusive right to control (acting by a majority vote of such Independent Directors) (i) the granting of all approvals, consents or waivers by the Company hereunder, (ii) the giving of all notices by the Company hereunder, (iii) the approval (or disapproval) of the Company’s entry into any amendment or supplement to this Agreement, or (iv) the Company’s exercise of its rights and remedies hereunder vis-à-vis Vivendi.

19. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts

26

have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

20. Headings. All Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

27

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

VIVENDI S.A.

By:
Name:
Title:

VGAC LLC

By:
Name:
Title:

VIVENDI GAMES, INC.

By:
Name:
Title:

ACTIVISION BLIZZARD, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Investor Agreement]

EXHIBIT D

FORM OF

STOCKHOLDERS AGREEMENT

dated as of [    ], 2013

by and among

Activision Blizzard, Inc.,

ASAC II LP

and, for the limited purposes set forth in Section 3.01(c) and Section 3.07,

Robert A. Kotick

And

Brian G. Kelly

		Page

ARTICLE I

DEFINITIONS

Section 1.01.	Definitions	1

ARTICLE II

REGISTRATION RIGHTS

Section 2.01.	Registration	7
Section 2.02.	Piggyback Registration	10
Section 2.03.	Reduction of Size of Underwritten Offering	10
Section 2.04.	Registration Procedures	11
Section 2.05.	Conditions to Offerings	15
Section 2.06.	Suspension Period	16
Section 2.07.	Registration Expenses	17
Section 2.08.	Indemnification; Contribution	17
Section 2.09.	Rule 144	19
Section 2.10.	Transfer of Registration Rights	19

ARTICLE III

STANDSTILL; LOCK-UP; VOTING; CERTAIN OTHER MATTERS

Section 3.01.	Standstill	20
Section 3.02.	Lock-Up	22
Section 3.03.	Transfer Restrictions	22
Section 3.04.	Distributions to Investors	23
Section 3.05.	Transfer Agent	23
Section 3.06.	Legends	24
Section 3.07.	Voting	25

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01.	Representations and Warranties of the Company	25
Section 4.02.	Representations and Warranties of Stockholder	26

ARTICLE V

GENERAL PROVISIONS

Section 5.01.	Adjustments	26

i

ii

STOCKHOLDERS AGREEMENT, dated as of [   ], 2013 (this “Agreement”), by and among Activision Blizzard, Inc., a Delaware corporation (the “Company”), ASAC II LP, an exempted limited partnership organized under the laws of the Cayman Islands (“Stockholder”), and, for the limited purposes set forth in Section 3.01(c) and Section 3.07, Robert A. Kotick and Brian G. Kelly.

RECITALS

WHEREAS, each of Stockholder, Vivendi, S.A. (“Seller”), and the Company are party to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of July 25, 2013;

WHEREAS, pursuant to the Purchase Agreement, Stockholder has agreed to acquire, as of the date of this Agreement and at the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), 171,968,042 shares of Common Stock from Seller and its controlled affiliates (the “Shares”);

WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the parties to consummate the transactions contemplated by the Purchase Agreement; and

WHEREAS, each of the parties hereto desires to enter into this Agreement in order to establish certain rights, restrictions and obligations of Stockholder, as well as to set forth certain corporate governance, liquidity and other arrangements relating to the Company and the Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.                 Definitions.  As used in and for purposes of this Agreement, the following terms have the following meanings:

“Affiliate” of any person means those other persons that, directly or indirectly, control, are controlled by or are under common control with such person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”), as applied to any person, means the possession, directly or indirectly, of (i) ownership or control of, or power to vote, 25 percent or more of the outstanding shares of any class of voting securities of such person or (ii) control, in any manner, over the election of a majority of the directors, trustees or general partners (or individuals exercising similar functions) of such person; provided, however, that, for purposes of this Agreement, Stockholder and its Affiliates shall not be deemed an Affiliate of the Company or any of its Subsidiaries, or vice versa, and none of the Company or its Subsidiaries shall be deemed an Affiliate of Seller, or vice

1

versa, and provided, further, that any general partner of Stockholder shall be deemed an Affiliate of Stockholder.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“beneficial owner” and words of similar import have the meaning assigned to such terms in Rule 13d-3 promulgated under the Exchange Act as in effect on the date of this Agreement.  The term “beneficially own” has a meaning correlative to the foregoing.

“Board of Directors” means, with respect to any person, the board of directors, board of managers, supervisory board and executive board, managing member(s), managers or such other similar governing body or group, as applicable, established pursuant to the charter, constitution, articles or articles of incorporation and by-laws of a corporation or banking organization, the certificate of partnership and partnership agreement of a general or limited partnership, the certificate of formation and limited liability company agreement of a limited liability company, the trust agreement of a trust or the comparable documents of other entities of such person.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

“Closing” has the meaning set forth in the Recitals.

“Closing Date” means the date on which the Closing occurs.

“Common Stock” means, collectively, the common stock, par value $0.000001 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Board” means the Board of Directors of the Company.

“Davis” means each Investor that is an investment company registered under the Investment Company Act and advised by Davis Selected Advisers, L.P. or any of its Affiliates.

“Delaware Court of Chancery” has the meaning set forth in Section 5.13.

“Demand Notice” has the meaning set forth in Section 2.01(b)(i).

“Demand Registration” has the meaning set forth in Section 2.01(b)(i).

“Distribution Date” means the date on which Stockholder Transfers Shares to the Investors in accordance with Section 3.04.

“Equity Interests” means any type of equity ownership in the Company or Right, including Common Stock or other stock or any similar security, or any interest entitling the

2

holder thereof to participate in distributions, to vote for members of the Company Board, or otherwise granting or affording any other economic, voting or other rights, obligations, benefits or interests in, or attaching to or deriving from, such interests.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fidelity” means each Investor that is an investment company registered under the Investment Company Act and advised by Fidelity Management & Research Co. or any of its Affiliates.

“Freely Tradable” shall mean, with respect to any security, that such security (i) is eligible to be sold by the holder thereof, without the application of any volume or manner of sale restrictions, pursuant to Rule 144, (ii) bears no legends restricting the transfer thereof, and (iii) bears an unrestricted CUSIP number (if held in global form).

“Governmental Entity” means any federal, state, local or foreign government, any transnational governmental organization or any court of competent jurisdiction, arbitral, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system on which securities issued by the Company or any of its Subsidiaries are listed or quoted.

“Holder” means either (a) Stockholder or (b) the Investors to whom Stockholder has Transferred Shares in accordance with Section 3.04, as applicable; it being understood that the Investors shall only have the obligations of Holder under Article II to the extent they participate in any registration and offering thereunder.

“Indemnified Party” has the meaning set forth in Section 2.08(c).

“Indemnified Persons” has the meaning set forth in Section 2.08(a).

“Indemnifying Party” has the meaning set forth in Section 2.08(c).

“Inspectors” has the meaning set forth in Section 2.04(a)(ix).

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Company Investors” means Davis and Fidelity.

“Investor” means any person who beneficially owns, directly or indirectly, as of the date hereof, or at any time hereafter, a partnership interest in Stockholder (including, for the avoidance of doubt, any general partner of Stockholder), or in any successor to Stockholder.

“Investor Termination Date” has the meaning set forth in Section 2.01(a)(ii).

“Issuer FWP” means an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act.

3

“Law” means any law (including common law), treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction, decree, directive, authorization or determination enacted, entered, promulgated, enforced or issued by any Governmental Entity.

“Lock-Up End Date” means the date that is twelve months following the Closing Date.

“Losses” means any and all losses, claims, damages, liabilities, obligations, costs and expenses (including as a result of any notices, actions, suits, proceedings, claims, demands, assessments, judgments, awards, costs, penalties, taxes and reasonable expenses, including reasonable attorneys’ and other professionals’ fees and disbursements).

“Market Offering Registration Statements” shall mean the First Market Offering Registration Statement and the Second Market Offering Registration Statement, in each case as defined in the Purchase Agreement.

“person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Piggyback Registration” has the meaning set forth in Section 2.02.

“Prospectus” means the prospectus (including any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Records” has the meaning set forth in Section 2.04(a)(ix).

“Registrable Securities” means all Shares that are beneficially owned by Stockholder at any time or, following a Transfer of the Shares by Stockholder to the Investors in compliance with Section 3.04, any Investor; provided, however, that a Share shall cease to be a Registrable Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is sold pursuant to Rule 144, or (iii) it has ceased to be outstanding.

“Registration Rights Termination Date” means the Stockholder Termination Date or the Investor Termination Date, as applicable.

“Registration Statement” means any registration statement filed by the Company with the SEC under the Securities Act pursuant to the provisions of this Agreement, including

4

the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Reporting Investment Company Investor” means such Investment Company Investor whose aggregate holdings of shares of Common Stock is reported on Form 13F under the Exchange Act.

“Representatives” means, with respect to any person, such person’s, or such person’s Subsidiaries’, directors, officers, employees, accountants, investment bankers, commercial bank lenders, attorneys and other advisors or representatives (including the employees or attorneys of such accountants, investment bankers, commercial bank lenders or attorneys).

“Rights” means, with respect to any person, securities or obligations, directly or indirectly, convertible into or exercisable or exchangeable for, or giving any other person any right, directly or indirectly, to subscribe for or acquire, or any options, puts, calls or commitments relating, directly or indirectly, to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price, book or other value of, shares of capital stock, units or other equity interests of such first person, or which the first person or any of its Subsidiaries is or may become obligated to offer, issue, sell, purchase, return or redeem, or cause to be offered, issued, sold, purchased, returned or redeemed, any equity interests of such person or any of its Subsidiaries, whether pursuant to any security, obligation, right, instrument, agreement, contract, commitment, option, undertaking or other arrangement or understanding (including, for the avoidance of doubt, upon exercise of any options, warrants or convertible loans or securities), whether fixed or contingent and whether or not in writing.

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Scheduled Black-out Period” means any regularly scheduled blackout period of the Company or any other trading blackout declared by the Company pursuant to its insider trading policies and procedures.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Standstill Period” means the period commencing on the date of this Agreement and terminating on the six-month anniversary of the date on which the Stockholder Percentage Interest is less than 5.0 percent.

5

“Stockholder” has the meaning set forth in the Preamble.

“Stockholder Percentage Interest” means, at any time, the aggregate percentage represented by a fraction, the numerator of which is the number of issued and outstanding shares of Common Stock beneficially owned by (x) Stockholder and (y) any other person(s) with whom Stockholder is a member of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Company or any Equity Interests, and (z) Mr. Kotick and Mr. Kelly at such time, and the denominator of which is the total number of shares of Common Stock issued and outstanding at such time.

“Stockholder Termination Date” has the meaning set forth in Section 2.01(a)(i).

“Suspension Period” has the meaning set forth in Section 2.06(a).

“Subsidiary” means, with respect to a person, an Affiliate directly or indirectly controlled by such person.

“Takedown Offering” means an offering pursuant to an Automatic Shelf Registration Statement.

“Takedown Request” has the meaning set forth in Section 2.01(a)(iii).

“Tencent” means THL A9 Limited.

“Transfer” means, with respect to any security, any direct or indirect sale, assignment, pledge, transfer, hedging, securities lending, voting agreement or other disposition, whether voluntary, by operation of Law or otherwise, of or with respect to such security or any interest or Rights therein, whether in a single transaction or a series of related transactions, or the entry into a definitive agreement with respect to any of the foregoing (for the avoidance of doubt, whether such agreement is to be settled by delivery of shares of Common Stock, in cash or otherwise); provided that, in no event, shall “Transfer” include (a) any pledge or grant of security interest in the Shares by Stockholder in connection with any indebtedness of Stockholder to any third party outstanding as of the date hereof (or any refinancing or replacement of, or modifications to, such indebtedness), any sale or other disposition of the Shares to pay amounts (including to meet any margin obligations) under or to voluntarily prepay any such outstanding indebtedness and any sale or other disposition of the Shares upon the exercise of remedies (including foreclosure) by the lenders pursuant to the documents governing such outstanding indebtedness, (b) any direct or indirect sale or other disposition by (i) any of the Investors of or with respect to their interests in Stockholder (including as a result of the exercise by Investors of their rights under the limited partnership agreement to acquire interests in Stockholder proposed to be sold by any other Investor) or (ii) by Stockholder as a result of any Investor’s exercise of its rights under the limited partnership agreement of Stockholder to acquire Shares proposed to be sold by Stockholder to prepay or repay outstanding indebtedness, and (c) hedging transactions or derivative agreements relating to the Shares entered into in connection with ordinary course risk management and which do not have the effect or intention of producing economic benefits and risks to the counterparty to such hedging transaction or derivative agreement corresponding substantially to the ownership of a number of Shares specified or referenced in any contract related to such transaction (regardless of whether obligations under such contract are required or

6

permitted to be settled through the delivery of cash, Shares or other property, and without regard to any short position under the same or any other hedging transaction or derivative arrangement).  The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Unaffiliated Directors” means the members of the Company Board other than (i) Mr. Kotick, (ii) Mr. Kelly, and (iii) any other members of the Company Board who are Affiliates of Stockholder or of any Investor or any other person(s) who are a member of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with the Stockholder with respect to the Company or any Equity Interests, and any consent of a majority of the Unaffiliated Directors referred to herein shall refer to an action duly taken by such Unaffiliated Directors by written consent or at a meeting of such Unaffiliated Directors duly called and convened in accordance with applicable law and governance procedures.

“Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities.

“Underwritten Offering” means a public offering of securities registered under the Securities Act in which an Underwriter participates in the distribution of such securities.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01.                 Registration.

(a)  (i)  Upon written request of Stockholder from time to time, subject to Section 2.01(b)(i), the Company will use its best efforts to either (i) file an Automatic Shelf Registration Statement useable for the resale of Registrable Securities under the Securities Act, (ii) amend an existing Automatic Shelf Registration Statement so that it is useable for such resales, or (iii) file a prospectus supplement that shall be deemed to be part of an existing Automatic Shelf Registration Statement in accordance with Rule 430B under the Securities Act that is useable for such resales, in each case, to the extent necessary to cover resales to pay amounts (including to meet any margin obligations) under or to voluntarily prepay any indebtedness of Stockholder to any third party outstanding as of the date hereof (or any refinancing or replacement of, or modifications to, such indebtedness) and to permit Stockholder to resell to the extent necessary to reduce its beneficial ownership below 25.0 percent of the outstanding Common Stock.  Until such time as the earlier of (i) the date the Stockholder Percentage Interest is less than 5.0 percent (the “Stockholder Termination Date”) and (ii) the time when the Company is no longer eligible to maintain an Automatic Shelf Registration Statement, the Company will keep current and effective any such Automatic Shelf Registration Statement and file such supplements or amendments to such Automatic Shelf Registration Statement as may be necessary or appropriate in order to keep such Automatic Shelf Registration Statement continuously effective and useable for the resale of Registrable Securities under the Securities Act.

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(ii)   On or prior to the date that is three days prior to the Distribution Date, subject to Section 2.01(b)(i), the Company will use its best efforts to either (i) file an Automatic Shelf Registration Statement useable for the resale of Registrable Securities under the Securities Act, (ii) amend an existing Automatic Shelf Registration Statement so that it is useable for such resales, or (iii) file a prospectus supplement that shall be deemed to be part of an existing Automatic Shelf Registration Statement in accordance with Rule 430B under the Securities Act that is useable for such resales, in each case, to cover resales of the Shares to be Transferred by Stockholder to the Investors on the Distribution Date.  Until such time as the earlier of (i) the later of the twelve-month anniversary of the date of such Transfer and the date on which such Shares become Freely Tradable or cease to be Registrable Securities (the “Investor Termination Date”) and (ii) the time when the Company is no longer eligible to maintain an Automatic Shelf Registration Statement, the Company will keep current and effective any such Automatic Shelf Registration Statement and file such supplements or amendments to such Automatic Shelf Registration Statement as may be necessary or appropriate in order to keep such Automatic Shelf Registration Statement continuously effective and useable for the resale of Registrable Securities under the Securities Act.

(iii)  Upon the written request of Holder from time to time (a “Takedown Request”) prior to the applicable Registration Rights Termination Date (and up to three times prior to the Distribution Date), the Company will cooperate with Holder and any Underwriter in effecting a Takedown Offering pursuant to an Automatic Shelf Registration Statement as promptly as reasonably practicable following receipt of such Takedown Request. Each Takedown Request will specify the number of Registrable Securities proposed by Holder to be included in such Takedown Offering, the intended method of distribution and the estimated gross proceeds of such Takedown Offering, which may not be less than $250 million.  Holder may change the number of Registrable Securities proposed to be offered in any Takedown Offering at any time prior to commencement of such offering so long as such change would not materially and adversely affect the timing or success of the Takedown Offering or reduce the estimated gross proceeds of such Takedown Offering to less than $250 million and provided that the Company shall be entitled to reasonably delay a Takedown Offering as a result of such change.

(b)           (i)  If at any time prior to the applicable Registration Rights Termination Date the Company is no longer eligible to use an Automatic Shelf Registration Statement (and up to three times prior to the Distribution Date), within 30 days after Holder’s written request to register the resale of a specified amount of Registrable Securities under the Securities Act in accordance with Section 2.01(a) (a “Demand Notice”), the Company will use its reasonable best efforts to file a Registration Statement, on an appropriate form which the Company is then eligible to use, to register the resale of such Registrable Securities, which Registration Statement will (if specified in Holder’s notice) contemplate the ability of Holder to effect an Underwritten Offering (each such registration, a “Demand Registration”).  Each Demand Notice will specify the number of Registrable Securities proposed to be offered for sale, the intended method of distribution thereof and the estimated gross proceeds of such Demand Registration, which may not be less than $250 million.  Holder may change the number of Registrable Securities proposed to be offered pursuant to any Demand Registration at any time prior to commencement of the offering so long as such change would not materially and adversely affect the timing or success of the offering or reduce the estimated gross proceeds of such Demand Registration to less than $250 million.  Subject to Section 2.03, the Company may include in any registration effected

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pursuant to Section 2.01(a) or Section 2.01(b) any securities for its own account or for the account of holders of Common Stock (other than Holder).

(ii)           The Company will use its reasonable best efforts (A) to cause any Registration Statement to be declared effective (unless it becomes effective automatically upon filing) as promptly as reasonably practicable after the filing thereof with the SEC and (B) to keep such Registration Statement current and effective for a period of not less than 30 days, and in any event for so long as necessary for the completion of the resale of Registrable Securities registered thereon.  The Company further agrees to supplement or make amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period referred to in clause (B) above, including (w) to respond to the comments of the SEC, if any, (x) as may be required by the registration form utilized by the Company for such Registration Statement or by the instructions to such registration form, (y) as may be required by the Securities Act, or (z) as may be reasonably requested in writing by Holder or any Underwriter and reasonably acceptable to the Company.  The Company agrees to furnish to Holder copies of any such supplement or amendment no later than the time it is first being used or filed with the SEC.

(c)           In the event an offering of Registrable Securities (including in connection with any Takedown Offering) under this Section 2.01 involves one or more Underwriters, each of Holder and the Company shall choose a joint lead Underwriter reasonably acceptable to the other party, which consent shall not be unreasonably withheld, conditioned or delayed, to administer such offering, and the Company and Holder shall be entitled to select any additional Underwriters; provided that such additional Underwriters shall be reasonably acceptable to the other party, which consent shall not be unreasonably withheld, conditioned or delayed.  The Company shall reasonably assist such managing Underwriter or Underwriters in their efforts to sell Registrable Securities pursuant to such Registration Statement and, if reasonably requested in connection with any Takedown Offering or Demand Registration that is an Underwritten Offering in which Holder intends to sell Registrable Securities, shall make executives with appropriate seniority and expertise reasonably available for customary “road show” or other presentations during the marketing period for such Registrable Securities, in each case in connection with a maximum of one Underwritten Offering in any 180-day period (which shall not require the consent of a majority of the Unaffiliated Directors) (with an understanding that these shall be scheduled in a collaborative manner so as not to unreasonably interfere with the conduct of the business of the Company).  Subject to Section 2.03, if the Company gives Holder notice of a request by the Company or another holder of the Company’s securities to include any Equity Interests in any Underwritten Offering, Holder shall offer to include such Equity Interests in the Underwritten Offering.

(d)           Notwithstanding anything to the contrary herein, except as may be consented to by a majority of the Unaffiliated Directors, the Company shall not be obligated to effect more than one Takedown Offering and/or Demand Registration in any 180-day period.  Holder will be permitted to rescind a Demand Registration or Takedown Request and such rescinded Demand Registration or Takedown Request will not count against the limit set forth in the preceding sentence; provided, however, that Holder shall reimburse the Company for all reasonable, out-of-pocket expenses incurred by the Company in connection with such Demand

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Registration or Takedown Request; and provided, further, that the applicable Registration Statement or supplement thereto has not been filed with the SEC prior to such rescission.

Section 2.02.                 Piggyback Registration.  If the Company proposes to file a registration statement under the Securities Act or consummate a Takedown Offering with respect to an offering of Equity Interests after the Lock-Up End Date and before the Registration Rights Termination Date for (a) the Company’s own account (other than a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)) or (b) the account of any holder of Equity Interests (other than Holder), other than any Market Offering Registration Statement, then the Company shall give written notice of such proposed filing or Takedown Offering to Holder as soon as practicable (but in no event less than 10 days before the anticipated filing date).  Upon a written request, given by Holder to the Company within 4 days after delivery of any such notice by the Company, to include Registrable Securities in such registration or Takedown Offering, as applicable (which request shall specify the number of Registrable Securities proposed to be included in such registration or Takedown Offering, as applicable), the Company shall, subject to Section 2.03, include all such requested Registrable Securities in such registration or Takedown Offering, as applicable, on the same terms and conditions as applicable to the Company’s or such holder’s shares of Common Stock (or, in the event of an offering of Equity Interests other than Common Stock, on terms as commercially comparable as practicable) (a “Piggyback Registration”); provided, however, that if at any time after giving written notice of such proposed filing or Takedown Offering, as applicable, and prior to the effective date of the Registration Statement filed in connection with such registration, or the consummation of such Takedown Offering, as applicable, the Company shall determine for any reason not to proceed with the proposed registration or disposition, as applicable, of the Equity Interests, then the Company may, at its election, give written notice of such determination to Holder and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration, or dispose of any Registrable Securities in connection with such Takedown Offering, as applicable.  Holder shall, subject to Section 2.04(b), enter into an underwriting agreement with the Underwriter or Underwriters selected by the Company with respect to any Common Stock sold by Holder pursuant to this Section 2.02.

Section 2.03.                 Reduction of Size of Underwritten Offering.  Notwithstanding anything to the contrary contained herein, if the lead Underwriter of an Underwritten Offering advises the Company in writing that, in its reasonable opinion, the number of Equity Interests (including any Registrable Securities) that the Company, Holder and any other persons intend to include in any Registration Statement or dispose of pursuant to any Takedown Offering is such that the success of any such offering would be materially and adversely affected, including with respect to the price at which the securities can be sold, then the number of shares of Common Stock or other Equity Interests to be included in the Registration Statement, or disposed of pursuant to such Takedown Offering, as applicable, for the account of the Company, Holder and any other persons will be reduced to the extent necessary to reduce the total number of securities to be included in any such Registration Statement or disposed of pursuant to such Takedown Offering, as applicable, to the number recommended by such lead Underwriter; provided, however, that such reduction shall be made in accordance with the following priorities:

(a)           priority in the case of a Demand Registration or Takedown Offering pursuant to Section 2.01(a) or Section 2.01(b) will be (i) first, all Registrable Securities

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requested to be included in the Registration Statement, or disposed of pursuant to the Takedown Offering, as applicable, for the account of Holder pursuant to Section 2.01(a) or Section 2.01(b), (ii) second, any Common Stock or other Equity Interests proposed to be offered by the Company for its own account, and (iii) third, among any other holders of shares of Common Stock or other Equity Interests requested to be registered, or disposed of, as applicable, based on the respective amount of Equity Interests owned by them;

(b)           priority in the case of a registration statement or Takedown Offering initiated by the Company for its own account, which gives rise to a Piggyback Registration pursuant to Section 2.02, will be (i) first, Equity Interests proposed to be offered by the Company for its own account and (ii) second, pro rata among Holder(s) with respect to any Registrable Securities requested to be included in the Registration Statement, or disposed of pursuant to the Takedown Offering, as applicable, for the account of Holder(s) pursuant to Section 2.02 and any other holders of Equity Interests requested to be registered or disposed of, as applicable, based on the respective amount of Equity Interests owned by them; and

(c)           priority in the case of a registration statement or Takedown Offering initiated by the Company for the account of holders of Equity Interests other than Holder pursuant to registration rights afforded to such holders pursuant to a contractual right with the Company, which gives rise to a Piggyback Registration pursuant to Section 2.02, will be (i) first, pro rata among the holders of Equity Interests requesting the offering pursuant to such contractual right, based on the respective amount of Equity Interests owned by them, (ii) second, Registrable Securities requested to be included in the Registration Statement, or disposed of, pursuant to the Takedown Offering, for the account of Holder pursuant to its registration rights under Section 2.02, (iii) third, Equity Interests offered by the Company for its own account, and (iv) fourth, pro rata among any other holders of Equity Interests requested to be registered, or disposed of, as applicable, based on the respective amount of Equity Interests owned by them.

Section 2.04.                 Registration Procedures.  (a)  Subject to the provisions of Section 2.01 or Section 2.02, in connection with the registration of the sale of Registrable Securities pursuant to a Demand Registration, any Takedown Offering or any Piggyback Registration hereunder, the Company will as promptly as reasonably practicable:

(i)            furnish to Holder without charge, prior to the filing of a Registration Statement, copies of such Registration Statement as it is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto, including each preliminary prospectus), copies of any and all transmittal letters or other correspondence with the SEC relating to such Registration Statement and such other documents in such quantities as Holder may reasonably request from time to time in order to facilitate the disposition of such Registrable Securities (including in connection with any Takedown Offering), and give Holder and its Representatives a reasonable opportunity to review and comment on such Registration Statement prior to filing any such documents;

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(ii)           (A) use its reasonable best efforts to cause the Company’s Representatives to supply all information reasonably requested by Holder, any Underwriter, or their Representatives in connection with the Registration Statement or Takedown Offering and (B) provide Holder and its Representatives with the opportunity to reasonably participate in the preparation of such Registration Statement and the related Prospectus;

(iii)          use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as Holder reasonably requests and do any and all other reasonable acts and things as may be reasonably necessary or advisable to enable Holder to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall in no event be required to (w) qualify generally to do business in any jurisdiction where it is not then so qualified, (x) subject itself to taxation in any jurisdiction where is not otherwise then so subject, (y) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the Registration Statement or (z) consent to general service of process in any jurisdiction where it is not then so subject;

(iv)          notify Holder at any time when to the knowledge of the Company a prospectus relating to Registrable Securities is required to be delivered under the Securities Act and of the happening of any event as a result of which the Prospectus included in a Registration Statement or the Registration Statement or amendment or supplement relating to such Registration Statement or Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than any such statement or omission with respect to information furnished to the Company in writing by, or at the direction of, any Holder or any Indemnified Persons expressly for use in such Registration Statement), and the Company will use its reasonable best efforts to promptly prepare and file with the SEC a supplement or amendment to such Prospectus and Registration Statement (and comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner) so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than any such statement or omission with respect to information furnished to the Company in writing by, or at the direction of, any Holder or any Indemnified Persons expressly for use in such Registration Statement);

(v)           advise the Underwriter(s), if any, and Holder promptly and, if requested by such persons, confirm such advice in writing, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes.  If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state

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securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or “blue sky” laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order as promptly as practicable;

(vi)          use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Company to enable Holder to consummate the disposition of such Registrable Securities (including in connection with any Takedown Offering); provided, however, that the Company shall in no event be required to (w) qualify generally to do business in any jurisdiction where it is not then so qualified, (x) subject itself to taxation in any jurisdiction where is not otherwise then so subject, (y) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the Registration Statement or (z) consent to general service of process in any jurisdiction where it is not then so subject;

(vii)         enter into customary agreements and use reasonable best efforts to take such other actions as are reasonably requested by Holder in order to expedite or facilitate the disposition of such Registrable Securities, including, subject to the provisions of Section 2.01(c) with respect to Underwritten Offerings, preparing for and participating in a road show and all such other customary selling efforts as the Underwriters, if any, or Holder, reasonably request in order to expedite or facilitate such disposition;

(viii)        if requested by Holder or the Underwriter(s), if any, promptly include in any Registration Statement or Prospectus, pursuant to a prospectus supplement or post-effective amendment if necessary, such information as Holder and such Underwriter(s), if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold to such Underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such prospectus supplement or post-effective amendment;

(ix)          except to the extent prohibited by applicable Law and subject to entry into a customary confidentiality agreement or arrangement, make available, after reasonable advance notice, for inspection by Holder, any Underwriter participating in any disposition of such Registrable Securities, and any Representative for Holder and/or such Underwriter (collectively, the “Inspectors”), during normal business hours at the offices where such information is normally kept or in such other manner as Holder may reasonably request, any financial and other records and corporate documents of the Company (collectively, the “Records”) as will be reasonably necessary to enable them to conduct reasonable and customary due diligence with respect to the Company and the related Registration Statement and Prospectus and request the Representatives of the

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Company and its Subsidiaries to supply all information reasonably requested by any such Inspector; provided, however, that Records and information obtained hereunder will be used by such Inspectors solely to conduct such due diligence and will not be used for any other purpose;

(x)           use its reasonable best efforts to obtain and deliver to each Underwriter and Holder a comfort letter from the independent registered public accounting firm for the Company (and additional comfort letters from the independent registered public accounting firm for any company acquired by the Company whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters as such Underwriter and Holder may reasonably request; provided, however, that if the Company fails to obtain such comfort letter and the relevant offering is abandoned, then such Demand Registration or Takedown Offering will not count as a Demand Registration or Takedown Offering, as applicable, for purposes of determining when future Demand Registrations or Takedown Offerings may be requested by Holder pursuant to Section 2.01(a)(ii) or Section 2.01(b)(i);

(xi)          use its reasonable best efforts to obtain and deliver to each Underwriter and Holder a 10b-5 statement and legal opinion from the Company’s counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions delivered to Underwriters in Underwritten Offerings as such Underwriter and/or Holder may reasonably request; provided, however, that if the Company fails to obtain such 10b-5 statement and legal opinion and the relevant offering is abandoned, then such Demand Registration or Takedown Offering will not count as a Demand Registration or Takedown Offering, as applicable, for purposes of determining when future Demand Registrations or Takedown Offerings may be requested by Holder pursuant to Section 2.01(a)(ii) or Section 2.01(b)(i);

(xii)         otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, within the required time period, an earnings statement covering a period of 12 months, beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

(xiii)        use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(xiv)        to the extent Registrable Securities are certificated, cooperate with Holder and the lead Underwriter or Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the Registration Statement in a form eligible for deposit with The Depository Trust Company not bearing any restrictive legends and not subject to any stop transfer order

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with any transfer agent, and cause such Registrable Securities to be issued in such denominations and registered in such names as the lead Underwriter or Underwriters, if any, may request in writing or, if not an Underwritten Offering, in accordance with the instructions of Holder, in each case in connection with the closing of any sale of Registrable Securities;

(xv)         not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities; and

(xvi)        use its reasonable best efforts to cause such Registrable Securities to be listed or quoted on the NASDAQ or, if Common Stock is not then listed on the NASDAQ, then on such other securities exchange or national quotation system on which the Common Stock is then listed or quoted.

(b)           In connection with the Registration Statement relating to such Registrable Securities covering an Underwritten Offering (including any Takedown Offering), the Company and Holder agree to enter into a written agreement with the Underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement (it being understood that, unless otherwise required by the Securities Act or any other Law, the Company will not require Holder to make any representation, warranty or agreement in such agreement other than with respect to Holder, authority to enter into the underwriting agreement, the ownership of Shareholder’s Registrable Securities being registered and Holder’s intended method of disposition, or information furnished by Holder expressly for use in any Registration Statement or Prospectus), and agreements with respect to limitations on Transfer relating to any Equity Interests of the Company or convertible or exchangeable for Equity Interests of the Company (including any sales under Rule 144) and public announcements relating to the foregoing as are then customary in underwriting agreements for registered underwritten offerings; provided that such limitations shall not continue beyond the 90th day after the closing of the related Underwritten Offering.

Section 2.05.                 Conditions to Offerings.  (a)  The obligations of the Company to take the actions contemplated by Section 2.01, Section 2.02 and Section 2.04 with respect to an offering of Registrable Securities (including any Takedown Offering) will be subject to the following conditions:

(i)            The Company may require Holder to furnish to the Company such information regarding Holder, the Investors, the Registrable Securities or the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, in each case to the extent reasonably required by the Securities Act and the rules and regulations promulgated thereunder, or under state securities or “blue sky” laws or by the SEC or its staff (including pursuant to any guidance released by the SEC or its staff); and

(ii)           in any Underwritten Offering pursuant to Section 2.01 or Section 2.02, Holder, together with the Company and any other holders of the Company’s securities proposing to include securities in any Underwritten Offering, will enter into an underwriting agreement in accordance with Section 2.04(b) with the Underwriter or

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Underwriters selected for such underwriting, as well as such other documents customary in similar offerings.

(b)           Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(a)(iv) or Section 2.04(a)(v) or a condition described in Section 2.06, Holder will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities or Takedown Offering until Holder’s receipt of the copies of the supplemented or amended Prospectus or Registration Statement contemplated by Section 2.04(a)(iv) or notice from the Company of the termination of the stop order or Suspension Period.

Section 2.06.                 Suspension Period.

(a)           Notwithstanding anything to the contrary contained in this Agreement, (i) Holder shall suspend the use of the Prospectus included in any Automatic Shelf Registration Statement or Registration Statement for resales of Registrable Securities pursuant to Section 2.01 and postpone the filing and suspend the use of any Registration Statement pursuant to Section 2.01, in each case during any Scheduled Black-out Period and (ii) the Company shall be entitled, from time to time, by providing prior written notice to Holder, to require Holder to suspend the use of the Prospectus included in any Automatic Shelf Registration Statement for resales of Registrable Securities pursuant to Section 2.01(a) or Section 2.02 or to postpone the filing or suspend the use of any Registration Statement pursuant to Section 2.01(b) or Section 2.02 for a reasonable period of time not to exceed 90 days in succession (or a longer period of time with the prior written consent of Holder, which consent shall not be unreasonably withheld), 180 days in the aggregate in any one-year period or three times in any one-year period (a “Suspension Period”) if (A) the Company determines in good faith that effecting the registration (or permitting sales under an effective registration) during the period specified in such notice would materially and adversely affect an offering of securities of the Company, (B) the Company is in possession of material non-public information and the Company determines in good faith that the disclosure of such information during the period specified in such notice would be materially detrimental to the Company, or (C) the Company shall determine that it is required to disclose in any such Registration Statement, Prospectus or prospectus supplement a contemplated financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting the Company or its securities, and the Company determines in good faith that the disclosure of such information during the period specified in such notice would be materially detrimental to the Company or the holders of its Common Stock.  In the event of any such suspension pursuant to clause (ii), the Company shall furnish to Holder a written notice setting forth the estimated length of the anticipated delay. The Company will notify Holder promptly upon the termination of the Suspension Period.  Upon notice by the Company to Holder of any determination to commence a Suspension Period, Holder shall, except as required by applicable Law, keep the fact of any such Suspension Period strictly confidential, and during any Suspension Period, promptly halt any offer, sale (including sales pursuant to Rule 144), trading or transfer of any Common Stock for the duration of the Suspension Period until the Company has provided notice that the Suspension Period has been terminated.  For the avoidance of doubt, nothing contained in this Section 2.06 shall relieve the Company of its obligations under Section 2.01.

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(b)           After the expiration of any Suspension Period and without any further request from a holder of Equity Interests, the Company shall as promptly as reasonably practicable prepare a Registration Statement or post-effective amendment or supplement to the applicable Registration Statement or Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include a material misstatement or omission or be not effective and useable for resale of Registrable Securities.

Section 2.07.                 Registration Expenses.  All fees and expenses incident to the Company’s performance of or compliance with the obligations of this Article II will be borne by the Company; provided, however, that Holder will bear and pay any underwriting discounts, fees, commissions and related fees and out of pocket expenses of any Underwriters and such Underwriters’ counsel applicable to Registrable Securities offered for its account pursuant to any Registration Statement (including in connection with any Takedown Offering).

Section 2.08.                 Indemnification; Contribution.  (a)  In connection with any registration of Registrable Securities or Takedown Offering pursuant to Section 2.01 or Section 2.02, the Company will indemnify, defend and hold harmless Holder, its Affiliates, directors, officers and shareholders and each person who controls Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) from and against any and all Losses caused by any untrue or alleged untrue statement of material fact contained in any part of any Registration Statement or any Prospectus, including any amendment or supplement thereto, used in connection with the Registrable Securities or any Issuer FWP, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that the Company will not be required to indemnify any Indemnified Person for any Losses resulting from any such untrue statement or omission if such untrue statement or omission was made in reliance on and in conformity with information with respect to any Indemnified Person furnished to the Company in writing by, or at the direction of, Holder or any Indemnified Person expressly for use in such Registration Statement, Prospectus or Issuer FWP.

(b)           In connection with any Registration Statement, Prospectus or Issuer FWP, each Holder, on a several but not joint and several basis, will indemnify, defend and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all Losses caused by any untrue or alleged untrue statement of material fact contained in any part of any Registration Statement or any Prospectus, including any amendment or supplement thereto, used in connection with the Registrable Securities or any Issuer FWP, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only with respect to information furnished to the Company in writing by, or at direction of, such Holder or any Indemnified Persons related to such Holder expressly for use in such Registration Statement, Prospectus or Issuer FWP.

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(c)                                  In case any claim, action or proceeding (including any governmental investigation) is instituted involving any person in respect of which indemnity may be sought pursuant to Section 2.08(a) or Section 2.08(b), such person (the “Indemnified Party”) will promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall be entitled to participate therein and, to the extent it shall wish, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and will pay the fees and disbursements of such counsel related to such claim, action or proceeding; provided, however, that the failure or delay to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement except to the extent such Indemnifying Party has been actually prejudiced by such failure or delay.  In any such claim, action or proceeding, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party fails to assume the defense of the claim, action or proceeding within 15 Business Days following receipt of notice from the Indemnified Party, or (iii) the Indemnified Party and the Indemnifying Party are both actual or potential defendants in, or targets of, any such action and the Indemnified Party has been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them.  It is understood that the Indemnifying Party will not, in connection with any claim, action or proceeding or related claims, actions or proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties and that all such reasonable fees and expenses will be reimbursed as they are incurred.  In the case of the retention of any such separate firm for the Indemnified Parties, such firm will be designated in writing by the Indemnified Parties.  The Indemnifying Party will not be liable for any settlement of any claim, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if such claim, action or proceeding is settled with such consent or if there has been a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any Loss by reason of such settlement or judgment.  No Indemnifying Party will, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any pending or threatened proceeding in respect of which any Indemnified Party is seeking indemnity hereunder, unless (i) such settlement includes an unconditional release of such Indemnified Party from all liability in connection with such proceeding, (ii) such settlement includes no finding or admission of any violation of Law or any violation of the rights of any person by the Indemnified Party or any of its Affiliates as the result of such action, and (iii) the sole relief (if any) provided in such settlement is monetary damages that are reimbursed in full by the Indemnifying Party.  No Indemnified Party will, without the prior written consent of the Indemnifying Party, settle, compromise or offer to settle or compromise any pending or threatened proceeding in respect of which any Indemnified Party is seeking indemnity hereunder.

(d)                                 If the indemnification provided for in this Section 2.08 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or is insufficient in respect of any Losses referred to in this Section 2.08, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the

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relative fault of the Indemnifying Party and Indemnified Party in connection with the actions that resulted in such Losses, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) but also the relative benefit of the Company, on the one hand, and Holder, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Losses referred to above will be deemed to include, subject to the limitations set forth in Section 2.08(c), any reasonable legal or other out of pocket fees or expenses reasonably incurred by such party in connection with any investigation, claim, action or proceeding.

(e)                                  The parties agree that it would not be just and equitable if contribution pursuant to Section 2.08(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 2.08(d).  No person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the provisions of this Section 2.08(e), Holder shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by Holder from the sale of the Registrable Securities exceeds the amount of any damages which Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(f)                                   If indemnification is available under this Section 2.08, the Indemnifying Party will indemnify each Indemnified Party pursuant to Section 2.08(a) and 2.08(b) to the fullest extent permissible under applicable Law, without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in Section 2.08(d) or Section 2.08(e). The obligations of the Company under this Section 2.08 shall be in addition to any liability that the Company may otherwise have to any Indemnified Person.

Section 2.09.                                                  Rule 144.  For so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and take such further action as Holder may reasonably request (including providing Holder with such information as may be required in order to enable Holder to make sales within the limitation of the exemptions provided by Rule 144), all to the extent required from time to time to enable Holder to sell Registrable Securities pursuant to the exemptions provided by Rule 144.

Section 2.10.                                                  Transfer of Registration Rights.  In furtherance of the registration rights granted under this Article II, Stockholder shall be permitted to, and shall, transfer the rights with respect to the maintenance of an Automatic Shelf Registration Statement and Takedown Requests and/or Demand Registrations by the Investors under this Article II to the Investors in connection with the Transfer of the Shares by Stockholder to the Investors in

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accordance with Section 3.04; provided, however, that each Investor seeking to sell any Registrable Securities pursuant to this Article II shall be required to fulfill all obligations of Holder pursuant to this Article II and the aggregate obligations of the Company pursuant to this Article II shall not be increased by any such Transfer.  The rights granted under this Article II to Stockholder and/or the Investors may not be assigned by Stockholder or any Investor, in whole or in part, except as expressly provided in the immediately preceding sentence and Section 5.11 (for the avoidance of doubt, an Investor may assign its rights (subject to its obligations) hereunder in connection with the sale or other disposition of its interests in Stockholder in accordance with the limited partnership agreement of Stockholder).

ARTICLE III

STANDSTILL; LOCK-UP; VOTING; CERTAIN OTHER MATTERS

Section 3.01.                                                  Standstill.

(a)                                                                                                         During the Standstill Period, Stockholder shall not, and shall not permit its controlled Affiliates to, and, except as set forth in Section 3.01(b), shall cause each of the Investors (including for purposes of this Section 3.01 their Affiliates) not to (and Stockholder represents and warrants that the Investors (other than as set forth in Section 3.01(f) with respect to Tencent, and other than the Investment Company Investors as set forth in Section 3.01(b)) have agreed not to), directly or indirectly: (i) acquire, offer or propose to acquire, or agree or seek to acquire, or solicit the acquisition of, by purchase or otherwise, any Equity Interests (or beneficial ownership thereof) or commence any tender or exchange offer for any Equity Interests (or beneficial ownership thereof); provided, however, that this clause (i) shall not apply to Equity Interests or rights to acquire Equity Interests issued by the Company to Stockholder, any of its controlled Affiliates or any Investor as a dividend, distribution or otherwise in respect of any Shares; and provided, further, that (A) any Investor who is also an officer or director of the Company shall not be in breach of this clause (i) due to the acquisition of any securities of the Company pursuant to (x) the grant or vesting of any equity compensation awards duly authorized by the Company or (y) the exercise of any stock options, restricted stock units, or similar awards relating to any Equity Interests of the Company granted to such Investor by the Company following due authorization by the Company and (B) this clause (i) shall not prohibit an Investor from exercising its rights under the limited partnership agreement of Stockholder to acquire Shares proposed to be sold by Stockholder to prepay or repay outstanding indebtedness or to acquire interests in Stockholder proposed to be sold by any other Investor (subject to Section 3.01(d)) or from acquiring Shares through the pro rata distribution of Shares by Stockholder pursuant to Section 3.04; (ii) call or seek to call a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company or engage in the “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act) or consents to vote any voting securities of the Company, including soliciting consents or taking other action with respect to the calling of a special meeting of the Company’s stockholders (other than with respect to nominees to the Company Board designated by the Company, in each case solely for such nominees whose election to the Company Board has been recommended by the Company Board); (iii) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Company or any Equity Interests (other than to the extent that Stockholder and the Investors constitute a

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“group” as of the date hereof and other than to the extent Mr. Kotick and Mr. Kelly, by themselves and/or with Stockholder and its general partner, constitute a “group” at any time); (iv) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, Company Board or policies of the Company or to obtain representation on the Company Board of Directors (other than with respect to the nomination of Mr. Kotick and Mr. Kelly to the Company Board, as determined by the Company Board in the ordinary course); (v) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination or similar transaction relating to all or part of the Company or any of its Subsidiaries or any acquisition transaction for all or part of the assets of the Company or any of its Subsidiaries or any of their respective businesses or any recapitalization, restructuring, change in control or similar transaction involving the Company or any of its Subsidiaries; (vi) request that the Company or the Company Board amend, waive or otherwise consent to any action inconsistent with any provision of this Section 3.01(a) (provided, this clause (vi) shall not prohibit communications by Stockholder with the Unaffiliated Directors on a confidential basis not involving public disclosure and not requiring any public announcement by the Company); (vii) enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing activities; (viii) advise, assist, encourage, act as a financing source for or otherwise invest in any other person in connection with any of the foregoing; (ix)make any statement publicly disparaging the Company, its business or its management; (x) publicly disclose through its authorized representatives any intention, plan or arrangement inconsistent with any of the foregoing; or (xi) expressly take any initiative with respect to the Company which could require the Company to make a public announcement regarding (A) such initiative or (B) any of the foregoing activities.

(b)                                 The restrictions set forth in Sections 3.01(a) and 3.01(d) shall not apply to the Investment Company Investors and their respective Affiliates; provided that such restrictions shall become applicable to any Investment Company Investor and its Affiliates if at any point such Investment Company Investor or any of its Affiliates shall in any way act in coordination with, cooperate with or otherwise form a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with Stockholder with respect to the Company (for the avoidance of doubt, other than any activities relating solely to the Investment Company Investors’ ownership of interests in Stockholder and their status as an Investor).

(c)                                  Without limiting Stockholder’s obligations under Section 3.01(a), each of Mr. Kotick and Mr. Kelly shall not, at any time, act in coordination with, cooperate with or otherwise form a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with any Investment Company Investor (or any of its Affiliates or permitted transferees under the limited partnership agreement of Stockholder) with respect to the Company (for the avoidance of doubt, other than any activities relating solely to each such person’s ownership of an interest in Stockholder and their status as an Investor).

(d)                                 Notwithstanding anything to the contrary herein (except as provided in Section 3.01(b)), and in addition to the restrictions set forth in this Section 3.01 and otherwise herein, during the Standstill Period, no Investor shall acquire from Stockholder and/or any other Investor(s), in one or more transactions (including any exercise of any Investor’s rights under the limited partnership agreement of Stockholder to acquire Shares proposed to be sold by

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Stockholder to prepay or repay outstanding indebtedness or to acquire interests in Stockholder proposed to be sold by any other Investor, or in any distribution by Stockholder), any direct or indirect beneficial ownership of or Rights with respect to any Equity Interests if such acquisition would cause such Investor and its Affiliates, in the aggregate, to beneficially own, directly or indirectly, including through their pro rata interest in the Common Stock owned by Stockholder, greater than 9.9 percent of the outstanding Common Stock.  For purposes of this Section 3.01, the “pro rata interest in the Common Stock owned by Stockholder” of an Investor, in the aggregate, is equal to the product of (i) the number of shares of Common Stock beneficially owned, directly or indirectly, by Stockholder, multiplied by (ii) the percentage of the outstanding partnership interests of Stockholder beneficially owned, directly or indirectly, by such Investor, in the aggregate.

(e)                                  Nothing in this Agreement (including any definition used in this Agreement) shall be deemed to prohibit, following the Lock-Up End Date, any Investor (including in its capacity as a Holder) from entering into or performing, settling, terminating, cancelling or unwinding any hedging transaction or derivative agreement relating to the Equity Interests that establishes a “short” position with respect to Equity Interests.

(f)                                   Notwithstanding anything in Section 3.01(a) to the contrary, during the Standstill Period, Tencent shall be permitted to acquire shares of Common Stock, subject to the following limitations: (i) under no circumstances may Tencent acquire beneficial ownership of shares of Common Stock that would result in Tencent and its Affiliates, in the aggregate, having beneficial ownership of greater than 9.9 percent of the outstanding Common Stock (including its pro rata interest in the Common Stock owned by Stockholder), (ii) subject to the limitation set forth in clause (i), Tencent may acquire beneficial ownership of additional shares of Common Stock of up to the greater of (A) 2.0 percent of the outstanding Common Stock, or (B) if at any time the Stockholder Percentage Interest is less than 24.9 percent, additional shares of Common Stock representing a percentage of the outstanding Common Stock equal to the excess of 24.9 percent over the Stockholder Percentage Interest at such time, and (iii) Tencent will vote, or cause to be voted, any shares of Common Stock which it acquires (or acquires beneficial ownership of) in accordance with the exception set forth in this Section 3.01(f) in accordance with the recommendation, if any, of a majority of the Unaffiliated Directors.

Section 3.02.                                                  Lock-Up.  Prior to the Lock-Up End Date and thereafter during any Scheduled Black-out Period, Stockholder shall not Transfer or announce any intention to Transfer any Shares without the prior consent of a majority of the Unaffiliated Directors; provided, however, that, other than during any Scheduled Black-out Period, nothing herein shall prohibit Stockholder from Transferring Shares (other than any Transfer which would violate Section 3.03 or 3.04 if it occurred following the Lock-Up End Date) to the extent necessary to ensure that Stockholder beneficially owns at all times less than 25.0 percent of the outstanding Common Stock.  In addition, the Company shall use its commercially reasonable efforts to provide prior notice of or to effect any repurchases of Common Stock or similar transactions in a manner which would permit Stockholder to avoid becoming the beneficial ownership of more than 25.0 percent of the then outstanding Common Stock as a result of such repurchase, by Transferring Shares or otherwise, taking into account applicable legal and disclosure requirements, and the best interests of the Company and its stockholders.

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Section 3.03.                                                  Transfer Restrictions.  Following the Lock-Up End Date, Stockholder shall not, without the prior consent of a majority of the Unaffiliated Directors, Transfer any Shares:

(i)                                     to, or in a transaction with, any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) where any such person or “group” would acquire in such transaction or, to the knowledge of Stockholder after reasonable inquiry, owns or would own, following such transaction, beneficial ownership of an aggregate number of Shares representing 5.0 percent or more of the outstanding shares of the Common Stock; or

(ii)                                  to, or in a transaction with, any person, or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) including, any person that, to the knowledge of Stockholder after reasonable inquiry, competes directly or indirectly with the business of the Company in any material respect;

provided that (A) nothing in this Section 3.03 shall prohibit any Transfer of Shares to an Investor, which Transfer, if made by Stockholder, shall be made in accordance with Section 3.04 and not this Section 3.03 3; provided that Stockholder shall direct the underwriter(s) for any such offering or distribution to place the Shares sold in such offering or distribution so that, to the knowledge of the underwriter(s), in no event shall Shares representing more than 5.0 percent of the total number of issued and outstanding shares of Common Stock, after giving effect to such offering or distribution, be placed with any single person or group of related persons in any such offering or distribution.

Section 3.04.                                                  Distributions to Investors.  Notwithstanding the restrictions set forth in Section 3.02 and Section 3.03 of this Agreement, Stockholder may not Transfer all or any portion of the Shares to any Investor unless such Investor transferee either (a) agrees in writing to be bound by the restrictions and obligations in Section 3.01(a) (subject to the exception set forth in Section 3.01(b)), Section 3.02 and Section 3.03 applicable to Stockholder under this Agreement with respect to such Shares, or (b) satisfies all three of the following conditions: (i) such Investor received its Shares in a distribution of which the Company received at least 30 days advance notice, (ii) such Investor and its Affiliates do not, in the aggregate, receive Shares in all such distributions from Stockholder representing greater than 8.5 percent of the total number of shares of Common Stock issued and outstanding at the time of any such distribution, and (iii) such Investor agrees in writing that, for a period of one year following the distribution of all Shares held by Stockholder to the Investors, it and its Affiliates will not in any way act in coordination with, cooperate with or otherwise form a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with Stockholder or any other Investor or any of their respective Affiliates (or, in the case of the Investment Company Investors, with Stockholder), in which case such Investor shall no longer be subject to the provisions of Section 3.01(a), Section 3.02 or Section 3.03; it being understood that, notwithstanding the foregoing, each of Mr. Kotick and Mr. Kelly shall remain subject to the provisions of Section 3.01(a) until the later of the expiration of the Standstill Period and the date on which the aggregate number of shares of

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Common Stock beneficially owned, in the aggregate, by them and their Affiliates, is less than 5.0 percent of the total number of shares of Common Stock issued and outstanding on such date.

Section 3.05.                                                  Transfer Agent.  Stockholder and the Company agree that the Company may cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to any Transfer of Shares not in compliance with Section 3.02, Section 3.03 or Section 3.04.  Any Transfer or attempted Transfer of Shares in violation of Section 3.02, Section 3.03 or Section 3.04 shall, to the fullest extent permitted by law, be null and void ab initio.

Section 3.06.                                                  Legends.  For so long as any indebtedness of Stockholder remains outstanding, the Company shall use reasonable best efforts to have the Shares (i) registered in the name of The Depository Trust Company’s nominee, (ii) maintained in the form of book entries on the books of The Depository Trust Company, and (iii) allowed to be settled through The Depository Trust Company’s regular book-entry settlement services.  Any certificates for Shares issued to Stockholder shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on transfer of such Shares under the Securities Act and under this Agreement which legend shall state in substance:

“The securities evidenced by this certificate have been issued and sold without registration under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state of the United States (a “State Act”) in reliance upon certain exemptions from registration under said acts.  The securities evidenced by this certificate cannot be sold, assigned or otherwise transferred unless such sale, assignment or other transfer is (i) made pursuant to an effective registration statement under the Securities Act and in accordance with each applicable State Act or (ii) exempt from, or not subject to, the Securities Act and each applicable State Act.  If the proposed sale, assignment or other transfer will be made pursuant to clause (ii) above, the holder must, prior to such sale, assignment or other transfer, furnish to the issuer such customary certifications, legal opinions and other information as the issuer may reasonably require to determine that such sale, assignment or other transfer is being made in accordance with such clause.

The securities evidenced by this certificate are subject to restrictions on transfer set forth in a Stockholders Agreement dated [    ], 2013, among Activision Blizzard, Inc., ASAC II LP and for the limited purposes set forth therein, Robert A. Kotick and Brian G. Kelly (a copy of

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which is on file with the Secretary of Activision Blizzard, Inc.).”

Notwithstanding the foregoing, (a) if and for so long as (i) Stockholder shall have pledged Shares pursuant to (x) that certain Loan Agreement, dated as of [        ], 2013, by and between Stockholder, acting through its general partner, the several lenders party thereto from time to time, Merrill Lynch International, as administrative agent and the other parties thereto, and related agreements, (y) that certain Loan Agreement, dated as of [        ], 2013, by and between Stockholder, acting through its general partner, the several lenders party thereto from time to time, JPMorgan Chase Bank, N.A., London Branch, as administrative agent and the other parties thereto and related agreements or (z) any replacements or refinancings of, or modifications to, the foregoing having terms customary for margin loans to borrowers similar to the Stockholder,  and (ii) the administrative agent under each such agreement has provided the Company with an acknowledgement in the form attached hereto as Annex A, Stockholder shall be entitled to hold such pledged Shares subject to such pledges without such legends (or comparable notations or other arrangements with respect to any uncertificated shares) (it being understood, for the avoidance of doubt, that following the release of such pledges, Stockholder shall no longer be entitled to hold such Shares without such legends and shall cooperate with the Company to make appropriate arrangements to have legends placed on the Shares at such time), and (b) to the extent the Shares bear a legend or legends (or comparable notations or other arrangements with respect to any uncertificated shares), the holder of any certificate(s) for Shares shall be entitled to receive from the Company new certificates for a like number of Shares not bearing such legend (or the elimination or termination of such notations or arrangements) upon the request of such holder at (i) such time as such restrictions are no longer applicable, and (ii) with respect to the restriction on transfer of such shares under the Securities Act, delivery of a customary opinion of counsel to such holder, which opinion is reasonably satisfactory in form and substance to the Company and its counsel, that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act.

Section 3.07.                                                  Voting.  With respect to any matter submitted for a vote of the Company’s stockholders at any time when the Stockholder Percentage Interest is in excess of 24.9 percent, Mr. Kotick and Mr. Kelly shall vote any shares of Common Stock over which they have beneficial ownership and the ability to direct voting in excess of such Stockholder Percentage Interest, other than the Shares, on each such matter either (a) in a manner proportionally consistent with the vote of the shares of Common Stock not owned by Stockholder, Mr. Kotick or Mr. Kelly or (b) in accordance with the recommendation, if any, of a majority of the Unaffiliated Directors.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01.                                                  Representations and Warranties of the Company.  The Company represents and warrants to Stockholder as of the date hereof that:

(a)                                 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all necessary

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corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b)                                 This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.

(c)                                  This Agreement has been duly executed and delivered by the Company and, assuming due authorization and valid execution and delivery by Stockholder, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Section 4.02.                                                  Representations and Warranties of Stockholder.  Stockholder represents and warrants to the Company as of the date hereof that:

(a)                                 Stockholder has been duly formed and is validly existing as an exempted limited partnership under the laws of the Cayman Islands and has all necessary limited partnership power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b)                                 This Agreement has been duly and validly authorized by Stockholder and all necessary and appropriate action has been taken by Stockholder to execute and deliver this Agreement and to perform its obligations hereunder.

(c)                                  This Agreement has been duly executed and delivered by Stockholder and, assuming due authorization and valid execution and delivery by the Company, is a valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms.

(d)                                 Except as set forth on Annex B to this Agreement, none of Stockholder or any Investor (other than the Reporting Investment Company Investors) has beneficial ownership of any shares of Common Stock.  Annex B to this Agreement sets forth the number of shares of Common Stock which will be beneficially owned by Stockholder and each Investor (other than the Reporting Investment Company Investors) immediately following the consummation of the transactions contemplated by this Agreement.

ARTICLE V

GENERAL PROVISIONS

Section 5.01.                                                  Adjustments.  References to numbers of shares contained herein will be adjusted to account for any reclassification, exchange, substitution, combination, stock split or reverse stock split of Equity Interests.

Section 5.02.                                                  Notices.  All notices or other communications hereunder to a party shall be deemed to have been duly given and made if in writing and (a) if served by personal delivery, on the day of such delivery, (b) if delivered by registered or certified mail (return receipt requested), or by a national courier service, on the day of delivery, or (c) if sent by facsimile, upon transmission of such facsimile (provided that the facsimile is confirmed by

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printed report), or (d)  if sent by email, upon transmission of such email (provided that the email is promptly confirmed with the recipient by telephone), to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

(a)	if to the Company, to:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, California 90405
Attention:	Chief Legal Officer
Facsimile:	(310) 255-2152
Email:	chris.walther@activision.com

with copies (which shall not constitute notice to the Company) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Adam O. Emmerich
DongJu Song
Telephone:	(212) 403-1000
Facsimile:	(212) 403-2000
Email:	AOEmmerich@wlrk.com
DSong@wlrk.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attention:	Peter A. Atkins
Neil P. Stronski
Facsimile:	(212) 735-2000
Email:	peter.atkins@skadden.com
neil.stronski@skadden.com

(b)	if to Stockholder, to:

ASAC II LP
c/o Chadwick and Company
225 Highway 35, Suite 102C
Red Bank, New Jersey 07701
Fax:	(732) 345-8332
Email:	bob@chadwickcpa.com

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with a copy (which shall not constitute notice to Stockholder) to:

Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, California 90067
Attention:	Alison S. Ressler
Telephone:	310-712-6600
Facsimile:	310-712-8800
Email:	resslera@sullcrom.com

Section 5.03.                                                  Expenses.  Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.04.                                                  Amendments; Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company (following approval by a majority of the Unaffiliated Directors) and Stockholder or, in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.05.                                                  Interpretation.  In this Agreement, except as context may otherwise require, references:

(a)                                 to the Preamble, Recitals or Sections are to the Preamble to, or a Recital or Section of, this Agreement;

(b)                                 to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); and to any section of any statute or regulation include any successor to the section;

(c)                                  to any Governmental Entity includes any successor to that Governmental Entity;

(d)                                 to a person are also to its permitted successors and assigns;

(e)                                  to the words “hereby,” “herein,” “hereof,” “hereunder,” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section;

(f)                                   to the words “include,” “includes,” or “including,” are to be deemed followed by the words “without limitation;”

(g)                                  to any singular term in this Agreement are to be deemed to include the plural, and any plural term the singular;

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(h)                                 to all pronouns and variations of pronouns are to be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require;

(i)                                     to the table of contents and article and section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement; and

Section 5.06.                                                  Construction.  This Agreement is the product of negotiation by the parties, having the assistance of counsel and other advisers.  The parties intend that this Agreement not be construed more strictly with regard to one party than with regard to the other.

Section 5.07.                                                  Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provisions of this Agreement, or the application thereof to any person or entity or any circumstance, is found by a court or other Governmental Entity of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability, of such provision or the application thereof, in any other jurisdiction.

Section 5.08.                                                  Counterparts.  This Agreement may be executed in two or more counterparts which may be delivered by means of facsimile or email, each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

Section 5.09.                                                  Entire Understanding; No Third-Party Beneficiaries.  This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all other oral or written agreements heretofore made with respect to the subject matter hereof.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties and their respective permitted successors and assigns, including, for the avoidance of doubt, the Investors, any rights or remedies under or by reason of this Agreement.  Only the parties that are signatories to this Agreement (and their permitted successors and assigns) shall have any obligation or liability under, in connection with, arising out of, resulting from or in any way related to this Agreement or any other matter contemplated hereby or the process leading up to the execution and delivery of this Agreement and the transactions contemplated hereby, subject to delivery of this Agreement and such transactions and other provisions of this Agreement.

Section 5.10.                                                  Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State Delaware applicable to contracts made and to be performed entirely within such state, without regard to the conflicts of law principles thereof to the extent that such principles would apply the law of another jurisdiction.

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Section 5.11.                                                  Assignment.  Subject to Section 2.10 and the last sentence of this Section 5.11, neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties hereto.  Subject to Section 2.10 and the last sentence of this Section 5.11, any purported assignment without such prior written consent will be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.  Notwithstanding anything to the contrary herein, Stockholder may assign and/or pledge its rights (subject to its obligations and applicable limitations) under Article II of this Agreement in connection its indebtedness outstanding as of the date hereof (or any refinancing or replacement of, or modifications to, such indebtedness).

Section 5.12.                          WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.12.

Section 5.13.                          Venue for Resolution of Disputes.  Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement and the transactions contained hereby, whether in tort or contract or at law or in equity, exclusively, in the Court of Chancery in the State of Delaware (the “Delaware Court of Chancery”) and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court sitting within the State of Delaware), and (a) irrevocably submits to the exclusive jurisdiction of such courts, (b) waives any objection to laying venue in any such action or proceeding in such courts, (c) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto, and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if Notice is given in accordance with Section 5.02 of this Agreement.  Each party hereto further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or that such party is not subject to personal jurisdiction in such court.

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Section 5.14.                                                  Specific Performance.  Each party agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached or threatened to be breached.  It is accordingly agreed that, except as expressly set forth in this Agreement to the contrary, each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court sitting within the State of Delaware), without bond or other security being required, this being in addition to any other right, remedy or cause of action to which any party is entitled under any theory of recovery whatsoever (including, at law or in equity, in tort or any other claims).

Section 5.15.                                                  Termination. Except as otherwise provided in this Agreement, this Agreement shall terminate upon the first date on which Stockholder and each Investor to whom Shares are transferred in accordance with Section 3.04 ceases to hold any Shares; provided, however, that (a) the indemnity and contribution provisions contained in Section 2.08, and the representations and warranties of the Company and Stockholder referred to in Section 4.01 and Section 4.02, shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Person or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities; (b) the provisions of Article II shall terminate on the applicable Registration Rights Termination Date; (c) the provisions of Section 3.01(a) shall automatically terminate at the expiration of the Standstill Period; (d) the provisions of Section 3.02 shall automatically terminate at the Lock-Up End Date; and (e) the provisions of this Article V shall survive any termination of this Agreement or any provision thereof. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate with respect to Stockholder upon the Transfer of all Shares to Investors in accordance with Section 3.04.  Nothing in this Agreement shall be deemed to release any party from any liability for any willful and material breach of this Agreement occurring prior to any termination hereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

[Next page is a signature page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ACTIVISION BLIZZARD, INC.

By:
Name:
Title:

ASAC II L.P.

By:
Name:
Title:

ROBERT A. KOTICK (for the limited purposes set forth in Section 3.01(c) and 3.07)

BRIAN G. KELLY (for the limited purposes set forth in Section 3.01(c) and 3.07)

[Signature Page to Stockholders Agreement]

Annex A

Form of Acknowledgement

A-1

[•], 2013

Activision Blizzard, Inc.
3100 Ocean Park Boulevard

Santa Monica, California 90405

Attention: Chief Legal Officer

Ladies and Gentlemen:

Re:  Acknowledgement of Restrictions Applicable to Pledged Shares

Reference is made to that certain Stockholders Agreement, dated as of [•], 2013, by and among Activision Blizzard, Inc. (the “Issuer”), ASAC II L.P. (“Borrower”) and, for the limited purposes set forth therein, Robert A. Kotick and Brian G. Kelly (as it may be amended and supplemented from time to time, the “Stockholders Agreement”).  Capitalized terms used, but not defined herein, shall have the meanings set forth in the Stockholders Agreement.

The undersigned represents and warrants to the Issuer that it or one or more of its Affiliates is the administrative agent under that certain Loan Agreement, dated as of [•], 2013, by and between Borrower, acting through its general partner, the several lenders party thereto from time to time, [Merrill Lynch International] [JPMorgan Chase Bank, N.A., London Branch], as administrative agent and the other parties thereto (the “Loan Agreement”), and that it intends to hold Shares of Common Stock pledged under the Loan Agreement (the “Pledged Shares”) in the manner described in the Loan Agreement.  The undersigned acknowledges that the Pledged Shares are subject to the Existing Transfer Restrictions (as defined in the Loan Agreement) and cannot be sold, assigned or otherwise transferred without registration under the United States Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the securities laws of each state of the United States (a “State Act”), unless sold, assigned or transferred in a transaction exempt from the registration requirements of the Securities Act and each applicable State Act.

The undersigned hereby acknowledges that Borrower has agreed with the Issuer that any Shares returned to Borrower or any Investor or any of their respective Affiliate, assigns or successors upon release from the pledge over such Shares will be represented by a share certificate bearing a legend in the form set forth in the Stockholders Agreement and agrees to cooperate with the Issuer and Borrower in good faith upon the Issuer’s reasonable request in order to allow Borrower to comply with such agreement.

 [Signature Page Follows]

2

[LENDER/AGENT]

By:
Name:
Title:

Acknowledged and Accepted:

ASAC II L.P.

By:
Name:
Title:

ACTIVISION BLIZZARD, INC.

By:
Name:
Title:

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Annex B

List of Holdings

B-1

EXHIBIT E

FORM OF CASH MANAGEMENT SERVICES TERMINATION AGREEMENT

This CASH MANAGEMENT SERVICES TERMINATION AGREEMENT, dated as of [•], 2013 (this “Agreement”), by and among Vivendi, S.A., a société anonyme organized under the laws of France (“Vivendi”), Activision Blizzard, Inc., a Delaware corporation formerly known as Activision, Inc.) (“Activision Blizzard”), and Coöperatie Activision Blizzard International U.A., a cooperative association organized under the laws of the Netherlands (“Coop”), is entered into with respect to that certain Cash Management Services Agreement, dated as of June 19, 2008 (the “Services Agreement”), by and among Vivendi, Activision Blizzard and Activision Blizzard Treasury SAS, a société anonyme organized under the laws of France formerly known as Vivendi Games Treasury SAS (“ABT”), and that certain Vivendi IP License Agreement, dated as of July 1, 2008 (the “License Agreement”), by and among Vivendi, Activision Blizzard and ABT, both of which were assigned by ABT to Coop pursuant to that Assignment, Assumption and Amendment, dated as of June 9, 2011, by and among Vivendi, Activision Blizzard, Coop and ABT.  Vivendi, Activision Blizzard and Coop are each referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS

WHEREAS, Vivendi, Activision Blizzard and ASAC II LP, an exempted limited partnership organized under the laws of the Cayman Islands have entered into that certain Stock Purchase Agreement, dated as of July 25, 2013 (the “Purchase Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Purchase Agreement); and

WHEREAS, pursuant to the Purchase Agreement, it is a condition precedent to the obligations of Vivendi under the Purchase Agreement that Activision Blizzard shall have executed and delivered this Agreement to Vivendi, and it is a condition precedent to the obligations of Activision Blizzard under the Purchase Agreement that Vivendi shall have executed and delivered this Agreement to Activision Blizzard, in each case at the Closing.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.          Termination of Services Agreement.  Notwithstanding anything to the contrary contained therein, the Services Agreement (including, without limitation, any statement of work attached to the Service Agreement or executed by the Parties pursuant to the Agreement and any agreements attached to any of the foregoing, including without limitation the Cash Management Agreement, dated as of February 8, 2010, by and among Vivendi, Activision Blizzard and Coop, and the ISDA Master Agreement (2002 Edition), as modified by the schedule thereto, dated as of February 8, 2010, between Vivendi and Coop) is hereby terminated effective as of the Effective

Time (as defined below), and the Parties acknowledge and agree that, notwithstanding any provision of the Services Agreement to the contrary (including any notice requirements or provisions regarding post-termination obligations), from and after the Effective Time, the Services Agreement shall be void, and there shall be no rights, obligations or liabilities of any Party thereunder, except for any obligation to pay fees, expenses, indemnity or reimbursement to Vivendi with respect the performance of the Services Agreement prior to the Effective Time. The Parties acknowledge and agree that, notwithstanding any provision of the Services Agreement to the contrary, no termination fee shall be payable.

2.          Termination of License Agreement.  The License Agreement is hereby terminated effective as of the Effective Time, and the Parties acknowledge and agree that, notwithstanding any provision of the License Agreement to the contrary (including any notice requirements or provisions regarding post-termination obligations), from and after the Effective Time, the License Agreement (and all licenses and sublicenses thereunder) shall be void, and there shall be no rights, obligations or liabilities of any Party thereunder.

3.             Effective Time.  The “Effective Time” shall be as of [the Closing] [up to 30 days following the Closing Date].(1)

4.             Miscellaneous Provisions.

(a)           Further Action.  Each Party agrees to execute and deliver such additional documents and to take such additional actions as may be necessary or appropriate to effect the provisions of this Agreement and all transactions contemplated hereby.

(b)           Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

(c)           No Prior Assignment of Rights.  Each of the Parties represents and warrants that it has not heretofore assigned or transferred, or purported to have assigned or transferred, to any other Person, any right, obligation or liability herein terminated and released and agrees to indemnify and hold harmless the other Parties against any liability or obligation based on, arising out of or in connection with any such transfer or assignment or purported transfer or assignment.

(d)           Entire Agreement.  This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersedes all prior and contemporaneous written or oral agreements, arrangements, communications and understandings, between the Parties with respect to the subject matter hereof and thereof.

(1)  To be elected by Activision Blizzard at the Closing.

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(e)           Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

[The remainder of this page is intentionally left blank.]

3

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers or other authorized representatives thereunto duly authorized.

VIVENDI, S.A.

By:
Name:
Title:

ACTIVISION BLIZZARD, INC.

By:
Name:
Title:

COÖPERATIE ACTIVISION BLIZZARD INTERNATIONAL, U.A.

By:
Name:
Title:

[Signature Page to Cash Management Services Termination Agreement]